UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1/B
TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Registration No.: 333-127800

CISTERA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	5045	91-1944887
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

6509 Windcrest Drive
Suite 160
Plano, TX 75024
Ph:  (972) 381-4699
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Derek Downs
6509 Windcrest Drive
Suite 160
Plano, TX 75024
Ph:  (972) 381-4699
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Colbert Johnston LLP
Attention:  Robert J. Johnston, Esq.
6021 Morriss Road, Suite 101
Flower Mound, Texas  75028
Ph:  (972) 724-3338
Fax:  (972) 724-1922

i

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be officerd on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.    ☐

Indicate by check mark whether the registrant is a “large accelerated filer,” an “accelerated filer,” a “non-accelerated filer,” or a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer    ☐                                                                        Accelerated filer    ☐
Non-accelerated filer    ☐                                                                           Smaller reporting company    ☒

This Post-Effective Amendment No. 3 to Registration Statement No. 333-127800 shall become effective on such date as the Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, may determine.

EXPLANATORY NOTE

This Post Effective amendment No. 1/ B to Registration Statement on Form S -1 contains an updated prospectus relating to the offering and sale of shares of common stock issued to certain of the selling shareholders named herein declared effective by the Securities and Exchange Commission on or about January 15, 2008. This Post-Effective Amendment No. 1/B on Form S-1 is being filed to address comments from the SEC in a letter dated March 17, 2008 and to reflect changes required in converting from Form SB-2 to Form S-1.

PROSPECTUS

7,286,674

Shares of common stock of Cistera Networks, Inc. (par value $0.001 per share)

This prospectus relates to the resale by certain selling stockholders identified in the section of this prospectus entitled “Selling Stockholders” on page 46 and their permitted transferees, from time to time of up to 7,286,674 shares of our common stock under this prospectus, issued as:

-	3,994,888 shares issued in payment for an acquisition of XBridge Software, Inc.

-	173,511 shares issued on the conversion of debt of XBridge Software

-	up to 407,917 shares to be issued upon the exercise of options, which were granted by XBridge Software prior to being acquired by the Company

-	up to 189,822 shares to be issued upon the exercise of warrants, which were granted by XBridge Software prior to being acquired by the Company

-	192,831 shares issued through the exercise of warrants and options, which were granted by XBridge Software prior to being acquired by the Company

-	up to 112,728 shares to be issued upon the conversion of notes issued by the Company in a private placement

-	956,877 shares issued through the conversion of notes issued by the Company in a private placement

-	267,900 shares issued through the exercise of warrants issued by the Company in a private placement offering

-	up to 834,400 shares to be issued upon exercise of warrants issued by the Company in a private placement offering

-	up to 155,800 shares to be issued upon exercise of warrants issued by the Company as incentives to early exercise of warrants issued by the Company in a private placement offering

We are not offering or selling any of our common stock pursuant to this prospectus. We will not receive any proceeds from any sales made by the selling stockholders in this offering but we will pay the expense of this offering. We will, however, receive the proceeds from the exercise of the warrants and options issued to the selling stockholders if and when they are exercised.

The selling stockholders may, but are not obligated to, offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

We do not know when or in what amount a selling stockholder may offer shares for sale, including whether a selling stockholder will sell any or all of the shares offered by this Prospectus.

Investing in our common stock involves risks.  See “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Our shares of common stock are traded on the NASD’s Over-the-Counter Bulletin Board under the symbol “CNWT.”

The date of this prospectus is June __, 2008.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this document or any other document to which we refer you.  Neither we nor the selling stockholders have authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither we nor the selling stockholders are making an offer to sell these securities in a jurisdiction where the offer or sale is not permitted.  The information contained in this document is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of shares of common stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

v

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	16
MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS	16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION	19
BUSINESS	27
DIRECTORS AND EXECUTIVE OFFICERS	36
EXECUTIVE COMPENSATION	40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT	47
DESCRIPTION OF SECURITIES	48
SELLING STOCKHOLDERS	49
SHARES ELIGIBLE FOR FUTURE SALE	53
PLAN OF DISTRIBUTION	53
LEGAL MATTERS	55
EXPERTS	55
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE	55
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	55
INTERESTS OF NAMED EXPERTS AND COUNSEL	56
WHERE YOU CAN FIND MORE INFORMATION	56
INDEX TO FINANCIAL STATEMENTS	57
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS	II-1
RECENT SALES OF UNREGISTERED SECURITIES	II-2
EXHIBITS	II-6
UNDERTAKINGS	II-8
SIGNATURES	II-9

PROSPECTUS SUMMARY

This summary highlights selected information about Cistera Networks and the offering that is contained in detail throughout this prospectus.  You should read the entire prospectus before making an investment decision, especially the information presented under the heading “Risk Factors” and the financial statements and related notes included elsewhere in this prospectus, as well as the other documents to which we refer you.  Except as otherwise indicated by the context, references in this prospectus to “we,” “us,” “our,” or the “company” are to the business of Cistera Networks and do not include the selling stockholders.

Our Business

We provide IP network-based application appliances and services that add features and enhanced functionality to the telecommunications services used by large enterprises, small and mid-sized organizations, both in the commercial and public sector.  Our software-based and hardware-based solutions are delivered on our open-architecture, component-based platform known as the Cistera ConvergenceServer™, which allows administrators to centrally manage advanced applications for IP telephony environments across large single-site and multi-site private voice/data networks.  Although the origins of the solution started back in 2000, we began operations in May 2003 as a public entity under the name CNH Holdings Company.

Our general business plan is to drive adoption of the Cistera technology--establishing the Cistera ConvergenceServer as the leading platform for advanced IP-based applications, through the strategic technology relationships with the IP Telephony equipment providers—Cisco, Nortel, Sylantro and Avaya, as well as the leading channel resellers—AT&T, Verizon, Bell Canada, Comstor, BT, etc.  The Company plans to extend our product and technological leadership in the IP communications industry, and to increase our market penetration by continuing to expand our sales and distribution channels and by capitalizing on new market opportunities like two-way radio interoperability mobile/wireless devices.

Our Corporate Information

CNH Holdings Company, a Nevada corporation (the Company) was incorporated in Delaware on April 15, 1987, under the name of I.S.B.C. Corp.  The Company subsequently changed its name first to Coral Companies, Inc., and then to CNH Holdings Company.  Domicile was changed to Nevada in 1997.  The Company conducted an initial public and secondary offerings during the 1980's.  On June 15, 1998, the Company acquired Southport Environmental and Development, Inc.  This acquisition however was subsequently rescinded by agreement between the parties and made a formal order of the court effective April 19, 2000.  This order put the Company in the position that it occupied at June 14, 1998, as if none of the actions that had occurred from that time to the date of rescission had transpired.

On May 5, 2003, Corvero Networks, Inc., a Florida corporation, was formed by CNH Holdings Company as a wholly owned subsidiary to acquire the use of certain technology known as the XBridge Technology.  This technology has as its principal component the Corvero Convergence Platform.  The acquisition was accomplished by entering into a license agreement with XBridge Software, Inc., a Delaware corporation.

The Company was in the development stage from January 1, 1992 to May 5, 2003.  Since May 5, 2003, the Company has commenced planned principal operations and is no longer in the development stage.

On August 31, 2004, as part of a corporate restructuring aimed at simplifying the Company’s operating structure, Corvero Networks merged into CNH Holdings and began doing business as Cistera Networks.  As a continuation of this restructuring, effective May 27, 2005, the Company acquired XBridge in a merger of XBridge with a newly formed Company subsidiary.  As consideration for the acquisition, we issued an aggregate of 4,150,000 shares of our common stock, net of the cancellation of 2,150,000 shares of our common stock held by XBridge at the time of the acquisition.

On September 27, 2005, we changed our name to Cistera Networks, Inc.

Our corporate headquarters is located at 6509 Windcrest Drive, Suite 160, Plano, TX 75024, and our telephone number is (972) 381-4699.

The Offering

Common stock offered by us	0 shares
Common stock offered by the selling stockholders	7,286,674 shares
Common stock to be outstanding after the offering	10,528,874 shares

Summary Historical Consolidated Financial Information

The following table provides our summary historical consolidated financial data for the periods ended and as of the dates indicated.  The summary historical consolidated statement of operations data and summary historical consolidated balance sheet data presented below for the fiscal years ended March 31, 2006, and March 31, 2007, which have been derived from our audited consolidated financial statements, and have been audited by Robison, Hill & Co., independent certified public accountants and for the quarters ended December 31, 2006, and December 31, 2007, which have been derived from our unaudited consolidated financial statements.  The historical results are not necessarily indicative of the results to be expected in any future period.  You should read the summary consolidated historical financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Plan or Operation” and with our financial statements, including introductory paragraphs, and the related notes appearing elsewhere in this prospectus.

	As of and for the
	(Unaudited) Quarter Ended		Fiscal Year Ended
	December 31, 2007	(Restated) December 31, 2006	March 31, 2007	March 31, 2006
Summary of Operations Data:
Total revenue	618,761	601,871	1,932,838	1,587,900
(Loss) from operations	(945,710)	(179,638)	(1,200,405)	(2,324,552)
Net (loss)	(1,177,794)	(192,061)	(1,284,443)	(4,572,094)
Net (loss) applicable to common stockholders	(1,177,794)	(192,061)	(1,284,443)	(4,572,094)
Net (loss) per common share:
Basic	(0.14)	(0.02)	(0.16)	(0.72)
Diluted	(0.14)	(0.02)	(0.16)	(0.72)
Number of weighted-average shares of common stock outstanding:
Basic	8,576,538	8,152,648	8,190,123	6,393,718
Diluted	8,576,538	8,152,648	8,190,123	6,393,718
Balance Sheet Data:
Cash and cash equivalents	447,601	147,922	534,871	60,990
Total assets	3,394,315	3,140,727	3,375,901	3,048,495
Long-term debt and capital leases	3,749,896	524,526	1,985,574	166,566
Total Liabilities	6,185,388	3,010,488	3,826,119	2,270,050
Stockholders’ (deficit) equity	(2,791,073)	130,239	(450,218)	778,445

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the following risks and the other information set forth elsewhere in this Registration Statement, including our financial statements and related notes, before you decide to purchase shares of our common stock.  If any of these risks occur, our business, financial condition and results of operations could be adversely affected.  As a result, the trading price of our common stock could decline, perhaps significantly, and you could lose part or all of your investment.

We expect to incur losses in the future and may not achieve or maintain profitability.

We have incurred net losses since we began operations in May 2003.  Our net loss was approximately $4,572,094 for fiscal year 2006, ended March 31, 2006, and approximately $1,284,443 for fiscal year 2007, ended March 31, 2007. We also had net losses of approximately $192,061 for the quarter ended December 31, 2006 and $1,177,794 for the quarter ended December 31, 2007.  We expect to make significant investments in our sales and marketing programs and research and development, resulting in a substantial increase in our operating expenses.  Consequently, we will need to generate significant additional revenue to achieve and maintain profitability in the future.  We may not be able to generate sufficient revenue from sales of our products and related professional services to become profitable.  Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis.  In addition to funding operations through increased revenue, we anticipate that we will need to raise additional capital before reaching profitability.  We cannot predict when we will operate profitably, if at all.  If we fail to achieve or maintain profitability, our stock price may decline.

Because our products are relatively new, we have a limited operating history with which you can evaluate our current business model and prospects.

We launched the first commercial version of our Cistera ConvergenceServer and suite of IP Phone applications in September 2003, and since then have expanded our suite of advanced IP Phone applications. We expect our convergence product line to account for substantially all of our total revenue for the foreseeable future.  We intend to continue to enhance our convergence products with the release of future versions, upgrades and increased functionality.

➢           Because our convergence products are still at a relatively early stage of commercialization, it is difficult for us to forecast the full level of market acceptance that our solution will attain.  Some of the risks we face include: information technology departments of potential customers may choose to create their own IP telephony solutions internally or through third-party, custom developers;

➢           competitors may develop products, technologies or capabilities that render our products obsolete or noncompetitive or that shorten the life cycles of these products. Although we have had initial success, the market may not continue to accept our convergence products;

➢           we may not be able to attract and retain a broad customer base; and

➢           we may not be able to negotiate and maintain favorable strategic relationships.

Failure to successfully manage these risks could harm our business and cause our stock price to fall.  Furthermore, to remain competitive, products like ours typically require frequent updates that add new features.  We may not succeed in creating and licensing updated or new versions of our Convergence products.  A decline in demand for, or in the average price of, our Convergence products would have a direct negative effect on our business and could cause our stock price to fall.

Our current business depends on the success of IP telephony product adoption for major providers like cisco, nortel, sylantro, avaya, etc.

Although our convergence products are currently designed to interoperate with a number of equipment providers, we have optimized our technology for Cisco Systems’ IP telephony products and go to market primarily with Cisco.  If Cisco’s IP telephony products do not continue to gain widespread market acceptance, or if Cisco loses credibility in the IP telephony market or exits the IP telephony market, demand for our current products would fall and our operating results and financial condition may suffer.  As we begin commercializing our products for use with other IP telephony equipment providers like Nortel, Sylantro and Avaya, we are also dependent upon the adoption of those platforms to create the demand for our solutions.

Auditor's opinion expresses doubt about the Company's ability to continue as a "Going Concern"

The financial statements that accompany Cistera Networks’ quarterly and annual filings have been prepared assuming that the Company will continue as a going concern.  As indicated in the Independent Auditor’s Report contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, recurring losses from operations plus a net capital deficit raise substantial doubt regarding the Company’s ability to continue as a going concern.  The Company faces liquidity challenges and is not assured of meeting its current and ongoing obligations.   At December 31, 2007, the Company’s working capital deficit was $1,368,567 and our current cash reserves are insufficient to fund operations for one month.   If the Company is unable to raise additional capital, the Company may have to cease operations, which would be detrimental to the value of the Company's common stock.  The Company can make no assurances that its business operations provide the Company with significant cash to continue operations.  Without realization of additional capital or significant revenues from operations, it would be unlikely for the Company to continue as a going concern.  The Company’s financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business.  The appropriateness of using the going concern basis is dependent upon the Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty and should not be regarded as typical for normal operating periods.

Concerns regarding effectiveness of controls and procedures

As of the end of the reporting period, December 31, 2007, the Company carried out an evaluation, under the supervision and with the participation of management, including the Company’s Chief Executive Officer and the Chief Financial Officer, of the effectiveness and design and operation of the disclosure controls and procedures pursuant to Rule 13a-15(e) of the Securities Exchange Act of 1934 (the “Exchange Act”), which disclosure controls and procedures are designed to insure that information required to be disclosed by a company in the reports that it files under the Exchange Act is recorded, processed, summarized and reported within required time periods specified by the SEC’s rules and forms.  During the course of that evaluation, errors requiring the restatement of the previous fiscal quarter financial statements that were filed with the SEC on November 19, 2007 were identified.  The restatement was required because of an error made in accounting for debt conversion expenses related to a private placement, and an error made in accounting for outstanding shares of common stock from the corporate restructuring in August 2004.  The required restatement also included a balance sheet reclassification of accrued interest on convertible debt that is due in more than one year from current liabilities to long-term liabilities.  Based upon that evaluation, the Chief Executive Officer and the Chief Financial Officer concluded that the disclosure controls and procedures are not effective in timely alerting them to material information relating to the Company required to be included in the Company’s periodic SEC filings.  Based those findings, the Company took action to remedy this situation through a combination of personnel and process solutions.  As a part of this remedial action, the Company hired Mr. Richard McDowell as the Company’s full-time Chief Financial Officer, to initiate and lead efforts within the Company’s financial reporting group to improve internal financial controls.

Management, including the Chief Executive Officer and Chief Financial Officer, does not expect that the disclosure controls or internal controls over financial reporting will prevent all errors or all instances of fraud.  A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.  Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.  These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake.  Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls.  The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and any design may not succeed in achieving its stated goals under all potential future conditions.  Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures.  Because of the inherent limitation of a cost-effective control system, no assurance can be give that misstatements due to error or fraud will not occur, and if such due occur, that they will  be detected.

If we cannot meet our future capital requirements, our business will suffer.

We will need additional financing to continue operating our business.  We need to raise additional funds in the future through public or private debt or equity financings in order to:

➢           fund operating losses;

➢           scale sales and marketing to address the rapidly growing market for Enterprise VoIP applications;

➢           take advantage of opportunities, including more rapid expansion or acquisitions of complementary businesses or technologies;

➢           hire, train and retain employees;

➢           develop new products or professional services; or

➢           respond to economic and competitive pressures.

If our capital needs are met through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced.  Our future success may be determined in large part by our ability to obtain additional financing, and we can give no assurance that we will be successful in obtaining adequate financing on favorable terms, if at all.  If adequate funds are not available or are not available on acceptable terms, our operating results and financial condition may suffer, and our stock price may decline.

Our operating results may fluctuate, which may adversely affect our stock price.

We are an emerging company in an emerging market.  As such, our quarterly revenue and results of operations are difficult to predict. We have experienced fluctuations in revenue and operating results from quarter-to-quarter and anticipate that these fluctuations will continue until the company reaches critical mass and the market becomes more stable.  These fluctuations are due to a variety of factors, some of which are outside of our control, including:

➢           the fact that we are a relatively young company in an emerging market;

➢           we derive the bulk of our revenue from sales to large enterprises and are large deal dependent;

➢           our ability to attract new customers and retain existing customers;

➢           the length and variability of our sales cycle, which makes it difficult to forecast the quarter in which our sales will occur;

➢           the amount and timing of operating expense relating to the expansion of our business and operations;

➢           changes in our pricing policies or our competitors' pricing policies, which can occur rapidly due to technological innovation;

➢           the development of new products or product enhancements by us or our competitors, as well as the adoption of new networking standards;

➢           the introduction and market acceptance of new technologies and products and our success in new markets;

➢           actual events, circumstances, outcomes, and amounts differing from judgments, assumptions, and estimates used in determining the values of certain assets (including the amounts of related valuation allowances), liabilities, and other items reflected in our financial statements;

➢           how well we execute on our strategy and operating plans; and

➢           changes in accounting rules, such as recording expenses for employee stock option grants.

As a consequence, operating results for a particular future period are difficult to predict, and, therefore, prior results are not necessarily indicative of results to be expected in future periods. Any of the foregoing factors, or any other factors discussed elsewhere herein, could have a material adverse affect on our business, results of operations, and financial condition that could adversely affect our stock price.

We also typically realize a significant portion of our revenue in the last few weeks of a quarter because of our customers' purchasing patterns.  As a result, we are subject to significant variations in license revenue and results of operations if we incur a delay in a large customer's order.  If we fail to close one or more significant license agreements that we have targeted to close in a given quarter, this failure could seriously harm our operating results for that quarter. Failure to meet or exceed the expectation of securities analysts or investors due to any of these or other factors may cause our stock price to fall.

Our revenues for a particular period are difficult to predict, and a shortfall in revenues may harm our operating results.

As a result of a variety of factors discussed in this Registration Statement, our revenues for a particular quarter are difficult to predict.  Our net sales may grow at a slower rate than we anticipate, or may decline.  We plan our operating expense levels based primarily on forecasted revenue levels.  These expenses and the impact of long-term commitments are relatively fixed in the short term.  A shortfall in revenue could lead to operating results being below expectations as we may not be able to quickly reduce these fixed expenses in response to short term business changes.

Disruption of, or changes in, our distribution model or customer base could harm our sales and margins.

If we fail to manage the distribution of our products properly, or if the financial condition or operations of our VARs weaken, our revenues and gross margins could be adversely affected.  Furthermore, a change in the mix of our customers between service provider and enterprise, or a change in the mix of direct and indirect sales, could adversely affect our revenues and gross margins.

Several factors could also result in disruption of or changes in our distribution model or customer base, which could harm our sales and margins, including the following:

➢           in some instances, we compete with some of our VARs through our direct sales, which may lead these channel partners to use other suppliers that do not directly sell their own products;

➢           some of our VARs may demand that we absorb a greater share of the risks that their customers may ask them to bear;

➢           some of our VARs may have insufficient financial resources and may not be able to withstand changes in business conditions;

➢           as we develop more solution-oriented products, enterprise customers may demand rigorous acceptance testing or contracting similar to the requirements of our service provider customers.

A shortage of adequate component supply or manufacturing capacity could increase our costs or cause a delay in our ability to fulfill orders.

Our solution includes both hardware and software and our growth and ability to meet customer demands depends in part on our ability to obtain timely deliveries of parts from our suppliers and contract manufacturers.  We may in the future experience a shortage of certain component parts as a result of our own manufacturing process issues, manufacturing process issues at our suppliers or contract manufacturers, capacity problems experienced by our suppliers or contract manufacturers, or strong demand in the industry for those parts, especially if the economy grows.

Growth in the economy is likely to create greater pressures on the Company and our suppliers to accurately project overall component demand and component demands within specific product categories and to establish optimal component levels.  If shortages or delays persist, the price of these components may increase, or the components may not be available at all, and we may also encounter shortages if we do not accurately anticipate our needs.  We may not be able to secure enough components at reasonable prices or of acceptable quality to build new products in a timely manner in the quantities or configurations needed.  Accordingly, our revenues could suffer and our costs could increase until other sources can be developed.  There can be no assurance that we will not encounter these problems in the future.

The fact that we do not own our manufacturing facilities could have an adverse impact on the supply of our products and on operating results.  Financial problems of contract manufacturers on whom we rely, or reservation of manufacturing capacity by other companies, inside or outside of our industry, could either limit supply or increase costs.

The markets in which we compete are intensely competitive, which could adversely affect our revenue growth.

The market for IP telephony solutions is rapidly changing and intensely competitive.  We expect competition to intensify as the number of entrants increases and as other software companies expand into this marketplace.  Our current and potential competitors include other IP telephony solution vendors, internal information technology departments, enterprise application integration software vendors and other large software vendors.  Many of our existing and potential competitors have better brand recognition, longer operating histories, larger customer bases and greater financial, technical, marketing and other resources than we do.  As a result, they may be able to leverage these advantages to gain market share from us.  In addition, they may be able to respond more effectively than we can to changing technologies, conditions or customer demands, especially during economic downturns.  Increased competition could significantly reduce our future revenue and increase our operating losses due to price reductions, lower gross margins or lost market share, which could harm our business and cause our stock price to decline.

we depend upon the development of new products and enhancements to existing products, and if we fail to predict and respond to emerging technological trends and customers’ changing needs, our operating results and market share may suffer.

The markets for our products are characterized by rapidly changing technology, evolving industry standards and new product introductions.  Our operating results depend on our ability to develop and introduce new products into existing and emerging markets and to reduce the production costs of existing products.  The process of developing new technology is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends, our business could be harmed.  We must commit significant resources to developing new products before knowing whether our investments will result in products the market will accept.  We may not execute successfully in our product development endeavors because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources.  This could result in competitors providing those solutions before we do, leading to loss of market share, revenues, and earnings.

The success of new products is dependent on several factors, including proper new product definition, component costs, timely completion and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products.  There can be no assurance that we will successfully identify new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Our business depends upon the continued growth of IP based voice, video and data systems.

Our business and revenue depends on the growth of Internet based systems for delivery of voice, video and data. To the extent that an economic slowdown and reduction in capital spending would adversely affect spending on Internet infrastructure and systems, we could experience material harm to our business, operating results, and financial condition.

In addition, because of the rapid introduction of new products and changing customer requirements related to matters such as cost-effectiveness and security, we believe that there could be certain performance problems with Internet communications in the future, which could receive a high degree of publicity and visibility.  As we are a supplier of IP based convergence products, our business, operating results, and financial condition may be materially adversely affected, regardless of whether or not these problems are due to the performance of our own products.  Such an event could also result in a material adverse effect on the market price of our common stock independent of direct effects on our business.

Product quality problems could lead to reduced revenues, gross margins, and net income.

We produce highly complex products that incorporate leading-edge technology, including both hardware and software.  Software typically contains bugs that can unexpectedly interfere with expected operations.  There can be no assurance that our testing programs will be adequate to detect all defects, either ones in individual products or ones that could affect numerous shipments, which might interfere with customer satisfaction, reduce sales opportunities, or affect gross margins.  In the past, we have had to replace certain components and respond to the discovery of defects or bugs in products that we had shipped.  While the cost of replacing products and curing defects has not been material in the past, there can be no assurance that such replacement and cure, depending on the product involved, would not have a material impact.    In addition, an inability to cure a product defect could result in the failure of a product line, causing temporary or permanent withdrawal of a product from the market which could result in damage to our reputation, inventory costs, or product reengineering expenses, any of which could have a material impact on revenues, margins, and net income.

Our proprietary rights may prove difficult to enforce.

We generally rely on patents, copyrights, trademarks, and trade secret laws to establish and maintain proprietary rights in our technology and products.  While we have process pending on several patents, there can be no assurance that any of these patents or other proprietary rights will not be challenged, invalidated, or circumvented or that our rights will in fact provide competitive advantages to us.  Furthermore, many key aspects of networking technology are governed by industry-wide standards, which are usable by all market entrants.  In addition, there can be no assurance that patents will be issued from pending applications or that claims allowed on any patents will be sufficiently broad to protect our technology.  In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent, as do the laws of the United States.  The outcome of any actions taken in these foreign countries may be different than if such actions were determined under the laws of the United States.  If we are unable to protect our proprietary rights (including aspects of products protected other than by patent rights) in a market, we may find ourselves at a competitive disadvantage to others who need not incur the substantial expense, time, and effort required to create the innovative products that have enabled us to be successful.

We may be found to infringe on intellectual property rights of others.

Third parties, including customers, may in the future assert claims or initiate litigation related to exclusive patent, copyright, trademark, and other intellectual property rights to technologies and related standards that are relevant to us.  These assertions may emerge over time as a result of our growth and the general increase in the pace of patent claims assertions, particularly in the United States.  Because of the existence of a large number of patents in the IP field, the secrecy of some pending patents, and the rapid rate of issuance of new patents, it is not economically practical or even possible to determine in advance whether a product or any of its components infringes or will infringe the patent rights of others.  The asserted claims and/or initiated litigation can include claims against us or our manufacturers, suppliers, or customers, alleging infringement of their proprietary rights with respect to our existing or future products or components of those products.  Regardless of the merit of these claims, they can be time-consuming, result in costly litigation and diversion of technical and management personnel, or require us to develop a non-infringing technology or enter into license agreements.  Where claims are made by customers, resistance even to unmeritorious claims could damage customer relationships.  There can be no assurance that licenses will be available on acceptable terms and conditions, if at all, or that our indemnification by our suppliers will be adequate to cover our costs if a claim were brought directly against us or our customers.  Furthermore, because of the potential for high court awards that are not necessarily predictable, it is not unusual to find even arguably unmeritorious claims settled for significant amounts.  If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results, and financial condition could be materially and adversely affected.

We rely on the availability of third-party licenses.

Although the Company attempts to limit any use of third-party products requiring licensing, some of our products are designed to include software or other intellectual property licensed from third parties.  It may be necessary in the future to seek or renew licenses relating to various aspects of these products.  There can be no assurance that the necessary licenses would be available on acceptable terms, if at all.  The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have a material adverse effect on our business, operating results, and financial condition.  Moreover, the inclusion in our products of software or other intellectual property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.

Our operating results and future prospects could be materially harmed by uncertainties of regulation of the Internet, Voice-over-IP and IP telephony

Currently, few laws or regulations apply directly to VoIP and IP telephony or access over the Internet.  We could be materially adversely affected by regulation of IP telephony and the Internet in any country where we operate.  Such regulations could include matters such as voice over the Internet or using IP, encryption technology, and access charges for Internet service providers.  The adoption of regulation of IP telephony and the Internet could decrease demand for our products and, at the same time, increase the cost of selling our products, which could have a material adverse effect on our business, operating results, and financial condition.

Changes in telecommunications regulation and tariffs could harm our prospects and future sales.

Changes in telecommunications requirements in the U.S. or in other countries could affect the sales of our products.  In particular, there may be future changes in U.S. telecommunications regulations that could slow the expansion of IP telephony infrastructures and materially adversely affect our business, operating results, and financial condition.  Future changes in tariffs by regulatory agencies or application of tariff requirements to currently untariffed services could affect the sales of our products.  Changes in tariffs could have a material adverse effect on our business, operating results, and financial condition. Failure to retain and recruit key personnel would harm our ability to meet key objectives.

Our success has always depended in large part on our ability to attract and retain highly skilled technical, executive, managerial, sales, and marketing personnel. Competition for these personnel is intense in the market today.  Volatility or lack of positive performance in our stock price may also adversely affect our ability to retain key employees, virtually all of whom have been granted stock options.  The loss of services of any of our key personnel, the inability to retain and attract qualified personnel in the future, or delays in hiring required personnel, particularly executive management, engineering and sales personnel, could make it difficult to meet key objectives, such as timely and effective product introductions.

If we do not successfully manage our strategic alliances, we may experience increased competition or delays in product development.

We have several strategic alliances with large enterprise organizations and other companies with whom we work to offer complementary products and services.  If successful, these relationships may be mutually beneficial and result in industry growth.  However, these alliances carry an element of risk because, in most cases, we must compete in some business areas with a company with which we have a strategic alliance and, at the same time, cooperate with that company in other business areas.  Also, if these companies fail to perform or if these relationships fail to materialize as expected, we could suffer delays in product development or other operational difficulties.

Our stock price may continue to be volatile.

Our common stock has experienced substantial price volatility, particularly as a result of speculation in the investment community about our strategic position, financial condition, results of operations, or business.  In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many technology companies, in particular, and that have often been unrelated to the operating performance of these companies.  These factors, as well as general economic and political conditions, may materially adversely affect the market price of our common stock in the future.  Additionally, volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees, all of whom are compensated in part based on the performance of our stock price.

Failure to manage our planned growth could harm our business.

Our ability to successfully license products, sell professional services and implement our business plan in a rapidly evolving market requires an effective plan for managing our future growth.  We plan to increase the scope of our operations at a rapid rate.  Future expansion efforts will be expensive and may strain our managerial and other resources.  To manage future growth effectively, we must maintain and enhance our financial and accounting systems and controls, integrate new personnel and manage expanded operations.  If we do not manage growth properly, it could harm our operating results and financial condition and cause our stock price to fall.

A few of our existing shareholders own a large percentage of our voting stock and will have a significant influence over matters requiring stockholder approval and could delay or prevent a change in control.

Upon completion of the offering, and assuming the conversion of all of outstanding convertible promissory notes, and the exercise of warrants and options that we assumed in our acquisition of XBridge, our officers, directors and their affiliates will beneficially own or control approximately 16.9% of our outstanding common stock.  As a result, our management could have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions.  This concentration of control could be disadvantageous to other stockholders with interests different from those of our officers, directors and principal stockholders.  For example, our officers, directors and principal stockholders could delay or prevent an acquisition or merger even if the transaction would benefit other stockholders. In addition, this significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders.  Please see “Selling Stockholders” for a more detailed description of our share ownership.

Illiquidity of our common stock.

Although there is a public market for our common stock, trading volume has been historically low which substantially increases your risk of loss.  We can give no assurance that an active and liquid public market for the shares of the common stock will develop in the future.  Low trading volume in our common stock could affect your ability to sell the shares of common stock.  The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers.  The market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares.  Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time.  Additionally, in order to maintain our eligibility for quotation on the OTC Bulletin Board, we need to have at least one registered and active market maker.  No assurance can be given that any market making activities of any additional market makers will commence or that the activities of current market makers will be continued.

Sales of our common stock in the public market may lower our stock price and impair our ability to raise funds in future offerings.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall.  The price of our common stock could also drop as a result of the exercise of options for common stock or the perception that such sales or exercise of options could occur.  These factors also could make it more difficult for us to raise funds in future offerings.

As of April 11, 2008, there were 8,509,745 shares of common stock issued and outstanding, excluding 310,447 shares for which the Company has placed stop transfer orders. In addition, we have issued convertible notes, which if held to maturity will convert into 6,135,235 shares of common stock, and options and warrants representing 5,086,715 shares of common stock are currently outstanding.

Our Articles and Bylaws may delay or prevent a potential takeover of us.

Our Articles of Incorporation, as amended, and Bylaws, as amended, contain provisions that may have the effect of delaying, deterring or preventing a potential takeover of us, even if the takeover is in the best interest of our stockholders.  The Bylaws limit when stockholders may call a special meeting of stockholders.  The Articles also allow the Board of Directors to fill vacancies, including newly created directorships.

No Dividends payments.

We have not paid any dividends on our common stock to date, and have no plans to pay any dividends on our common stock for the foreseeable future.  We can give no assurance that we will ever pay any dividends in respect of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of such terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.  In evaluating these statements, you should specifically consider various factors, including the risks outlined in the “Risk Factors” section above.  These factors may cause our actual results to differ materially from any forward-looking statement.  Readers are urged to carefully review and consider the various disclosures we make in this prospectus and in our other reports filed with the Securities and Exchange Commission.

We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time.  Our management believes its assumptions are based upon reasonable data derived from and known about our business and operations.  No assurances are made that our actual results of operations or the results of our future activities will not differ materially from these assumptions.

USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders. The company will, however, receive proceeds from the exercise of the options and warrants described in this prospectus, if and when these options and warrants are exercised. We could raise an additional $1,084,720 if all of the Class A warrants issued in conjunction with the December 2004 private placement funding were exercised.  The warrants are redeemable by us if the closing bid of our common stock is $3.50 for ten of fifteen consecutive days.  The exercise price is $1.30 per share. Because at that price it would be profitable for the warrant holders to exercise their warrants rather than to allow the redemption to proceed, we assume they would choose to exercise. However, there is no assurance that our stock price will rise to the $3.50 per share redemption trigger price, or that all of the warrants will be exercised.  We could raise an additional $289,858 if all of the other outstanding warrants for common shares were exercised. We could raise an additional $168,931 if all of the outstanding options were exercised.  We can give no assurance that any or all of these warrants or options will ever be exercised.

MARKET PRICE OF AND DIVIDENDS ON FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is presently traded in the over-the-counter market and is listed on the Pink Sheets maintained by the National Quotation Bureau, Inc., and on the Bulletin Board maintained by the National Association of Securities Dealers, Inc. (NASD), under the symbol CNWT.  The following table sets forth the range of high and low bid quotations for our common stock during each calendar quarter during our last two fiscal years, and the quarters ending June 30, 2007, September 30, 2007, and December 31, 2007.  The figures have been rounded to the nearest whole cent.

	High	Low

June 30, 2005	$3.40	$2.39
September 30, 2005	$2.55	$1.80
December 31, 2005	$2.45	$1.10
March 31, 2006	$1.35	$1.01

June 30, 2006	$1.32	$1.13
September 30, 2006	$2.15	$0.65
December 31, 2006	$0.80	$0.64
March 31, 2007	$1.50	$1.35

June 30, 2007	$1.15	$0.85
September 30, 2007	$1.02	$0.63
December 31, 2007	$1.01	$0.44

The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.  As of April 11, 2008, there were 8,509,745 shares of our common stock issued and outstanding held by approximately 579 stockholders of record, excluding 310,447 on which the Company has placed stop transfer orders.

We have not paid any cash dividends to date and do not anticipate paying cash dividends in the foreseeable future.  It is the present intention of our management to utilize all available funds for the development of our business.

On January 9, 2004, our board of directors approved a long-term incentive plan (the “Plan”), under which we may issue compensation, including stock grants and stock options.  The Plan has not yet been approved by our shareholders.  We currently have outstanding options to purchase 190,000 shares of common stock issued under the Plan, subject to stockholder approval of the Plan.  In addition, in connection with our acquisition of XBridge Software, options to purchase 150,246 shares of XBridge Software stock were converted into options to purchase 407,917 shares of our common stock.  The following table summarizes our equity compensation plan information as of May 29, 2008:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation Plans approved by security holders	N/A	N/A	N/A

Equity Compensation Plans not approved by security holders	597,917	$0.67	1,402,083

Total	597,917	$0.67	1,402,083

Equity Compensation Plan Grants not Approved By Security Holders.

Under the provisions of the Plan, on February 6, 2004, the Company granted non-statutory options for 100,000 shares of common stock, to various employees in consideration for employment with and services provided to the Company.  These options were issued with an exercise price of $1.30, which was the closing trading price per share on the date of the grant. These options vest over 4 years from the date of the grant, and may be exercised at any time after vesting through January 2012.  The fair value of these options was determined to be approximately $1.30 as derived using the intrinsic valuation methodology.

Under the provisions of the Plan, on October 1, 2004, the Company granted non-statutory options for 915,000 shares of common stock, to various employees, including options to purchase 275,000 share to each of Mr. Derek Downs, our President, Interim Chief Operating Officer and a Director, Mr. Greg Royal, our Executive Vice President, Chief Technology Officer and Director, and Ms. Cynthia Garr, a Director, in consideration for employment with and services provided to the Company.  These options were issued with an exercise price of $1.10, which was the closing trading price per share on the date of the grant. These options vest in a range from the date of the grant through four years, and may be exercised at any time after vesting through October 2012.  The fair value of these options was determined to be approximately $1.10 as derived using the intrinsic valuation methodology.  On April 1, 2007, the options granted to each of Messrs. Downs and Royal and Ms. Garr were mutually cancelled by the parties.

Under the provisions of the Plan, on January 3, 2005, the Company granted 304,550 restricted shares of common stock, to various employees and consultants as consideration for employment with and services provided to the Company.  Of these shares, 123,132 restricted shares were granted to Mr. Downs, our President, interim Chief Executive Officer and a director.  The market price of our common stock on January 3, 2005, the date of these grants, was $3.00.  On April 1, 2006, the Company granted an additional 2,000 restricted shares of our common stock under the provisions of the Plan to another employee as consideration for employment with the Company.  The market price of our common stock on April 1, 2006 was $.95.

MANAGEMENT'S DISCUSSION AND ANALYSIS   OF FINANCIAL CONDITION AND RESULTS   OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this document. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this memorandum, particularly in “Risk Factors.”

Overview

We provide IP network-based application appliances and services that add features and enhanced functionality to the telecommunications services used by large enterprises, small and mid-sized organizations, both in the commercial and public sector.  Our software- and hardware-based solutions are delivered on our open-architecture, component-based platform known as the Cistera ConvergenceServer, which allows administrators to centrally manage advanced applications for IP telephony environments across large single-site and multi-site private voice/data networks. Because our solutions improve productivity and efficiencies for customers using IP telephony systems, we believe that our convergence solutions complement the efforts of IP telephony solution providers to increase the overall return on investment and value contribution associated with IP telephony systems.  This has allowed us to establish cooperative relationships with IP telephony solution providers, as well as large VARs and systems integrators focused on delivering IP telephony systems and services.

Currently, we offer new customers a robust IP-based applications platform pre-loaded with a variety of packaged applications (we refer to them as application engines).  We market our software and hardware solutions through a VAR channel, and in some cases directly to Fortune 500 customers.  To ensure growth scalability, our VAR channel is being trained to deliver professional services for standard installations, which we believe will allow us to focus on advanced professional services for complex installations.

Our objective is to be the leading provider of IP communications application platforms and advanced IP-based applications for businesses worldwide.  To address our market opportunity, our management team is focused on a number of short and long-term challenges including: strengthening and extending our solution offerings; adding new customers and expanding our sales efforts into new territories; deepening our relationships with our existing customers, VARs, and SIs; and encouraging the development of third-party applications on our platform.

In order to increase our revenues and take advantage of our market opportunity, we will need to add substantial numbers of customer installations. We plan to reinvest our earnings for the foreseeable future in the following ways: hiring additional personnel, particularly in sales and engineering; expanding our domestic and international selling and marketing activities; increasing our research and development activities to upgrade and extend our solution offerings and to develop new solutions and technologies; growing our VAR and systems implementation channel; adding to our infrastructure to support our growth; and expanding our operational and financial systems to manage a growing business.

Fiscal Year

Our fiscal year ends on March 31.  References to fiscal 2007, for example, refer to the fiscal year ended March 31, 2007.

Sources of Revenues

We derive our revenues from three sources: (1) product revenues, which are comprised of software and hardware solutions; (2) professional services revenues, consisting primarily of installation, configuration, integration, training and VAR support services; and (3) support and maintenance, which is comprised of tiered technical support levels.  Product revenues accounted for approximately 75.6 percent of total revenues during fiscal year 2006 and 72.0 percent of total revenues during fiscal year 2007, and 74.0 percent of total revenues during our third fiscal quarter of 2008.  Professional services revenues accounted for approximately 12.5 percent of total revenues during fiscal 2006 and 11.8 percent of total revenues during fiscal year 2007, and 1.2 percent of total revenues during our third fiscal quarter of 2008.  Revenues for our support and maintenance services made up approximately 11.9 percent of total revenues during fiscal 2006 and 16.2 percent of total revenues in fiscal 2007, and 24.8 percent of total revenues during our third fiscal quarter of 2008.

The Company changed its revenue recognition policy in the third fiscal quarter ending December 31, 2006, to reflect a more conservative accounting practice.

Product revenues are recognized once the software and hardware solution has been shipped according to the customer order, and are fully installed and operational. Prior to the adoption of this policy, the Company recognized revenues once orders were received and shipped. Professional services revenues are recognized once the services have been completed and the customer has approved the service.  Support and maintenance revenues are recognized on a monthly basis over the life of the support contract.  The typical support and maintenance term is 12 months, although terms range from 12 to 48 months.  Our support and maintenance contracts are non-cancelable, though customers typically have the right to terminate their contracts for cause if we fail to perform. We generally invoice our customers in annual or quarterly installments and typical payment terms provide that our customers pay us within 30 to 45 days of invoice.  Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue, or in revenue depending on whether the revenue recognition criteria have been met.  In general, we collect our billings in advance of the support and maintenance service period.

Professional services and other revenues consist of fees associated with consulting and implementation services and training.  Our consulting and implementation engagements are typically billed in advance of delivery with standard rates applied. We also offer a number of classes on implementing, using and administering our convergence solutions that are billed on a per class basis.  Our typical professional services payment terms provide that our customers pay us within 30-45 days of invoice.

Cost of Revenues and Operating Expenses

Cost of Revenues

Cost of convergence solutions and support revenues primarily consists of expenses related to depreciation expense associated with computer equipment, allocated overhead and amortization expense associated with capitalized software, and employee-related costs associated with professional services and support and maintenance.  To date, the expense associated with capitalized software has not been material to our cost of revenues.  We allocate overhead such as rent and occupancy charges, employee benefit costs and depreciation expense to all departments based on headcount.  As such, general overhead expenses are reflected in each cost of revenue and operating expense category.  Cost of professional services and other revenues consists primarily of employee-related costs associated with these services and allocated overhead.  The cost associated with providing professional services is significantly higher as a percentage of revenue than for our convergence solutions due to the labor costs associated with providing professional services.

To the extent that our customer base grows, we intend to continue to invest additional resources in building the channel infrastructure to enable our VARs and SIs to provide the professional services associated with the standard convergence solutions installation, configuration and training.  The timing of these additional expenses could affect our cost of revenues, both in terms of absolute dollars and as a percentage of revenues, in a particular quarterly period.  For example, we plan to increase the number of employees who are fully dedicated to supporting and enabling the reseller and implementation partner channel.

Research and Development

Research and development expenses consist primarily of salaries and related expenses, and allocated overhead.  We have historically focused our research and development efforts on increasing the functionality and enhancing the ease of use of our convergence platform and applications. Because of our open, scalable and secure component-based architecture, we are able to provide our customers with a solution based on a single version of our software application platform. As a result, we do not have to maintain multiple versions, which enables us to have relatively low research and development expenses as compared to traditional enterprise software business models. We expect that in the future, research and development expenses will increase in absolute dollars as we support additional IP telephony platforms, extend our solution offerings and develop new technologies.

Marketing and Sales

Marketing and sales expenses are typically one of our largest costs, accounting for approximately 33.7 percent of total revenues for fiscal 2006 and only 17.4 percent of total revenues in fiscal 2007.  For the quarters ended December 31, 2006 and December 31, 2007, marketing and sales expenses accounted for approximately 18.9 percent and 55.4 percent of total revenues, respectively. In fiscal 2007 the Company reduced spending by leveraging some of the marketing programs funded by large technology and VAR partners.  It is expected that the Company will increase spending in this area, as the market is beginning to show signs of momentum.  Marketing and sales expenses consist primarily of salaries and related expenses for our sales and marketing staff, including commissions, payments to VARs, marketing programs, which include advertising, events, corporate communications, public relations, and other brand building and product marketing expenses, and allocated overhead. Since the beginning of fiscal 2005, our sales and marketing costs as a percentage of total expenses have increased as a result of increased market coverage in the U.S., Canada and the U.K.

As our revenues increase, we plan to continue to invest heavily in marketing and sales by increasing the number of national account sales and channel management personnel in order to add new customers and increase penetration within our existing customer base, expanding our domestic and international selling and marketing activities, building brand awareness and sponsoring additional marketing events. We expect that in the future, marketing and sales expenses will increase in absolute dollars and continue to be our largest cost.

General and Administrative

General and administrative expenses consist of salaries and related expenses for executive, finance and accounting, and management information systems personnel, professional fees, other corporate expenses and allocated overhead. We expect that in the future, general and administrative expenses will increase in absolute dollars as we add personnel and incur additional professional fees and insurance costs related to the growth of our business and our operations.

We expect that general and administrative expenses associated with executive compensation will increase in the future.   Although the current executive team has foregone full salary payment during the initial stages of the business, during 2007 the team began to receive full compensation.  In addition, we believe over the next fiscal year that the compensation packages required to attract the senior executives the Company requires to execute against its business plan will increase our total general and administrative expenses.

Intellectual Property Exclusive Licensing Agreement

In May 2003, we entered into an exclusive licensing agreement with XBridge Software.  This agreement provided us with the exclusive worldwide rights to market, sell and deliver the convergence solutions based upon the XBridge technology.  We also retained XBridge to provide additional development and engineering resources necessary to build, maintain and service the convergence solutions.

As a continuation of a restructuring plan we implemented in August 2004, we entered into discussions to acquire XBridge and obtain ownership of the intellectual property upon which our products are based. The XBridge Software acquisition was consummated on May 27, 2005.

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures.  On an ongoing basis, we evaluate our estimates and assumptions.  Our actual results may differ from these estimates under different assumptions or conditions.

We believe that of our significant accounting policies, which are described in the notes to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

Revenue Recognition

In an effort to establish an accounting policy that provides shareholders with the most accurate representation of the company's performance, the company has instated a new policy that only declares revenue from software, hardware and services once fully installed and implemented. This method of revenue reporting will not reflect all orders received and shipped during the reporting period, but only those orders completely installed within the reporting period.  Prior to the adoption of this policy, the Company recognized revenues when orders for our products and solutions were received and shipped.

In future earnings reporting, the Company will continue to provide the "booked" revenue figures -- the amount based upon purchase orders (POs) received from customers and delivered to resellers -- during the reporting period in addition to the new recognized revenue reporting policy.

The Company recognizes revenue according to SOP 97-2 (Software Revenue Recognition) as defined by paragraphs 07-14 in SOP 97-2 and as amended by SOP 98-9 (Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions).  This SOP provides guidance on when revenue should be recognized and in what amounts for licensing, selling, leasing or otherwise marketing computer software (including computer hardware and support services).

Our total deferred revenue for products and services was $1,047,001 as of December 31, 2007. Technical support services revenue is deferred and recognized ratably over the period during which the services are to be performed, which is typically from one to three years. Advanced services revenue is recognized upon delivery or completion of performance.

We make sales to distributors and retail partners and recognize revenue based on a sell-through method using information provided by them.

Accounting for Deferred Commissions

Prior to July 1, 2007, the Company’s policy was to defer commission payments to our direct and channel sales force for the professional services and support and maintenance portions of our contracts.  Commissions would be deferred and amortized to sales expense over the life of the related contracts, which typically last 12 to 36 months, since the payments, which are paid the month after the service is delivered to the customer, are a direct and incremental cost of the revenue arrangements, and are recoverable through the future revenue streams under the customer support and maintenance contracts.  Effective July 1, 2007, the Company’s policy is to charge these commission payments to expense in the period in which they are earned by the direct and channel sales force. Prior to July 1, 2007, the Company did not incur or pay commissions to the direct and channel sales force; therefore, this change in policy will have no effect on the results reported in previous periods.

Results of Operations

The following discussion should be read in conjunction with the consolidated statements of financial operations, in their entirety.

Overview of Results of Operations for Fiscal 2006, Ended March 31, 2006, and Fiscal 2007, Ended March 31, 2007.

Our revenues have grown from $1,587,900 in fiscal 2006 to $1,932,838 in fiscal 2007, a growth year-over-year of 21.7 percent on a recognized revenue basis.  The Company instituted a new revenue recognition policy in the third quarter of fiscal 2007, causing the last half of the fiscal year to be reported differently than the first half of the year.  Had the Company continued to report on a non-GAAP “booked” revenue basis for the entire fiscal year 2007, the revenue would have been reported as $2,169,903, or 36.7 percent on a non-GAAP “booked” revenue basis.

Our gross profit during the fiscal year 2006 was $1,251,351 or approximately 78.8 percent of revenues, and the operating loss for the same period was $2,324,552.  Gross profit for fiscal year 2007 was $1,619,566 or approximately 83.8 percent of revenues, and our operating loss for the same period was $1,200,405.

During the fiscal year 2007, we continued to incur substantial costs and operating expenses related to the expansion of our business.  We added support services personnel to focus on adding new customers and increasing penetration within our existing customer base, professional services personnel to support our implementation and support services, and software engineers to broaden and enhance our convergence solutions.

Overview of Results of Operations for the Quarter Ended December 31, 2006, and the Quarter Ended December 31, 2007.

Our revenues have grown from $601,871 in the quarter ended December 31, 2006 to $618,761 in the quarter ended December 31, 2007, a growth year-over-year of 2.8 percent on a recognized revenue basis.  The Company instituted a new revenue recognition policy in the third quarter of fiscal 2007, causing the last half of the fiscal year to be reported differently than the first half of the year.

Our gross profit during the quarter ended December 31, 2006 was $509,312 or approximately 84.6 percent of revenues, and the operating loss for the same period was $179,638.  Gross profit for the quarter ended December 31, 2007 was $520,260 or approximately 84.1 percent of revenues, and our operating loss for the same period was $945,710.

During the quarter ended December 31, 2007, we continued to incur substantial costs and operating expenses related to the expansion of our business.  We added support services personnel to focus on adding new customers and increasing penetration within our existing customer base, professional services personnel to support our implementation and support services, and developers to broaden and enhance our convergence solutions.

Liquidity and Capital Resources

At March 31, 2007, we had cash, cash equivalents and short-term marketable securities of $534,871, as compared to $60,990 at March 31, 2006.  Accounts receivable at March 31, 2007 were $314,178, as compared to $198,319 at March 31, 2006.  Deferred revenue was $550,147 as of March 31, 2007, as compared to $229,159 at March 31, 2006.

At December 31, 2007, we had cash, cash equivalents and short-term marketable securities of $447,601, as compared to $147,922 at December 31, 2006.  Accounts receivable at December 31, 2007 were $425,367, as compared to $464,718 at December 31, 2006.  Deferred revenue was $1,047,001 as of December 31, 2007, as compared to $558,645 at December 31, 2006.

From our start of operations in May 2003 through December 31, 2007, we funded our operations primarily through financing obtained in two private placements—the first in the third quarter of fiscal 2005 and the second initiated in the fourth quarter of fiscal 2007.  Management considers it likely that additional capital will be required in order to continue to fund operations in 2009.  Current cash reserves are insufficient to fund one month of operating expenses.  However, the Company is not in default on its agreements and is operating as a going concern.

We do not have any special purpose entities, and other than operating leases for office space, which is described below, we do not engage in off-balance sheet financing arrangements. We currently have a bank line of credit with JPMorgan Chase Bank in the amount of $50,000.  In addition, we have a factoring agreement with Allied Capital Partners, L.P. tied to accounts receivable with a credit line of up to $1,500,000.

The Company recently completed a private placement to support current and future growth requirements.  Through this offering the Company raised an aggregate amount of $3,498,776 through the issuance of Senior Unsecured Convertible Promissory Notes, and warrants to purchase 3,498,776 shares of our common stock.  Of the $3,498,776 in Notes, $2,815,000 n principal amount of Notes were issued for cash, and $683,776 in principal amount of Notes were issued in connection with the cancellation of an equal amount of the Company's outstanding obligation.

Our future capital requirements will depend on many factors including: our rate of revenue growth; the expansion of our marketing and sales activities; the timing and extent of spending to support product development efforts and expansion into new territories; the timing of introductions of new services and enhancements to existing services; and the continuing market acceptance of our services.  To the extent that existing cash and securities and cash from operations are insufficient to fund our future activities, we will need to raise additional funds through public or private equity or debt financing. Although we are currently not a party to any agreement or letter of intent with respect to potential investments in, or acquisitions of, complementary businesses, services or technologies, we may enter into these types of arrangements in the future, which could also require us to seek additional equity or debt financing.  Additional funds may not be available on terms favorable to us or at all.  If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities.

Current cash reserves are insufficient to fund one month of operating expenses: current income from operations is required to fund operations.  The Company, however, is not currently in default on its obligations.  Additional capital will be required in the current year in order to continue to fund operations at the current level and to allow for expanded operations.  The amount of additional capital that may be required will depend on the successful management’s plans to ramp up current sales.  To maintain the Company’s operations at our current level over the next twelve months, we would required approximately $1,200,000 in additional cash inflows, either through sales revenues or new funding.  Our future funding requirements will depend on numerous factors, some of which are beyond the Company's control.  These factors include our ability to operate profitably, recruit and train management and personnel, and to compete with other, better-capitalized and more established competitors.  To meet these objectives, management's plans are to raise capital through (a) additional investment from the existing investor base such as through the exercise of warrants, (b) advances based on expected future revenue from strategic partners (c) issuing common stock for services rendered in lieu of cash payments, and (d) obtaining loans from officers, shareholders and more traditional sources, as necessary.

Although the Company is being managed such that currently incurred expenses do not exceed expected current income, without realization of additional capital or significant revenues from operations, it would be unlikely for the Company to continue as a going concern.  The Company’s financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business.  The Company has continuously incurred losses from operations and has a significant accumulated deficit.  The appropriateness of using the going concern basis is dependent upon the Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any  adjustments  that might result from the outcome of this uncertainty and should not be regarded as typical for normal operating periods.

Description Of Property

Our corporate offices are located at 6509 Windcrest Drive, Suite 160, Plano, TX.  We lease this office space, which contains approximately 9,767 rentable square feet, from GKII

Plano, L.P..  Our rent under this lease is approximately $10,988 per month and the lease expires July 13, 2013.

Legal Proceedings

The Company, and certain of its current and former officers and directors are defendants in litigation pending in Dallas, Texas, styled KINGDON R. HUGHES VS. GREGORY T. ROYAL, CYNTHIA A. GARR, JAMES T. MILLER, JR., CHARLES STIDHAM, CNH HOLDINGS COMPANY D/B/A CISTERA NETWORKS AND XBRIDGE SOFTWARE, INC.; Cause No. DV05-0600-G; G-134th District Court, Dallas County, Texas.  The plaintiff has alleged a number of complaints against the defendants, including breach of fiduciary duty, misappropriation of corporate opportunities, fraud, fraudulent inducement, breach of contract, tortuous interference with contract, fraudulent transfer, and shareholder oppression arising in connection with the license agreement between the Company and XBridge in May 2003 and the acquisition of XBridge by the Company in May 2005.  The parties held a mediation conference in April 2006 and have come to an understanding with respect to the principle elements of a potential settlement.  We are currently in the process of negotiating definitive settlement agreements.

BUSINESS

Business Overview

We provide IP network-based application appliances and services that add features and enhanced functionality to the telecommunications services used by large enterprises, small and mid-sized organizations, both in the commercial and public sector.  Our objective is to be the leading provider of IP communications platforms and advanced application engines for businesses worldwide.  Our software-based and hardware-based solutions are delivered on our open-architecture, component-based platform known as the Cistera ConvergenceServer, which allows administrators to centrally manage advanced applications for IP telephony environments across large single-site and multi-site private voice/data networks.   Because our solutions improve customer responsiveness, employee productivity and efficiencies for customers using IP telephony systems, we believe that our convergence solutions complement the efforts of IP telephony solution providers such as Cisco, Nortel, Sylantro and Avaya to increase the overall return on investment and value contribution associated with IP telephony systems.  This has allowed us to establish cooperative relationships with IP telephony solution providers, as well as large value added resellers (VARs) and systems integrators (SIs) focused on delivering IP telephony systems and services.

We began operations in May 2003, and first introduced our convergence solutions in September 2003.  We initially offered our solutions at discounted prices, to seed the market and to establish a referenceable customer base.  From May 2003 through June 2005, we staffed our operations, grew our reseller channel, built our infrastructure, created, marketed and delivered our solutions and obtained an initial base of paying customers.  From January 2005 to the present time, we increased expansion efforts into Canada and Europe.  Our revenues grew from $1,322,675 in fiscal 2005 to $1,932,838 in fiscal 2007 and were $618,761 for the third fiscal quarter of 2008 and were $2,192,330 for the nine months ended December 31, 2007.

We cannot be certain that our revenues will continue to grow or that we will achieve profitability in the future.  We cannot accurately predict our future growth rate, if any, or the ultimate size of our market. Our ability to increase revenues and achieve profitability depends on a number of factors outside of our control, including the extent to which:

Þ	our solutions are able to gain market acceptance, particularly as IP telephony increases penetration in the mainstream market;

Þ	we are able to acquire and retain customers on a cost-effective basis;

Þ	we are able to establish strategic relationships with IP telephony platform and services providers;

Þ	we are able to successfully identify, develop and market enhanced applications for the mainstream market;

Þ	IP telephony platform and service providers develop or bundle competing applications; and

Þ	we become subject to increased regulatory burdens.

Currently, we offer new customers a variety of packaged applications, and platform tools for customized solutions.  We market our software and hardware solutions through a VAR channel, and directly in some cases to Fortune 500 customers.  To ensure growth scalability, our VAR channel is being trained to deliver professional services for standard installations, which we believe will allow us to focus on advanced professional services for complex installations.

We plan to reinvest our earnings for the foreseeable future in the following ways: hiring additional personnel, particularly in sales and engineering; expanding our domestic and international selling and marketing activities; increasing our research and development activities to upgrade and extend our solution offerings and to develop new solutions and technologies; growing our VAR and systems integration channel; adding to our infrastructure to support our growth; and expanding our operational and financial systems to manage a growing business.

Key Terms and Definitions

Þ	Enterprise Voice is defined as the combination of Enterprise Telephony and Enterprise VoIP Gateways.

Þ	Enterprise Telephony is defined as the combination of Enterprise IP Telephony and traditional telephony (PBX/KTS).

Þ	Enterprise IP Telephony is defined as the combination of LAN Telephony, Converged Telephony, and IP Phones.

Þ
Enterprise VoIP Gateway is defined as a Layer 3 network device which provides the interconnection of customer premise equipment (CPE)-based voice and data traffic across a WAN network or the PSTN, also refereed to as trunks. This device is typically a modular or standalone router specially equipped with voice DSP resources.

Þ
LAN Telephony (IP-Only) is defined as those ports and systems which provide Enterprise Voice services over a LAN whereby both call control and voice traffic traverse a packet network, in most cases IP running over Ethernet. The use of a traditional PBX or KTS is not required. In most cases the three fundamental elements to this network architecture include a server running call control software, Ethernet switches, and IP Phones.

Þ
Converged Telephony (TDM/IP) is defined as those lines and systems which provide voice services whereby voice traffic traverses Time Division Multiplex (TDM) lines but call control is packet based.  In most cases this enables a traditional Enterprise Voice network to migrate its infrastructure to IP incrementally with the prime advantage of maintaining prior capital investment in PBXs and traditional phones. In most cases call control resides on a server, connected to a LAN, running call control software which provides call control to a PBX.  In this case, the end-points remain TDM but the call control is IP. Also, other form factors of this segment may not include traditional phone systems, but an integrated standalone device which integrates the functions of TDM and IP at a systems level. These standalone solutions are targeted to smaller deployments as found at branch offices or small offices.

Þ
IP Phone is defined as a packet based telephone that has a Layer 3 IP address and a Layer 2 network connection (in most cases Ethernet or Voice over Ethernet). The functions of an IP Phone mirror that of a traditional phone. Technically, an IP Phone transmits voice traffic by first taking the Voice Payload and adding an RTP header, then a UDP header, then an IP header and finally an Ethernet header per frame. An IP Phone is an IP appliance, which has been optimized for voice applications. Given that it is more than a traditional telephone, other network services may be available to the IP Phone such as Internet browsing or other network services. An IP Phone can be a hard phone, soft phone, or wireless device.

Industry Background

The term "IP telephony" covers a range of technologies, including voice-over-IP (VoIP) and fax-over-IP services, which are carried over both the Internet and private IP-based networks. IP telephony connects across combinations of PCs, Web-based telephones, and phones connected via public telephone lines to remote voice gateways. Because information traveling through an IP-based network travels in discrete packets, it does not need to rely on a continuously available switched circuit as does information traveling in the analogue format used in traditional telephony.  Consequently, IP-based services are very bandwidth and cost-efficient.

Users of IP telephony typically can save money because IP telephony operates more efficiently than ordinary plain old telephone service (POTS) and because it currently avoids most of the tariffs and tolls applicable when using POTS, especially with respect to international telephone service.  IP-based voice conversations require less than 10% of the bandwidth of POTS.  This efficiency of bandwidth results from two factors: First, compression techniques, such as G.723.1, a standard IP compression technique, compresses a standard POTS transmission resulting in an overall bandwidth reduction generally in the range of 6-to-1.  Second, POTS requires full duplex—a simultaneous transmission in both directions—to support a telephone conversation.  Tying up bandwidth in this fashion is wasteful because in conversations, typically only one person is speaking at a time.  Voice-over-IP (VoIP) products have the ability to sense the silence and cease transmitting when one party is quiet.  This technique almost halves the required bandwidth of a typical telephone conversation.  As a result, IP telephony commonly consumes as little as one-twelfth the bandwidth of POTS to transmit conversations.  In addition, IP telephony provides carriers with the ability to lower costs by consolidating both voice and data in one network instead of necessitating the two separate networks required for traditional POTS and data.

VoIP technologies convert digitized voice into data packets that are encapsulated in Internet protocol, thus allowing IP Phone calls, faxes and voice traffic to be relayed over corporate intranets or across the Internet.  As a result, VoIP presents an opportunity for exciting new uses for IP-based phone systems, such as: IP multicast conferencing and telephony distance learning applications, phone directories and customer service monitoring and playback of calls via IP, and “voice web browsing” where the caller can interact with a web page by speaking commands.  The ability to access enterprise data and applications through a device such as a web-browser enabled IP Phone has presented an opportunity to position the IP Phone as a peer to the personal computer in many work environments - especially where PC's are not appropriate user interfaces for employees.  Apart from the economies provided by moving a firm’s communications onto one network, it is IP convergence, the uniting of voice, video and data that has provided many companies with a compelling reason to replace legacy phone systems with IP telephony.

Market Highlights:

•
Total IP phone annual shipments are expected to grow from 10 million units in 2006 to 164 million units in 2010 (Still less than 5% of all communication devices sold) (According to research firm, In-Sat)

•	Enterprise converged mobile device (SmartPhone) shipments were 7.3 million in 2005, and are projected to reach 63 million units worldwide by 2010 (According to research firm, IDC)

•	Computer-Telephony Integration (CTI) was $5 Billion in 2005, and projected to be $12 Billion by 2010 (Telecommunication Industry Association - North America)

•	$7.5 Billion in revenue is expected to be reached by 2010 for the Land Mobile Radio market (LMR) (Venture Development Corporation – North America)

Limitations of Existing IP Telephony Solutions

Existing IP telephony solutions have been criticized for lacking the broad set of features, or applications, such as voicemail, call transfer, and three-way calling, that traditional PBX phone systems have developed over the past century.  As an application development company for the IP telephony market, we bridge the feature/function gap currently present in many major IP telephony platforms like those provided by Cisco, Avaya, Nortel, Siemens and others.  We believe that, just as happened with POTS, application providers will flourish alongside the equipment providers as the IP telephony market develops and matures.

The Opportunity for Convergence of Voice, Video and Data

IP telephony refers to the technology used in transmitting voice over a network using open, standards-based IP.  Our Convergence IP telephony solutions leverage a single network infrastructure for the transmission of data, voice, and video traffic to deliver high-quality voice and fully integrated communications and enable enterprises to realize the business benefits of a converged network.  These benefits include increased productivity, business flexibility, and reduced operational costs.

With the mainstream adoption of enterprise IP communications, businesses are now embracing the operational benefits of convergence at an accelerated pace.  While the infrastructure benefits of IP telephony are well documented, the user-level benefits are only now starting to emerge.  Today, businesses deploying IP telephony are looking for benefits that extend beyond VoIP into ways to integrate existing business data into the telephony environment.

Collaboration tools like video conferencing and multicasting can be delivered to every desktop, enabling up-to-the minute information sharing between employees, partners, suppliers and customers - improving the company's ability to respond and collaborate at a fraction of the cost of other point solutions.

Unified views of customer data also become a reality with the true integration of voice, video and data.  Combined with the use of intelligent communication devices like IP-based phones, critical information and important messages can travel to the employees to enable them to work smarter and faster.

Finally, a converged network is more capable of supporting a mobile workforce.  By offering remote access to a corporate network and its information, geographically dispersed locations or traveling employees can access the tools they need to perform and interact with customers, thereby increasing per capita efficiency.

The movement towards incorporating voice, video and data into a single network is referred to as "convergence".  IP telephony now allows the telephone to serve up data in a manner similar to a PC or any other web-enabled device.

Before the introduction of our Cistera ConvergenceServer, most IP data-based applications offered via IP Phones were limited by the phone's own ability to navigate and/or manipulate data in a meaningful way.  The Cistera ConvergenceServer, coupled with XML, other standard protocols and an IP telephony environment, allows an enterprise to achieve unique client-application integration through its IP Phones.  This integration is accomplished in the network as a peer with other user interface devices such as PCs, PDAs, wireless phones and point-of-sale devices, among others.  By coupling an XML browser with voice services, we are able to combine voice, video and powerful data query applications and deliver them through IP communications devices.

Our Strategy

Our objective is to be the leading provider of IP communications Application Platforms and advanced application engines for businesses worldwide. To achieve this objective, we are pursuing the following strategies:

Extend Our Product and Technological Leadership. We believe our solution supports more communications and data format standards across the broadest range of communications systems than most other competing solutions, allowing us to provide improved interoperability within a customer’s existing network infrastructure.  We intend to build upon our IP communications technology and improve our solution's functionality and ease of use for rapidly designing, deploying and maintaining our communications solutions in a customer’s environment.  We may also seek to enhance our products through licensing or acquiring complementary technologies or businesses.  We believe that we are also unique in delivering a full suite of application engines to an IP communications end point and plan to extend our application engine portfolio.

Expand Sales and Distribution Channels.  We intend to pursue a multi-channel, distribution strategy by expanding our key relationships with system integrators, VARs, OEMs and distributors.  We intend to increase our domestic distribution by adding channel sales personnel.  We also plan to continue to expand our indirect distribution through alliances with additional system integrators, VARs and OEMs.  We intend to launch our international distribution by developing additional relationships with international distributors and creating strategic alliances with international system integrators.  We anticipate that our primary means of addressing the market will be through our indirect sales force.

Capitalize on Our Professional Services Capabilities.  We have established what we believe to be highly successful relationships with customers and VARs by assisting them in designing, developing and deploying our convergence solutions.  Our professional services range from strategic and architectural planning to complete integration and deployment of our products.  While we encourage our indirect channel partners to build out professional services practices to support the Cistera solutions, we will continue to extend our professional services expertise in applying emerging standards, especially XML standards, to create additional solutions that capitalize on our technologies.  By offering a full range of professional services, we believe we can strengthen our existing customer and VAR relationships and foster new relationships, creating opportunities to sell additional products.  Our current expectation is for our VAR channel to handle the standard installation and configuration requirements, thereby enabling us to focus on the more advanced customer services requirements and to scale rapidly to meet the anticipated demand for our convergence solutions.

Products

Our convergence products consist of application appliances—hardware and software combined to deliver a broad suite of feature-sets on a scalable architecture:

Hardware platforms The Cistera platforms combine advanced software engines with hardware devices that have been optimized and in some cases, specifically designed to deliver the performance and scalability required for IP telephony application environments.

Þ
Cistera ConvergenceServer™ (CCS™) the foundation of a Cistera IPT solution is available in six form factors—the CCS 1030, the CCS 1530, the CCS 2510, the CCS 2520, the CCS 5500 and the CCS 7500 are designed to support  “small”, “medium”, “large” and “service provider” performance requirements for specific customer locations.  The servers are rack-mountable, open standards-based hardware systems.

Þ
Cistera ZoneController™ (CZC™) enables IP phone systems to work with existing or newly installed overhead speakers to create a unified paging system.  Cistera’s solution is the only one that supports simultaneous broadcasting to IP phones and speakers.

Cistera 1.8 Software Platform.  The Cistera 1.8 software platform is a component-based architecture that enables enhanced scalability and management of advanced IP Phone applications.  This platform has built in media management engines that enable third-party application developers to leverage our pre-built components—a voice recording engine, a broadcast engine, a content streaming engine, a directory engine, a two-way radio interoperability engine, a pin code and authentication engine, a ruleset engine and a grouping engine—without having to create each component from the ground up.  Our authorized developers can use our published APIs to invoke many of these services and therefore focus their development efforts on the workflow components critical for specific industries.  This platform also provides configurable administration and management tools.

Cistera Advanced IP Phone Applications.  We believe that we have developed the broadest suite of advanced IP Phone applications available in the market today.  These applications include:

Þ
QuickRecord™ - an IP telephony on-demand voice recorder and media management service designed to allow phone users to record important or malicious calls when needed and play them back from the phone.  The entire call is recorded regardless of when the user presses the record button during the call.

Þ	CallCenterRecord™ - an IP telephony continuous voice recorder and media management service with remote monitoring and quality reporting features. It supports standard storage and archival systems.

Þ
RapidBroadcast™ - an IP telephony messaging and broadcast system. Instantly transmit text or voice messages or schedule pre-recorded broadcasts to a defined group or to an entire organization through IP Phones or external speakers.

Þ
VirtualDirectory™ - a centralized directory system that allows telephone users, both internal and external to traverse corporate information quickly without time consuming tree-based systems. Callers can use their touchtone or voice to request information or to be directed to the appropriate extension.  It supports LDAP integration into popular contact management systems.

Þ
ContentStreamer™ - an IP telephony streaming solution that delivers audio, graphics, music, and data streaming capabilities to the IP Phone network.  It enables targeted music/messaging for on-hold callers as well. Cistera’s solution uses Real Simple Syndication (RSS) to deliver targeted messaging that is delivered as it is updated.

Þ
LandMobileRadioConnect™ - Two-way radios are a communications cornerstone for public agencies, emergency operations and businesses around the world. However, until today, proprietary technology confined push-to-talk radios to their own networks—keeping them well-separated from convergence with IP Telephony. Recognizing the need to integrate, Cistera Networks has created the LandMobileRadio (LMR) Connect Application Engine—bringing two-way radios into the IPT network.

Þ
QuickConnect™ - Cistera’s QuickConnect is the premier engine for the delivery of event alerting and notification for cellular and analog phones.  As part of the Event Alerting and Notification Solution, QuickConnect extends the popular RapidBroadcast to launch notifications beyond IP Phones, overhead paging systems and two-way radios now to every communications device. QuickConnect as an outbound dialing engine, can manage communications for Contact Centers, Education facilities, Local Government and Healthcare.

Þ
MasterBellScheduler™ - Cistera provides a comprehensive solution for scheduled alerting and notification such as school bell ringing schedule. Using the popular RapidBroadcast Application Engine and the Cistera Convergence Server (CCS),  education IT administrators can control all elements of school bell ringing, from short days, K-12 and High School to emergencies, the IT administrator can tailor a schedule unique to their environment.

Þ
RuleSetManager™ - enables control of behavior of IP Phone applications, IP Phones and other IP devices from a central administration point. It allows quick configuration to apply rule-based call management for an IPT system.

Þ
GroupManager™ - enables the organization and management of designated groups of IP Phone users from a central administration point.  It allows the system administrator to assign rights and services based upon group association.

Our convergence solutions utilize several key technologies to provide integration into IP communications environments, including XML, JTAPI, J2EE, SIP, H.323, and others.

Our convergence solutions have been designed to interoperate seamlessly within network environments, by aligning with key industry standards.  There are occasions where integration with certain legacy platforms requires that our solutions interact with some proprietary protocols.  In these situations, our convergence solution works to maintain open protocols for the broad network functions, while supporting the proprietary codecs for the specific areas of interoperability.  An example of this would be in the way our products currently support Cisco’s proprietary SCCP protocol.

We have designed our solution to provide support for many of the emerging industry XML standards with minimal impact to existing business applications.  We believe this non-intrusive architecture is a key in enabling integration of IP based voice, video and data; and will enable content to be delivered to a wide array of devices, like IP Phones, wireless phones, PDAs, etc.

Product Development

We released our first convergence products in September 2003 at Cisco’s Innovation Through Convergence Expo in California.  Using the technology developed for our Cistera ConvergenceServer, we recently introduced additional convergence products, extending the breadth and depth of our solution footprint.  We continue to enhance our convergence products with particular emphasis on providing improved interoperability, increased functionality, enhanced security and scalability and simplified ease of use.  Our product development efforts currently focus on enhancing our existing products and technologies and on developing additional products to extend our position in the growing voice, video and data convergence market.

On May 5, 2003, we retained the services of XBridge Software to perform a substantial portion of our product development.  XBridge continued to perform these services for us until May 27, 2005, when we acquired XBridge.

Competition

We compete with a broad number of companies that extract revenues from the telecommunications capital budgets of small and medium business (SMB) and large companies (Enterprises).  Currently, 100% of our revenues are derived from equipment purchased as part of an enterprise's telecommunications infrastructure and aligned CTI applications.  In 2005, this was a $5.7B market with about 20% specifically associated with IP communications.

We face competitors in three primary categories: Traditional TDM application vendors transitioning to IP; PBX vendors extending functionality to core systems; and, alternative application platforms focused on “custom” application development capabilities.

Our principle competitors are companies that have for a number of years manufactured telephony application products for traditional TDM based phone systems and are currently transitioning their products to support VoIP phone systems otherwise known as IP Telephony.  Examples of companies that we compete with include Verint, Interactive Intelligence and Nice Systems in the Quality Assurance and Compliance category; Raytheon, Alcatel-Lucent and Motorola in the Event Alerting and Notification category.

While we believe that the Company’s business plan provides competitive advantage over competitors, many of our existing and potential competitors have stronger brand recognition, longer operating histories, larger customer bases and greater financial resources.  As a result, they may be able to respond more effectively to changing technologies, conditions or customer demands, especially during market downturns.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each executive officer and director of the Company:

Name	Age	Position With Company

Derek P. Downs	39	President, Interim Chief Executive Officer and Director

Gregory T. Royal	42	Chief Technology Officer, Executive Vice-President and Director

Richard P. McDowell	50	Chief Financial Officer and Executive Vice-President

Our directors hold office until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.  Our officers are appointed by our Board of Directors at the board meeting immediately following the shareholders' annual meeting and hold office until their death or until they either resign or are removed from office.  There are no written or other contracts providing for the election of directors or a term of employment for our executive officers, all of whom currently serve on an at will basis.

Derek P. Downs served as President since May 31, 2004 and became our Interim CEO for the Company in June 2005. Mr. Downs has been a member of the Board of Directors since October 1, 2004.  Prior to becoming President and Interim CEO, Mr. Downs served as the Company’s Vice President of Sales Marketing and Business Development.   From January 2003 to May 2003, Mr. Downs held the same position with XBridge Software, Inc.  From December 2000 to September 2002, Mr. Downs held senior executive roles in marketing, alliances, product marketing, and business development at i2 Technologies (NASDAQ:ITWO), a $1 billion supply chain software company.  Before joining i2 Technologies, he served from December 1999 to December 2000 as VP of Business Development and Strategic Alliances for BSI Consulting, a midsized technology strategy firm.  From May 1995 to December 1999, Mr. Downs held the position of Director of Strategic Alliances at Baan Company, a $1+ billion enterprise software company.  Mr. Downs graduated from the University of Eastern New Mexico in 1990 with a BBA degree in Marketing and a BBA degree in Business Administration.

Gregory T. Royal has served as Executive Vice President and Chief Technology Officer, and as a member of the Board of Directors since May 2003.  Mr. Royal is the original founder of XBridge Software, and the inventor of the ConvergenceServer technology.  Mr. Royal has over 18 years of IT Sales, Marketing and Management experience in New Zealand, Australia and the United States.  He has held Senior Sales and Marketing positions at Sycom Office Equipment, Eagle Technology, Network General Corp. (NASDAQ:NETG) and Network Associates Inc.

(NASDAQ:NETA).  Mr. Royal has system certification with Compaq, IBM, Novell and Hewlett Packard. He also has significant experience in designing and deploying large scale IT systems including experience in Banking and Finance, Government, and Retail and Property Services.  Mr. Royal graduated from Victoria University in 1986 and holds an MBA from Rushmore University.

Richard P. McDowell has served as Executive Vice President and Chief Financial Officer since March 12, 2008.  Prior to his appointment with the Company, Mr. McDowell served as the Chief Financial Officer for Enlightened Age Entertainment, a technology company he co-founded in 2003.  From 1995 to 2003, Mr. McDowell served in various capacities, including Senior Vice President and Treasurer with Blockbuster, Inc..  Prior to Blockbuster, Mr. McDowell served in capacities in healthcare finance including Director of Treasury Operations for the North Broward Hospital District.  Mr. McDowell began his career with Coopers & Lybrand, CPAs, where he advanced to senior auditor and earned his CPA.  Mr. McDowell received his Bachelor of Science in Accounting from The University of Florida, Fisher School of Accounting, Gainsville, Florida, and a Masters of Business Administration fro The University of Miami, Miami, Florida.

Board Composition and Committees

Our Board of Directors currently consists of three members, Gregory T. Royal, Cynthia A. Garr, and Derek P. Downs.  We are planning to expand the number of members constituting our Board of Directors and will seek persons who are “independent” within the meaning of the rules and regulations of NASDAQ to fill vacancies created by any expansion.  Because of our current stage of development, we do not have any standing audit, nominating or compensation committees, or any committees performing similar functions.  The Board meets periodically throughout the year as necessity dictates.  No current director has any arrangement or understanding whereby they are or will be selected as a director or nominee.

Audit Committee Financial Expert

The Company's board of directors does not have an "audit committee financial expert," within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission, serving on its audit committee. The board of directors believes that all members of its audit committee are financially literate and experienced in business matters, and that one or more members of the audit committee are capable of (i) understanding generally accepted accounting principles ("GAAP") and financial statements, (ii) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding our internal controls and procedures for financial reporting; and (v) understanding audit committee functions, all of which are attributes of an audit committee financial expert. However, the board of directors believes that there is not any audit committee member who has obtained these attributes through the experience specified in the SEC's definition of "audit committee financial expert." Further, like many small companies, it is difficult for the Company to attract and retain board members who qualify as "audit committee financial experts," and competition for these individuals is significant. The board believes that its current audit committee is able to fulfill its role under SEC regulations despite not having a designated "audit committee financial expert."

Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors or executive officers.

Compensation Committee

The Company does not maintain a standing Compensation Committee.  Due to the Company’s small size at this point in time, the Board of Directors has not established a separate compensation committee. All members of the Board of Directors (with the exception of any member about whom a particular compensation decision is being made) participate in the compensation award process.

Nominating Committee

The Company does not maintain a standing Nominating Committee and does not have a Nominating Committee charter.  Due to the Company’s small size at this point in time, the Board of Directors has not established a separate nominating committee and feels that all directors should have input into nomination decisions. As such, all members of the Board of Directors generally participate in the director nomination process. Under the rules promulgated by the SEC, the Board of Directors is, therefore, treated as a “nominating committee”.

The Board of Directors will consider qualified nominees recommended by shareholders. Shareholders desiring to make such recommendations should submit such recommendations to the Corporate Secretary, c/o Cistera Networks, Inc., 6509 Windcrest Drive, Suite 160, Plano, Texas 75024.  The Board of Directors will evaluate candidates properly proposed by shareholders in the same manner as all other candidates.

With respect to the nominations process, the Board of Directors does not operate under a written charter, but under resolutions adopted by the Board of Directors.  The Board of Directors is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations for nominations to fill vacancies on the Board of Directors, and for selecting the nominees for selection by the Company’s shareholders at each annual meeting.  The Board of Directors has not established specific minimum age, education, experience or skill requirements for potential directors.  The Board of Directors takes into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals as director nominees.  Those factors may include, without limitation, the following:

•
an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the Board of Directors and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•
regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board of Directors or its committees and his or her overall contributions to the Board of Directors and the Company.

The Board of Directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board of Directors.  The Board of Directors will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates.  The Board of Directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the Board of Directors.  We strongly encourage and, from time to time actively survey, our shareholders to recommend potential director candidates.

Shareholder Communications with the Company’s Board of Directors

Any shareholder wishing to send written communications to the Company’s Board of Directors may do so by sending them in care of Rick McDowell, Corporate Secretary, at the Company’s principal executive offices.  All such communications will be forwarded to the intended recipient(s).

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act, requires the Company's officers, directors and persons who beneficially own more than ten percent of the Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Code of Ethics

Due to the current formative stage of the Company’s development, it has not yet developed a written code of ethics for its directors or executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for our last two fiscal years, certain information concerning the compensation paid by the Company to our Chief Executive Officer and our other most highly paid executive officers who received in excess of $100,000 in compensation during these periods.

SUMMARY COMPENSATION TABLE
								Nonqualified
	Year						Non-Equity	Deferred	All Other
	Ended				Stock	Option	Incentive Plan	Compensation	Compen-
Name and	March	Salary		Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Principal Position	31	($)		($)	($)	($)	($)	($)	($)	($)
Derek P. Downs	2007	$127,500		-	-	-	-	-	-	$127,000
President/Interim CEO/Director	2006	$125,000		-	$369,396(1)	-	-	-	-	$494,396
Cynthia A. Garr	2007	$10,417	-	-	-	-	-	-	-	$10,417
Interim CFO/ Executive Vice President/Director	2006	$125,000		-	-	-	-	-	-	$125,000
Greg T. Royal	2007	$130,500		-	-	-		-	-	$130,500
Executive V.P. / Director/CTO	2006	$130,000		-	-	-	-	-	-	$130,000

(1)	Represents the grant of 123,132 restricted shares of our common stock on January 3, 2005. This grant is still subject to the approval by our shareholders of our long term incentive plan.

Except as described below under “Employment Contracts,” there are no compensatory plans or arrangements, with respect to any of our executive officers, which result or will result from the resignation, retirement or any other termination of such individual’s employment with us or from a change in control of the Company or a change in the individual’s responsibilities following a change in control.  No stock options, stock appreciation rights or other stock based incentives were awarded to any of our named executive officers during fiscal 2006 and 2007.

Employment Contracts

On January 1, 2005, we entered into an employment agreement with Mr. Downs pursuant to which we agreed to employ him as President at an annual salary of $125,000.  Although the initial term of the agreement has expired, if we terminate our employment relationship with Mr. Downs agreement (a) without cause, or (b) for any reason within twelve months of a change in control; or Mr. Downs terminates the agreement with just cause, then Mr. Downs shall be entitled to receive two times his then current salary, payable in equal installments over the course of the immediately following eighteen months.

On October 1, 2004, Cistera Networks Canada, one of our subsidiaries, entered into an employment agreement with Mr. Royal pursuant to which Cistera Networks Canada has agreed to employ him as its President at an annual salary of $130,000.  Although the initial term of the agreement has expired, if Cistera Networks Canada terminates its employment relationship with Mr. Royal (a) without cause, or (b) for any reason within twelve months of a change in control; or Mr. Royal terminates the agreement with just cause, then Mr. Royal shall be entitled to receive two times his then current salary, payable in equal installments over the course of the immediately following eighteen months.

The employment agreements for both Mr. Downs and Mr. Royal were terminated by the parties, effective March 31, 2007.  An employment agreement for Ms. Garr, with terms similar to that of Mr. Downs, was terminated by the parties, effective April 1, 2006.

Outstanding Equity Awards at Fiscal Year End

Outstanding Equity Awards at Fiscal Year-End
Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Derek Downs	0	0	275,000(3)	1.30	2/6/2009

Cynthia Garr	41,831(1)	0	0	0.46	4/1/2009
			275,000(3)	1.10	10/1/2009
Gregory Royal	271,174(2)	0	0	0.46	5/3/2009
			275,000(3)	1.10	10/1/2009

(1)
Prior to the Company’s acquisition of XBridge, XBridge awarded Ms. Garr options to purchase shares of 15,426 shares of XBridge Software at an exercise price of $1.25 per share.  As part of the acquisition of XBridge by the Company, these options were converted into options to purchase shares of our common stock, on a basis of 2.71174 shares of our common stock for each share of XBridge.  This conversion ratio was the same ratio received by all other XBridge stockholders.

(2)
Prior to the Company’s acquisition of XBridge, XBridge awarded Mr. Royal options to purchase shares of 100,000 shares of XBridge Software at an exercise price of $1.25 per share.  As part of the acquisition of XBridge by the Company, these options were converted into options to purchase shares of our common stock, on a basis of 2.71174 shares of our common stock for each share of XBridge.  This conversion ratio was the same ratio received by all other XBridge stockholders.

(3)
Granted pursuant to the Company’s 2004 Long Term Incentive Plan.  These options were subject to shareholder approval of the plan and were terminated by the parties, effective April 1, 2007.  On April 1, 2007, the options granted to each of Messrs. Downs and Royal and Ms. Garr were mutually cancelled by the parties.

None of our executive officers exercised options to purchase our common stock during fiscal 2006 or 2007.

Director Compensation

We do not pay our directors a fee for attending scheduled and special meetings of our board of directors.  We intend to reimburse each director for reasonable travel expenses related to such director’s attendance at board of directors and committee meetings.  In the future we might have to offer some compensation to attract the caliber of independent board members the Company is seeking.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 5, 2003, the Company, Corvero Networks, Inc., a Florida corporation our wholly owned subsidiary (Corvero), and XBridge Software, Inc., a Delaware corporation, entered into a license agreement pursuant to which Corvero agreed to license from XBridge Software, Inc. all rights, title, and interest of XBridge in and to certain technologies and intellectual properties (the “XBridge Technology”).  The exclusive license was worldwide in scope and had a term of twenty years, and included, but was not limited to, the right to make alternations and/or derivative works and to license, sublicense, cross-license or otherwise transfer the XBridge Technology for commercial purposes, and all rights to derivative works would be the Company’s sole and exclusive property.  This license did not, however, give the Company the right to transfer or resell the XBridge Technology without the consent of XBridge.

As consideration for the license, the Company agreed to issue to XBridge 500,000 shares of our common stock, immediately upon Corvero obtaining $250,000 in equity financing for its operations and the implementation of the business plan.  These 500,000 shares were equal to 25% of our total outstanding shares at the execution date of the agreement.

In addition to the 500,000 shares of our common stock, Corvero agreed to pay royalties to XBridge royalties based on the following sliding scale:

Cumulative Corvero Networks Revenue	Royalty Payments
$1 Million	No Royalties
$2 Million	5% of Gross Revenue
$3 Million	4% of Gross Revenue
$4 Million	3% of Gross Revenue
$5 Million	2% of Gross Revenue
Cumulative > $5 Million	1% of Gross Revenue

In addition, when cumulative gross revenue for Corvero Networks reached $10,000,000, XBridge was then to receive an additional 1,500,000 shares of our common stock.

On May 7, 2003, in lieu of the required $250,000 in equity financing, XBridge agreed to accept a lesser sum of equity financing without penalties in exchange for the immediate issuance of 500,000 shares of our common stock.  In connection with this modification of the license agreement, the Company and XBridge also entered into a letter agreement whereby we agreed to purchase from XBridge certain assets at a purchase price of $125,500.  At May 7, 2003, the trading price of our common stock was $.75 a share.  At $.75 a share, the 500,000 shares of common stock issued to XBridge would have a value of approximately $375,000.  This value equates to the sum of the proposed equity raise and the asset purchase price of approximately $375,000 at the time the agreements were executed.

On June 20, 2003, we entered into a second amendment pursuant to which XBridge agreed to formally accept a lower equity financing amount and cancel the asset purchase obligation, in exchange for 1,500,000 shares of our common stock.  This amendment also released us from any and all further responsibilities under the license agreement.  The shares, however, were subject to a three-year trading restriction.  The net effect of this amendment was to place the parties in the same position they would have been had all the terms and conditions in the original license agreement been fulfilled, the $125,500 asset purchase obligation was cancelled and XBridge received an aggregate of 2,000,000 shares of our common stock.

When the second amendment was executed, our shares were trading at $1.65 per share.  At that time, the 1,500,000 shares issued to XBridge had a market value of $2,475,000.  Subsequent to the second amendment, the officers and directors of XBridge became our officers and directors.

Prior to our acquisition of XBridge, XBridge still maintained ownership of all intellectual property licensed to us.  XBridge also continued to hire software developers to expand product lines in the IP Telephony suite of services.  On June 30, 2003, Corvero and XBridge entered an agreement pursuant to which Corvero agreed to retain XBridge on a task by task basis to perform consulting services.  Both parties would agree upon statements of work to be performed and the appropriate billing rates.  The following tables summarize the work performed and the fees applicable:

Agreement	Execute Date	Agreement Purpose
Master Contracting Agreement	6/30/03	Framework for Future Statement of Work (SOW) Agreements
SOW #1	6/30/03	Software Development and Support for Recording, Broadcast, Directory and Ruleset Engines
SOW #2	8/1/03	Software Development and Support for Dynamic Dialer and Security Manager
SOW #3	10/1/03	Software Development and Support for Conference Bridge
SOW #4	1/1/04	Software Development and Support for Phone Verify, Content Streamer and Phone Modeler
SOW #5	3/1/04	Software Development and Support for CCS Platform O/S Software and CCX O/S Software
SOW #6	04/1/04	Support Services for Corporate Operations and Financial Services
SOW #7	7/1/04	Software Development and Support for Cistera Screen Capture
SOW #8	10/1/04	Replacement Support Agreement to Cover all Previous Agreements (SOW #1 – SOW #7)
SOW #9	1/3/05	Software Development and Support for CCS Property Manager, Phone Modeling and Web Infrastructure tools

The following table details the financial breakdown of each SOW under the Master Services Agreement:

Agreement	Execute Date	Amount Invoiced to CNH
SOW #1	06/30/03	$ 85,813
SOW #2	08/01/03	$171,625
SOW #3	10/01/03	$257,438
SOW #4	01/01/04	$617,426
SOW #5	03/01/04	(see note below)
SOW #6	04/01/04	$280,800
SOW #7	07/01/04	$ 15,000
SOW #8	10/01/04	$285,000
SOW #9	01/03/05	$130,500
Totals		$1,843,602

(note:  SOW #5 was paid through the issuance of 150,000 shares of our common stock)

Effective May 27, 2005, we acquired XBridge through a merger transaction in exchange for 4,150,000 shares of our common stock (which after the cancellation of the 2,150,000 originally issued to XBridge resulted in the issuance of only 2,000,000 new shares) and the elimination of approximately $1.86 million on inter-company payables owed to XBridge.  The Company believes that the structure of the merger agreement with XBridge and the issuance of shares were comparable to what the Company would have received through arms-length negotiations with an unaffiliated party.  At the time of the services agreement and the issuance of the shares, XBridge owned approximately 51% of our outstanding shares of common stock, and a majority of our officers and directors were also officers and directors of XBridge.  This transaction enabled us to obtain outright ownership of the XBridge intellectual property upon which our products are based and eliminate future product development and maintenance payments to XBridge.  Costs associated with maintenance and support related to the license agreement totaled $1.86 million during the first two years of the twenty-year life of the agreement.  In addition, we believed that the Company’s ownership of the XBridge intellectual property would prove to be invaluable in both securing agreements with tier-one channel reseller partners and in giving the Company flexibility for future growth and product line expansion.  Based upon client driven product acceptance and sales order growth, the Company also believed that funding maintenance efforts through its research and development facility in India and eliminating potential royalty commitments were in the best interest of the Company's shareholders.

In connection with the merger, the Company also issued an additional 173,511 shares to certain of the officers and consultants of XBridge in exchange for the cancellation of $482,364.31 of XBridge debt held by these individuals.  The debt represented trade accounts payable and accrued consulting fees, notes payable and accrued interest that were unpaid by XBridge.  Ms. Cynthia A. Garr, then the Company’s Executive Vice President and acting Chief Financial Officer and also the President and a director of XBridge, received 63,363 shares of our common stock in exchange for the cancellation of $72,914.49 of unpaid expenses, $72,725.19 of notes payable and accrued interest, and $30,510 of unpaid accrued consulting fees.  Mr. Gregory

T. Royal, the Company’s Chief Technology Officer and a Director and also a Vice President and Director of XBridge, received 108,081 shares of our common stock in exchange for the cancellation of $8,563.94 of unpaid expenses and $291,902.18 of unpaid accrued consulting fees.  Mr. Derek P. Downs, our Interim Chief Executive Officer, President and a Director and also a consultant to XBridge, received 2,067 shares of our common stock in exchange for the cancellation of $5,748.51 of unpaid expenses. The shares of our common stock issued to these individuals was valued at $2.65 per share, which was the average closing price of our common stock for the ten trading days prior to the effective date of the merger.  This share value was also the value used to determine the exchange ratio for the shares of our common stock to be received by all other XBridge shareholders.

Prior to entering into the agreement governing the merger, (a) Ms. Cynthia Garr, formerly the Company's Executive Vice President, acting Chief Financial Officer and a Director, was also the President and a Director of XBridge, (b), Mr. Gregory Royal, the Company's Chief Technology Officer and a Director, was also a Vice President and a Director of XBridge, (c) Mr. Derek Downs the Company's acting Chief Executive Officer, President and a Director, was also a consultant to XBridge.

At the time of the merger, Ms. Garr owned 451,000 shares of XBridge common stock and held options to purchase another 15,426 shares, and Mr. Royal owned 375,000 shares of XBridge common stock and held options to purchase another 100,000 shares.  At an exchange ratio of 2.71174 shares of our common stock for each share of XBridge stock outstanding, post merger, (1) Ms. Garr owned 1,222,997 shares of our common stock and held options to purchase another 41,831 shares; (2) Mr. Royal owned 1,016,904 shares of our common stock and held options to purchase an additional 271,174 shares.  Ms. Garr's options expire April 1, 2009, and Mr. Royal’s options expire May 3, 2009. With regard to these stock options and all other outstanding options to purchase XBridge shares at the time, the original provisions for the XBridge stock options were applied in a carry-forward manner to the options to purchase shares of our stock.

Ms. Garr and Mr. Royal did not have employment agreements with XBridge and were employed on an at-will basis.  Subsequent to the acquisition of XBridge, employment agreements were entered into by Messrs. Downs and Royal and Ms. Garr reflecting the Company their employer.  See “Executive Compensation – Employment Contracts” for a description of the terms and conditions of these employment agreements.

At the time of the XBridge acquisition, there was one additional significant shareholder of XBridge, Kingdon Hughes, who held 390,461 shares of XBridge’s common stock and warrants to purchase another 82,217 shares.  As a result of the merger, Mr. Hughes owned 1,058,831 shares of our common stock and warrants to purchase another 222,951 shares.  Mr. Hughes's warrants expire in 2009.

Including the new shares issued in the merger, the elimination of the $1.86 million in inter-company payables and XBridge’s outstanding debt of approximately $200,000 at the time of the merger, the total purchase price for the XBridge acquisition was approximately $5,500,000.

On May 31, 2004, the Company received a loan from Ms. Garr in the principal amount of $55,755.  The Company used the proceeds of the loan to fund operations.  The loan was evidenced by a promissory note bearing interest at the rate of eight percent and was due December 31, 2005.  This note is currently past due and at December 31, 2007, the total outstanding principal and interest due under this note was $7,691.  The Company, from, time to time, has made and continues to make intermittent payments under this note and Ms. Garr has not declared this note in default.

Effective April 5, 2007, the Company sold an aggregate of $3,498,776 in principal amount of Senior Unsecured Convertible Promissory Notes, and issued warrants to purchase 3,498,776 shares of the Company’s common stock. Of the $3,498,776 in Notes, $2,815,000 in principal amount of Notes were issued for cash, and $683,776 in principal amount of Notes were issued in connection with the cancellation of an equal amount of the Company’s outstanding obligations. Included in the outstanding obligations that were cancelled were $107,779 of obligations to principal officers and directors in the following amounts: Greg Royal $70,779 and Derek Downs $30,000, each of which represented past due wages.  In connection with the cancellation of these obligations, Mr. Royal received a Note in the principal amount of $70,779 and warrants to purchase 70,779 shares of common stock at an exercise price of $1.00 per share, and Mr. Downs received a Note in the principal amount of $30,000 and warrants to purchase 30,000 shares of common stock at an exercise price of $1.00 per share.  At December 31, 2007, $11,472.00 and $4,863.00 of interest had been accrued on the Notes issued to Mr. Royal and Mr. Downs, respectively.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of April 11, 2008, certain information with respect to the beneficial ownership of our common stock by (i) each of our directors and executive officers, (ii) each person known to us to be the beneficial owner of five percent or more of the outstanding shares of our common stock, and (iii) all of our officers and directors as a group.  Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated.

Title of	Name and Address	Nature and Amount
Class	Of Beneficial Owners	of Beneficial Ownership	Percent
Common	Derek P. Downs(1)	204,291	1.9%
Common	Cynthia A. Garr(1)	1,330,191(2)	12.6%
Common	Gregory T. Royal(1)	1,582,759(3)	15.0%
Common	Kingdon Hughes	1,465,593(4)	13.9%
	16475 Dallas Pkwy, Suite 440
	Addison, TX 75001
Common	Artis Capital Management	560,250	5.3%
	One Market Plaza
	Spear Street Tower, Suite 1700
	San Francisco, CA 94105
Common	Roaring Fork Capital Management	1,000,000(5)	9.5%
	5350 South Roslyn St., Suite 380
	Greenwood Village, CO 80111

All Officers and Directors as a Group		3,117,241	29.6%

(1)  The business address for each Ms. Garr and Messrs. Downs and Royal is 6509 Windcrest Drive, Suite 160, Plano, TX 75024.
(2)  Includes options to purchase 41,831 shares resulting from the post merger conversion of options to purchase shares of XBridge common stock that are presently exercisable.
(3)  Includes options to purchase 271,174 shares resulting from the post merger conversion of options to purchase shares of XBridge common stock that are presently exercisable.
(4)  Includes 189,822 shares subject to warrants that are presently exercisable.
(5)  Consists of warrants to purchases shares of common stock exercisable within 60 days.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of our capital stock.  This summary is subject to and qualified in its entirety by our Articles of Incorporation, as amended, and Bylaws as amended, and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 50,000,000 shares of common stock, having a par value of $0.001 per share and 1,000,000 shares of preferred stock, having a par value of $0.01 per share.

Common Stock

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  Our Articles of Incorporation do not permit cumulative voting for the election of directors, which means that the holders of more than 50 percent of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose; in such event, the holders of the remaining shares will not be able to elect any of our directors.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors.  Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  In the event of liquidation, dissolution or winding up of the affairs of the company, holders are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and of any liquidation preference to the holders of the company’s preferred shares.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid, and non-assessable.  To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

The board of directors may, without further action of our common stockholders, issue shares of preferred stock in one or more series and fix or alter the rights and preferences thereof, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights, preferences, privileges and restrictions of any wholly un-issued series of preferred stock.  The board of directors may, without further action by our common stockholders, issue shares of preferred stock that it has designated.

The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock.  While the issuance of preferred stock provides flexibility in connection with additional financing, possible acquisitions and other corporate purposes, future issuances may have the effect of delaying, deferring or preventing the change of control in us without further action by the stockholders and may discourage bids for the common stock at a premium over the market price.  The board of directors may, without stockholder approval, provide for the issuance of preferred stock that could have voting, conversion or other rights superior to the rights of holders of common stock.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders and for each selling stockholder, the number of shares of common stock beneficially owned as of April 11, 2008, the number of shares being registered, and the amount and percentage (if one percent or more) of shares of common stock to be owned by each selling stockholder after the offering is complete.  All information with respect to share ownership has been furnished by the selling stockholders.  The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time.  A selling stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling stockholder obligated to sell all or any portion of the shares at any time.  Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby.

Selling Stockholder	Shares of Common Stock Issued	Shares of Common Stock to be issued upon the conversion of Notes	Shares of Common Stock to be issued upon the exercise of warrants and/or options	Total Shares of Common Stock to be registered	Shares of Common Stock held after the offering is complete	Percentage ownership (if one percent or more) after the offering is complete
Phillip L. Herr (American Corp Register Inc)	112,771	0	25,000	137,771	0
Jacob Angrest	37,662	53,953*	60,000(1)	67,662	83,953
Tanya Belfield	0	0	13,559	13,559	0
Bell Family Limited Partnership	62,771	0	50,000	112,771	0
Daniel Bell II or Rebecca Bell	18,830	0	15,000	33,830	0
Chris Bird	0	0	13,559	13,559	0
Irene or Kon Cherewan	18,830	0	15,000	33,830	0
Antonio Diaz	34,710	15,540	13,000	63,250	0
Derek P. Downs(2)	125,199*	53,197*	30,000*	2,067	206,329	2.0%
Michael C. Fletcher Sr. and Donna F. Fletcher Family Trust dated 12/20/90	33,830	0	7,500	41,330	0
Cynthia Garr(2)	1,288,360(3)	0	41,831	1,328,191	2,000
Robert Gomez	27,117	0	0	27,117	0
Alex Groswird	30,000	60,738*	50,995(4)	45,000	96,733
Lee Hargrave	135,587	0	0	135,587	0
Bradford Hughes	108,470	0	0	108,470	0
Kingdon Hughes	1,058,831	0	0	1,058,831	0
Kingdon Hughes	0	0	189,822	189,822	0
Whitney Hughes	108,470	0	0	108,470	0
Marc Inderhees	0	0	20,000	20,000	0
Kurt Jechel	17,200(5)	0	7,500	9,700	15,000

Mark Johnson	62,771)	0	50,000	57,336	112,771
Dimple Joseph	15,620	0	0	15,620	0
Daniel W. Kuhlein	33,830	0	7,500	41,330	0
Katherine B. Lane or Richard Lane	82,771(6)	64,772*	90,650(7)	63,307	174,886	1.7%
Katherine Lane UTA Charles Schwab & Co Inc. SEP-IRA DTD 04/07/98	33,830	0	7,500	41,330	0
Jeffrey Q. Lewis	56,503(8)	0	45,000	50,614	50,889
Ronald Mahabir	62,771	0	50,000	112,771	0
W. J. Matthews	914	17,931	69,235	88,080	0
Donivan McFaul	26,303	0	0	26,303	0
Jim Miller	164,939	16,845*	9,500*	164,939	26,345
Edward or Cora Rauth Napolitan	12,554	0	10,000	22,554	0
Lawrence H. Newman	27,807(9)	0	22,000	25,228	24,579
Lawrence H. Newman IRA Contributory Charles Schwab Custodian	45,251	0	10,000	55,251	0
Khanh Nguyen	45,108(10)	0	10,000	12,934	42,174
Robert C. Pellman Trustee for 2004 Robert C. Pellman Revocable Trust	18,830	0	15,000	33,830	0
Vincent de Philippis	225,544	134,735*	125,000(11)	275,544	209,735	2.0%
Joyce Ramay	109,582	0	0	109,582	0
Joe Reynolds	36,161	0	0	36,161	0
Tim Robertson	0	35,578*	40,075(12)	20,000	55,653
Phillip L. Herr (Rocky Mountain Customer Services, Inc.)	145,998	0	106,050	252,048	0
Gregory Royal(2)	1,124,985	125,507*	341,953(13)	1,396,159	196,286	1.9%
Andrew Sazama	98,233	877*	84,125(14)	33,849	59,002
Shapiro Family Trust Dated January 9, 1989	33,830	0	7,500	41,330	0
Linda Slate	12,554	17,732*	20,000(15)	22,554	27,732
Sam Slay	49,013(16)	187,955(17)	137,325 (18)	169,149	205,144	1.9%
John W. & Donna L. Stone	18,830	0	15,000	33,830	0
Steven Gross (T.C.R. LP )	0	0	50,000	50,000	0
Nathan Laurell (Technacity LLC)	61,014	0	0	61,014	0
Klaus Truemper	0	0	13,559	13,559	0
Dave Meinhart (Technacity LLC)	61,014	0	0	61,014	0
Michael K. Winslow	18,830	17,929*	25,000(19)	33,830	27,929
Sterling Trust FBO Ralph C. Wintrode IRA	62,771	67,855*	87,500(20)	112,771	105,355	1.0%
Ralph C. Wintrode Trustee of Ralph C. Wintrode Trust UDT dated May 9, 2001	62,771	66,658*	87,500(21)	112,771	104,158
Stanley A. Worthley	18,830	0	15,000	33,830	0

Total	6,048,400	937,802	2,104,738	7,286,674	1,713,882

*	Represents shares not being registered under this Registration Statement
(1)	Consists of warrants exercisable for 30,000 shares being registered under this Registration Statement and warrants exercisable for an additional 30,000.
(2)
Ms. Garr and Messrs. Downs and Royal are officers and directors of the Company.  Mr. Downs serves as President and Interim Chief Executive Officer and Director, Mr. Royal serves as Executive Vice-President/Chief Technology Officer and Director and Ms. Garr serves as a Director.

(3)	All but 2,000 of these shares are being registered under this Registration Statement.
(4)	Consists of warrants exercisable for 15,000 shares being registered under this Registration Statement and warrants exercisable for an additional 35,995.
(5)	All but 15,000 of these shares are being registered under this Registration Statement.
(6)	All but 74,114 of these shares are being registered under this Registration Statement.
(7)	Consists of warrants exercisable for 54,650 shares being registered under this Registration Statement and warrants exercisable for an additional 36,000.
(8)	All but 50,889 of these shares are being registered under this Registration Statement.
(9)	All but 24,579 of these shares are being registered under this Registration Statement.
(10)	All but 42,174 of these shares are being registered under this Registration Statement.
(11)	Consists of warrants exercisable for 50,000 shares being registered under this Registration Statement and warrants exercisable for an additional 75,000.
(12)	Consists of warrants exercisable for 20,000 shares being registered under this Registration Statement and warrants exercisable for an additional 20,075.
(13)	Consists of warrants exercisable for 271,174 shares being registered under this Registration Statement and warrants exercisable for an additional 70,779.
(14)	Consists of warrants exercisable for 26,000 shares being registered under this Registration Statement and warrants exercisable for an additional 58,125.
(15)	Consists of warrants exercisable for 10,000 shares being registered under this Registration Statement and warrants exercisable for an additional 10,000.
(16)	All but 6,600 of these shares are being registered under this Registration Statement.
(17)	Consists of notes exercisable for 88,149 shares being registered under this Registration Statement and notes exercisable for an additional 99,806.
(18)	Consists of warrants exercisable for 81,000 shares being registered under this Registration Statement and warrants exercisable for an additional 56,325.
(19)	Consists of warrants exercisable for 15,000 shares being registered under this Registration Statement and warrants exercisable for an additional 10,000.
(20)	Consists of warrants exercisable for 50,000 shares being registered under this Registration Statement and warrants exercisable for an additional 37,500.
(21)	Consists of warrants exercisable for 50,000 shares being registered under this Registration Statement and warrants exercisable for an additional 37,500 shares.

    Of the 7,286,674 shares being registered, an aggregate of 4,958,969 shares were acquired or may be acquired by the selling shareholders as a result of the acquisition of XBridge in May, 27, 2005, as follows:

-	3,994,888 shares issued in payment for an acquisition of XBridge Software, Inc.

-	173,511 shares issued on the conversion of debt of XBridge Software

-	up to 407,917 shares to be issued upon the exercise of options, which were granted by XBridge Software prior to being acquired by the Company

-	up to 189,822 shares to be issued upon the exercise of warrants, which were granted by XBridge Software prior to being acquired by the Company

-	192,831 shares issued through the exercise of warrants and options, which were granted by XBridge Software prior to being acquired by the Company

Please see “Certain Relationships and Related Transactions,” beginning on page 39 for a description of the relationships between XBridge and the company during the three year period prior to the acquisition of XBridge.

The remaining 2,327,705 shares being registered, were acquired or may be acquired by the selling shareholders (a) from the Company through a private placement of an aggregate of $1,146,000 in principal amount of Senior Unsecured Convertible Promissory Notes (the "Notes"), and issued warrants to purchase 1,146,000 shares of our common stock, par value $0.001 per share (the "Warrants"), or (b) from additional warrants issued by the Company as an incentive for the early exercise of the Warrants.  Of the $1,146,000. in Notes, $1,004,000 in principal amount of Notes were issued for cash, and $142,000 in principal amount of Notes were issued in connection with the cancellation of an equal amount of the Company's outstanding obligations.

When issued the Notes accrued interest at the rate of eight percent per annum, compounded quarterly on each March 31, June 30, September 30 and December 31 that the Notes are outstanding (each, an Interest Compounding Date).  The outstanding principal on the Notes and all accrued interest become due and payable on the earlier of (a) December 13, 2006, or (b) the date on which a change in control of the Company occurs.

The outstanding principal and accrued interest on the Notes are convertible into shares of our common stock at a conversion rate equal to the lesser of (a) $1.30 per share, or (b) a 25% discount to the average closing bid price of our common stock for the five days including and immediately preceding the Interest Compounding Date, provided that in no event shall the conversion price per share be less than $1.00 per share.  The Notes may be converted, in whole or in part, at the option of the note holder on any Interest Compounding Date occurring after the effective date of a registration statement covering the resale of shares of common stock to be issued upon conversion of the Notes.

The Warrants have a term of five years and are exercisable at an exercise price of $1.30 per share.  Subject to an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the Warrants, the Company may, upon thirty days prior written notice, redeem the Warrants for $0.10 per share, in whole or in part, if our common stock closes with a bid price of at least $3.50 for any ten (10) out of fifteen (15) consecutive trading days.

In September 2005, although the stock price had not achieved the levels necessary to allow the Company to redeem the Warrants, warrant holders were offered an incentive of one-half warrant for each Warrant exercised.  This incentive expired on December 31, 2005.  The Company raised an additional $405,080 from the exercise of 311,600 warrants and issued an additional 155,800 incentive warrants.  The 155,800 shares underlying these warrants are among the shares to be registered by this registration statement.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, and assuming the conversion of all of outstanding convertible promissory notes included in the table under “Selling Stockholders”), and the exercise of warrants and options that we assumed in our acquisition of XBridge, we will have 10,510,943 shares of common stock outstanding.  A current stockholder who is an “affiliate” of the company, defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the company, will be required to comply with the resale limitations of Rule 144.

Purchasers of the shares offered by the selling stockholders, other than affiliates, may resell their shares immediately.  Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about the company.  The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale.  A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

PLAN OF DISTRIBUTION

The 7,286,674 shares being offered by the selling stockholders may be sold or distributed from time to time by the selling stockholders (the term “selling stockholder” includes, for purposes of this section, donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer) directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals.  Such sales or distributions may be made at prevailing market prices, at prices related to such prevailing market prices, or at variable prices negotiated between the sellers and purchasers that may vary.  The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokerage transactions, including long or short sales,
•	transactions involving cross or block trades, or otherwise on the OTC Bulletin Board,
•	purchases by brokers, dealers, agents or underwriters as principals and subsequent resales by the purchasers for their own accounts pursuant to this prospectus,
•	sales “at the market” to, or through, market makers or into an existing market for the shares,
•	sales not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
•	transactions involving puts, calls and other options, swaps, or other derivatives, whether exchange-listed or otherwise, or
•	transactions involving any combination of the foregoing or any other legally available means.

In addition, a selling stockholder may enter into hedging transactions with one or more broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder.  A selling stockholder may also enter into options or other transactions with one or more broker-dealers requiring the delivery of the shares by such broker-dealers with the possibility that such shares may be resold thereafter pursuant to this prospectus.

A broker, dealer, underwriter, or agent participating in the distribution of the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or purchasers of the shares for whom such person may act as an agent, to whom such person may sell as principal, or both; and such compensation as to a particular person may be in excess of customary commissions.  The selling stockholders and any broker-dealers acting in connection with the sale of the shares being registered may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, as amended, or the Securities Act, and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation.

Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares, including legal and accounting fees, and such costs and expenses are estimated to be approximately $91,000.

We have informed the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they will be required to comply with certain anti-manipulative rules contained in Regulation M under the Exchange Act.  With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchaser, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.  In addition, upon our being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

LEGAL MATTERS

Certain legal matters in this offering, including the legality of the common stock offered pursuant to this prospectus, will be passed upon for the Company and the selling shareholders by Colbert Johnston LLP.

EXPERTS

The consolidated financial statements of the Company included in this prospectus have been audited for fiscal years ending March 31, 2006 and March 31, 2007 by Robison, Hill & Co., independent certified public accountants, as stated in the opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 26, 2007, we dismissed Robison, Hill & Co. as our independent auditors. The reports of Robison, Hill & Co. on our financial statements for the years ended March 31, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles, other than the “going concern” disclaimer contained in therein.  The decision to change our independent registered public accountant was authorized and approved by our board of directors.  On September 26, 2007, we engaged Farmer, Fuqua & Huff, P.C., as our new independent registered public accountant.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Bylaws provide that the Company has the power to indemnify its directors and officers to the fullest extent provided by Nevada law.  Pursuant to Nevada law, a corporation may indemnify its officers and directors, provided that such person actions:

(a)           did not constitute a breach of his fiduciary duties as a director or officer; and did not involve intentional misconduct, fraud or a knowing violation of law; and

(b)           were conducted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful

The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors, or persons controlling the Company under the foregoing provisions, the Company has been informed that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No “Expert” or “Counsel” as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form SB-2, was hired on a contingent basis or will receive a direct or indirect interest in the company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the shares of common stock offered in this offering prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement, or the exhibits that are part of the registration statement.  You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus.  Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports, any proxy statements and other information with the Securities and Exchange Commission.  You can read our Securities and Exchange Commission files, including this registration statement, at the Securities and Exchange Commission’s web site at http://www.sec.gov.  You may also read and copy any documents we file with the Securities and Exchange Commission at its public reference facility at 450 Fifth Street, N.W., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C.  20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

ANNUAL FINANCIAL STATEMENTS
Report of Registered Public Accountants	F-1
Consolidated Balance Sheets
as of March 31, 2007 and 2006	F-2
Consolidated Statements of Operations
for the years ended March 31, 2007 and 2006	F-4
Consolidated Statements of Stockholders’ Equity
for the years ended March 31, 2007 and 2006	F-5
Consolidated Statements of Cash Flows
for the years ended March 31, 2007 and 2006	F-6
Notes to Consolidated Financial Statements	F-8

INTERIM FINANCIAL STATEMENTS
Consolidated (Unaudited) Balance Sheets
as of December 31, 2007 and March 31, 2007	F-24
Consolidated (Unaudited) Statement of Operations
for the Three Months ended December 31, 2007 and 2006	F-26
Consolidated (Unaudited) Statement of Operations
for the Nine Months ended December 31, 2007 and 2006	F-27
Consolidated (Unaudited) Statements of Cash Flows
for the Nine Months ended December 31, 2007 and 2006	F-28
Notes to Consolidated Interim Financial Statements	F-31

Robison, Hill & Co.	Certified Public Accountants
A PROFESSIONAL CORPORATION
Brent M. Davies, CPA
David O. Seal, CPA
W. Dale Westenskow, CPA
Barry D. Loveless, CPA

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Cistera Networks, Inc. & Subsidiary

We have audited the accompanying consolidated balance sheets of Cistera Networks, Inc. & Subsidiary as of March 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended March 31, 2007 and 2006.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cistera Networks, Inc. as of March 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended  March 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Robison Hill & Co.
Certified Public Accountants

Salt Lake City, Utah
June 26, 2007, except for Note 15, as to which the date is November 12, 2007

CISTERA NETWORKS, INC. & SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	(Restated)
	March 31,	March 31,
	2007	2006
Current Assets:
Cash	$534,871	$60,990
Accounts Receivable	314,178	198,319
Other Receivable	23,927	23,927
Inventory	75,743	23,127
Prepaid Expenses	10,143	41,626

Total Current Assets	958,862	347,989

Fixed Assets:
Computer Equipment	123,035	117,725
Trade Show Booth & Fixtures	10,641	8,774
Office Equipment	129,064	72,622
Property held under capital leases	10,205	10,205
Less Accumulated Depreciation	(150,899)	(115,524)

Net Fixed Assets	122,046	93,802

Intangible Assets:
Intellectual property	2,717,755	2,717,755
Software development	366,040	366,040
Less Amortization	(788,802)	(477,091)

Net Intangible Assets	2,294,993	2,606,704

Total Assets	$3,375,901	$3,048,495

CISTERA NETWORKS, INC. & SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(continued)

	(Restated)
	March 31,	March 31,
	2007	2006

Current Liabilities:
Accounts payable	$544,796	$1,015,596
Accrued liabilities	598,023	623,361
Related party payables	24,038	84,938
Short-term notes payable	-	36,000
Line of credit	62,094	-
Convertible promissory notes	144,000	230,000
Current portion of long-term debt	2,415	3,581
Current portion of deferred income	465,179	110,008

Total Current Liabilities	1,840,545	2,103,484

Long-Term Liabilities
Lease obligation payable	-	2,415
Convertible promissory notes	1,900,606	45,000
Deferred income	84,968	119,151
Total Long-Term Liabilities	1,985,574	166,566

Total Liabilities	3,826,119	2,270,050

Stockholders’ Equity:
Common Stock, Par Value $.001
Authorized 50,000,000 shares,
Issued 8,292,022 shares at March 31, 2007 and
Issued 8,077,226 shares at March 31, 2006	8,292	8,077
Paid-In Capital	8,739,970	8,684,405
Retained Deficit	(9,198,480)	(7,914,037)

Total Stockholders’ Equity	(450,218)	778,445

Total Liabilities and Stockholders’ Equity	$3,375,901	$3,048,495

The accompanying notes are an integral part of these financial statements.

CISTERA NETWORKS, INC.& SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Restated)
	For the Year	For the Year
	Ended	Ended
	March 31,	March 31,
	2007	2006

Revenues	$1,932,838	$1,587,900
Cost of goods sold	313,272	336,549

Gross Profit	1,619,566	1,251,351

Expenses:
Sales and marketing	335,817	538,290
Research and development	510,025	587,302
Software consulting	1,036,612	992,125
Professional fees	201,512	487,142
General and administrative	736,005	971,044

Total Expenses	2,819,971	3,575,903

Other Income (Expense)
Interest income	714	1,466
Interest expense	(84,752)	(114,187)
Write-off of goodwill	-	(2,134,821)

Total Other Income (Expense)	(84,038)	(2,247,542)

Net Loss	$(1,284,443)	$(4,572,094)

Basic & Diluted loss per share	$(0.16)	$(0.72)

Weighted Average Shares	8,190,123	6,393,718

The accompanying notes are an integral part of these financial statements.

CISTERA NETWORKS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE TWO YEARS ENDED MARCH 31, 2007 AND 2006

	Preferred Stock		Common Stock		Paid-In	Retained
	Shares	Par Value	Shares	Par Value	Capital	Deficit

Balance at March 31, 2005	-	$-	4,467,938	$4,468	$1,245,325	$(3,341,943)

Stock issued for accrued liabilities	-	-	173,511	174	482,190	-
Stock issued for acquisition of Xbridge	-	-	2,000,000	2,000	5,298,000	-
Stock issued from exercise of stock options	-	-	100,000	100	199,900	-
Stock issued for conversion of notes payable	-	-	1,325,777	1325	1,417,932	-
Stock issued for services	-	-	2,000	2	1,998	-
Stock issued for legal settlement	-	-	8,000	8	-	-
Contributed capital	-	-	-	-	39,060	-
Net loss	-	-	-	-	-	(4,572,094)
Balance at March 31, 2006	-	-	8,077,226	8,077	8,684,405	(7,914,037)

Stock issued in connection with exercise of
warrants for conversion of notes payable	-	-	70,803	71	32,524	-
Stock issued for conversion of notes payable	-	-	21,965	22	21,943	-
Stock issued for cash in connection with
exercise of warrants	-	-	122,028	122	1,098	-
Net loss	-	-	-	-	-	(1,284,443)
Balance at March 31, 2007 - Restated	-	$-	8,292,022	$8,292	$8,739,970	$(9,198,480)

The accompanying notes are an integral part of these financial statements

CISTERA NETWORKS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Restated)
	For the Year	For the Year
	Ended	Ended
	March 31,	March 31,
	2007	2006
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss	$(1,284,443)	$(4,572,094)
Adjustments used to reconcile net loss to net cash
provided by (used in) operating activities:
Write-off of goodwill	-	2,134,821
Depreciation and amortization	347,086	318,120
Deferred income	320,988	125,384
Stock issued for accrued interest	13,060	98,177
Stock issued for accrued liabilities	-	543,004
Stock issued for services	-	2,000
Stock issued for legal settlement	-	8
(Increase) Decrease in accounts receivable	(115,859)	147,467
(Increase) Decrease in inventory	(52,616)	(5,433)
(Increase) Decrease in prepaid expenses	31,483	(34,284)
(Increase) Decrease in Xbridge receivable	-	(569,525)
Increase (Decrease) in accrued liabilities	(25,338)	431,342
Increase (Decrease) in accounts payable	(470,800)	778,440
Net Cash Used in operating activities	(1,236,439)	(602,573)

CASH FLOWS FROM INVESTING
ACTIVITIES:
Cash acquired from Xbridge	-	2,834
Purchase of equipment	(63,619)	(23,475)
Net cash provided by investing activities	(63,619)	(20,641)

CASH FLOWS FROM FINANCING
ACTIVITIES:
Payments on capital lease	(3,581)	(2,961)
Sale of common stock	1,220	583,500
Proceeds from line of credit	62,094	-
Cash received from convertible debt	1,805,606	45,000
Proceeds from loans	16,434	56,400
Payments on loans	(107,834)	(36,367)
Net Cash Provided by Financing Activities	1,773,939	645,572

Net (Decrease) Increase in cash and cash equivalents	473,881	22,358
Cash and Cash Equivalents at beginning of period	60,990	38,632
Cash and Cash Equivalents at end of period	$534,871	$60,990

CISTERA NETWORKS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)

	(Restated)
	For the Year	For the Year
	Ended	Ended
	March 31,	March 31,
	2007	2006
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$35,574	$57,312
Franchise and income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:

On May 27, 2005, the Company issued 4,150,000 shares of common stock to the shareholders of XBridge Software, Inc. and cancelled 2,150,000 shares then held by XBridge, in connection with the Company’s merger with XBridge Software, Inc.  In the merger, the Company acquired all of the assets and liabilities of XBridge Software, valued at a net of $782,245, and intellectual property valued at $2,717,755.  Goodwill of $2,134,821 was also acquired and subsequently expensed.

On December 31, 2005, the Company issued 946,392 shares of stock due to the conversion of note principal and interest from private placement fund holders.  The amount of principal represented by these shares was $859,000.  The amount of accrued interest represented by these shares was $87,392.

On March 31, 2006, the Company issued 67,785 shares of stock due to the conversion of note principal and interest from private placement fund holders.  The amount of principal represented by these shares was $57,000.  The amount of accrued interest represented by these shares was $10,785.

On July 1, 2006, the Company issued 70,893 shares of stock in connection with the exercise of warrants issued in the merger of the Company with Xbridge Software, Inc. at $.46 per share.  The warrants were exercised for notes payable totaling $32,594.

On August 31, 2006, the Company issued 4,034 shares of stock due to the conversion of note principal and interest from private placement fund holders.  The amount of principal represented by these shares was $1,000.  The amount of accrued interest represented by these shares was $3,034 due to the conversion of a portion of the note at an earlier date.  These notes converted at $1.00 per share.

On December 13, 2006, the Company issued 17,931 shares of stock upon conversion of certain outstanding notes issued in the 2004 private placement.  The amount of principal represented by these shares was $15,000.  The amount of accrued interest represented by these shares was $2,931.  These notes were converted at $1.00 per share.

The accompanying notes are an integral part of these financial statements.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate the Company as a going concern.  However, the Company has sustained substantial operating losses in recent years and has used substantial amounts of working capital in its operations.  Realization of a major portion of the assets reflected on the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company's ability to meet its financing requirements and succeed in its future operations.  Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity for the Company to continue as a going concern.

These consolidated financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern”.  While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a “going concern”, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Organization and Basis of Presentation

CNH Holdings Company, Inc., a Nevada corporation (the Company), was incorporated in Delaware on April 15, 1987, under the name of I.S.B.C. Corp.  The Company subsequently changed its name first to Coral Companies, Inc., and then to CNH Holdings Company.  Domicile was changed to Nevada in 1997.  The Company conducted an initial public and secondary offerings during the 1980's.

On June 15, 1998, the Company acquired Southport Environmental and Development, Inc.  This acquisition, however, was subsequently rescinded by agreement between the parties and made a formal order of the court effective April 19, 2000.  This order put the Company in the position which it occupied at June 14, 1998, as if none of the actions which had occurred from that time to the date of rescission had transpired.

On May 5, 2003, Corvero Networks, Inc., a Florida corporation, was formed by CNH Holdings Company as a wholly-owned subsidiary to acquire the use of certain technology known as the XBridge Technology.  This technology has as its principal component the Corvero Convergence Platform.  The acquisition was accomplished by entering into a license agreement with XBridge Software, Inc., a Delaware corporation.  See Note 9, for detailed description of acquisition.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN (continued)

On August 31, 2004, CNH Holdings Company absorbed its wholly-owned subsidiary Corvero Networks, and began doing business as Cistera Networks.  All Corvero products adopted  the Cistera name.

The Company was in the development stage from January 1, 1992 to May 5, 2003.  Since May 5, 2003, the Company has commenced planned principal operations and is no longer in the development stage.

On May 27, 2005, the Company acquired XBridge Software, Inc. through a merger between XBridge and a Company subsidiary.  XBridge will continue to be a wholly-owned subsidiary of the Company.

On September 27, 2005, the Company changed its name from CNH Holdings Company to Cistera Networks, Inc.

Nature of Operations

Cistera Networks, Inc. provides IP-based advanced application platforms and engines for the enterprise VoIP communications market.  The Cistera Convergence Server (TM) (CCS) uses the Cistera Enterprise Platform for IPT to provide Unified Application Administration as well as Fault and Performance Management for enterprise IPT Application deployments.  The Company provides next-generation solutions for numerous vertical markets including education, finance, healthcare and government.  The Company maximizes IP phone capabilities - taking the communications platform.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

This summary of accounting policies for Cistera Networks, Inc. is presented to assist in understanding the Company's consolidated financial statements.  The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Principles of Consolidation

The consolidated financial statements for the years ended March 31, 2007 and 2006 include the accounts of Cistera Networks, Inc. and its wholly-owned subsidiary XBridge Software, Inc.  XBridge Software, Inc. was acquired by the Company on May 27, 2005.

The results of subsidiaries acquired or sold during the year are consolidated from their effective dates of acquisition through their effective dates of disposition.

All significant intercompany balances and transactions have been eliminated.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Use of Estimates

The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.  In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and statement of operations for the year then ended.  Actual results may differ from these estimates.  Estimates are used when accounting for allowance for bad debts, collectibility of accounts receivable, amounts due to service providers, depreciation and litigation contingencies, among others.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Concentration of Credit Risk

The Company has no significant off-balance sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Revenue Recognition

The Company’s revenue is comprised of three main sources: (1) product sales, (2) professional services and (3) support and maintenance contracts.  The Company recognizes revenue according to SOP 97-2 (Software Revenue Recognition) as defined by paragraphs 07-14 in SOP 97-2 and as amended by SOP 98-9 (Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions).  This SOP provides guidance on when revenue should be recognized and in what amounts for licensing, selling, leasing or otherwise marketing computer software (including computer hardware and support services).  Product sales revenues are recognized when a valid purchase order has been received from a client and the product has been shipped and installed at the client site.  Product revenue is fixed and determinable at the time of shipment as clients are engaged with the Company in a two-tier distribution model with no refund/return rights.  Professional services revenue and costs are recognized when an installation project has been completed and client sign-off received.  Professional services revenue is fixed and determinable only at the time of client approval as typical client install projects involve several vendors working against shifting deadlines to install multiple solutions.  Support and maintenance contracts are executed on an annual basis and the revenue from these contracts is recognized on a monthly basis as the support fees are earned.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Inventory

           Inventory consists of equipment that has been shipped but not yet installed and equipment that has been returned to the Company because the customer has quit the project or there were problems with the hardware.  The machines are refurbished and used in future sales.  The inventory assets are recorded at cost.

Depreciation and Amortization

Fixed assets are recorded at cost and depreciated using straight-line and accelerated methods over the estimated useful lives of the assets which range from three to seven years.  Fixed assets consisted of the following at March 31, 2007 and 2006:

	March 31,
	2007	2006
Computer Equipment	$123,035	$117,725
Trade Show Booth & Fixtures	10,641	8,774
Office Equipment	129,064	72,622
Property held under capital leases	10,205	10,205
Less accumulated depreciation	(150,899)	(115,524)

Total	$122,046	$93,802

Maintenance and repairs are charged to operations; betterments are capitalized.  The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

Total depreciation expense for the years ended March 31, 2007 and 2006 was $36,181 and $46,106, respectively.

Intangible Assets

The Company has adopted the Financial Accounting Standards Board SFAS No., 142,  “Goodwill and Other Intangible Assets.”  SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually.  In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life.  An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Intangible Assets consisted of the following at March 31, 2007 and 2006:

	March 31,
Intangible Asset	2007	2006	Amortization Period
Intellectual Property	$2,717,755	$2,717,755	10 Years
Software Development	366,040	366,040	4 Years
Less accumulated amortization	(788,802)	(477,091)

Total	$2,294,993	$2,606,704

Software development costs include all development costs incurred after the Company’s software became “technologically feasible”.  Prior to the software reaching that stage, all development costs were expensed as incurred.  Once the software was developed to the point of being ready for sale, the Company began amortizing the costs over the term of the license agreement it entered into which was four years.  The software development costs were acquired in the acquisition of XBridge Software, Inc.

On May 27, 2005, the Company issued 2,000,000 shares of common stock to acquire the assets and liabilities of XBridge Software, Inc.  The shares were valued at the market price on the effective date of the acquisition, which was $2.65 per share.  The Company acquired net assets valued at $782,245 and intellectual property valued at $2,717,755.  The Company has determined that the intellectual property has a useful life of 10 years, and is using straight-line amortization.

Total amortization expense for the years ended March 31, 2007 and 2006 was $311,710 and $265,492, respectively.

The estimated amortization for the next five years is as follows:

2008	$271,776
2009	271,776
2010	271,776
2011	271,776
2012	271,776
Total	$1,358,880

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Earnings (Loss) per Share

Basic earnings (loss) per share has been computed by dividing the earnings for the period applicable to the common stockholders by the weighted average number of common shares outstanding during the years.

Diluted loss per common share for the years  ended March 31, 2007 and 2006 is not presented as it would be anti-dilutive.  At March 31, 2007, the total number of potentially dilutive common stock equivalents was 6,428,197.  At March 31, 2006, the total number of potentially dilutive common stock equivalents was 2,907,019.

Reclassification

Certain reclassifications have been made in the 2006 financial statements to conform with the 2007 presentation.

Deferred Income

Deferred income represents contracts for certain revenue to be received in the future and come from support and maintenance contracts as well as product sales and professional services which have been shipped and billed but not installed.  Support and maintenance contracts are executed on an annual basis and the revenue from these contracts is recognized on a monthly basis as the support fees are earned.

Research and Development

Research and development expenses consist primarily of salaries and related expenses, and allocated overhead related to increasing the functionality and enhancing the ease of use of the convergence platform and applications.

Stock Options

Effective April 1, 2006, the company adopted the provisions of SFAS No. 123(R). SFAS No. 123(R) requires employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award. Prior to April 1, 2006, the company accounted for awards granted to employees under its equity incentive plans under the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and related interpretations, and provided the required pro forma disclosures prescribed by SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), as amended.  No stock options were granted to employees during the years ended March 31, 2007 or 2006 and accordingly, no compensation expense was recognized under APB No. 25 for the years ended March 31, 2007 or 2006. In addition, no compensation expense is required to be recognized under provisions of SFAS No. 123(R) with respect to employees.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Under the modified prospective method of adoption for SFAS No. 123(R), the compensation cost recognized by the company beginning on April 1, 2006 includes (a) compensation cost for all equity incentive awards granted prior to, but not yet vested as of April 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all equity incentive awards granted subsequent to April 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). The company uses the straight-line attribution method to recognize share-based compensation costs over the service period of the award. Upon exercise, cancellation, forfeiture, or expiration of stock options, or upon vesting or forfeiture of restricted stock units, deferred tax assets for options and restricted stock units with multiple vesting dates are eliminated for each vesting period on a first-in, first-out basis as if each vesting period was a separate award. To calculate the excess tax benefits available for use in offsetting future tax shortfalls as of the date of implementation, the company followed the alternative transition method discussed in FASB Staff Position No. 123(R)-3.

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including accounts payable and accrued liabilities at March 31, 2007 and 2006 approximates their fair values due to the short-term nature of these financial instruments.

NOTE 3 - CONCENTRATION OF RISK

As of March 31, 2007, the Company receives approximately 31% of its gross revenues from its top three re-sellers.  This represents a decrease in concentration of business from the 48% reported for the year ended March 31, 2006.  The loss of these re-sellers would not adversely impact the business of the Company.

NOTE 4 - INCOME TAXES

As of March 31, 2007, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $6,935,000 that may be offset against future taxable income through 2027.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  Due to the uncertainty with respect to ultimate realization, the Company has established a valuation allowance for all deferred income tax assets.

	March 31,
	2007	2006
Net Operating Losses	$2,357,900	$1,912,500
Valuation Allowance	(2,357,900)	(1,912,500)
	$-	$-

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 4 - INCOME TAXES (continued)

The provision for income taxes differs from the amount computed using the federal US statutory income tax rate as follows:

	March 31,
	2007	2006
Provision (Benefit) at US Statutory Rate	$445,400	$868,576
Increase (Decrease) in Valuation Allowance	(445,400)	(868,576)
	$-	$-

The Company evaluates its valuation allowance requirements based on projected future operations.  When circumstances change and causes a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

NOTE 5 - LEASE COMMITMENT

The Company currently leases approximately 4,264 square feet of office space at 17304 Preston Road, Suite 975, Dallas, Texas from Memshalah Realty.  The lease payments are approximately $7,626 per month and the lease expires November 30, 2009.  This office space is used as the Corporate Headquarters.

The minimum future lease payments under this lease for the next five years are:

April 1, 2007 - March 31, 2008	$92,225
April 1, 2008 - March 31, 2009	94,357
April 1, 2009 - March 31, 2010	63,852
April 1, 2010 - March 31, 2011	-
April 1, 2011 - March 31, 2012	-
Total minimum future lease payments	$250,434

NOTE 6 - CAPITAL LEASE

On October 20, 2004, the Company entered into an agreement with Dell Financial Services to lease five laptop computers and a laser printer.  The lease is for a period of thirty-six months with a payment of approximately $369 per month.  The Company has an end of lease purchase option of $1.  The Company has capitalized a total of $10,205 under capital leases for the computers and printer in the financial statements.  The assets are depreciated over their related lease terms.  Depreciation of assets under capital leases is included in depreciation expense for the years ended March 31, 2007 and 2006.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 6 - CAPITAL LEASE (continued)

The minimum future lease payments under this capital lease for the next five years are:

April 1, 2007 - March 31, 2008	$2,952
April 1, 2008 - March 31, 2009	-
April 1, 2009 - March 31, 2010	-
April 1, 2010 - March 31, 2011	-
April 1, 2011 - March 31, 2012	-
Total minimum lease payments	2,952
Less: Amount representing interest	(537)
Present value of net minimum
lease payment	$2,415

NOTE 7 - COMMON STOCK

On April 29, 2005, the Company issued 173,511 shares of common stock for accrued liabilities of $482,364.

On May 27, 2005, the Company issued 4,150,000 shares of common stock to the shareholders of XBridge Software, Inc. and cancelled 2,150,000 shares then held by XBridge, in connection with the Company’s merger with XBridge Software, Inc.  In the merger, the Company acquired all of the assets and liabilities of XBridge Software, valued at a net of $782,245, and intellectual property valued at $2,717,755.  Goodwill of $2,134,821 was also acquired and subsequently expensed.

On June 24, 2005, the Company issued 100,000 shares of common stock from the exercise of outstanding stock options at $2 per share.

Effective September 21, 2005, the Company’s authorized shares were increased from 10 million shares to 50 million shares.

On December 31, 2005, the Company issued 311,600 shares of stock in connection with the exercise of warrants issued in the 2004 private placement of notes and warrants at $1.30 per share.

On December 31, 2005, the Company issued 946,392 shares of stock upon conversion of certain outstanding notes issued in the 2004 private placement.  The amount of principal represented by these shares was $859,000.  The amount of accrued interest represented by these shares was $87,392.  These notes converted at $1.00 per share.

On March 31, 2006, the Company issued 67,785 shares of stock upon conversion of certain outstanding notes issued in the 2004 private placement.  The amount of principal represented by these shares was $57,000.  The amount of accrued interest represented by these shares was $10,785.  These notes converted at $1.00 per share.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 7 - COMMON STOCK (continued)

One March 31, 2006 the Company issued 2,000 shares of stock to a former contractor for providing project management services valued at $2,000.  As part of the initial agreement with this contractor, these shares were to be issued upon the delivery of services defined by the agreement.

On March 31, 2006, the Company issued 68,000 shares of stock as part of a legal settlement.  60,000 of the shares had been previously issued as restricted and in settlement of the legal issue, the shares were returned, cancelled and reissued as free trading.  8,000 shares were newly issued.

On July 1, 2006, the Company issued 70,803 shares of stock in connection with the exercise of warrants issued in the merger of CNH with XBridge at .46 per share.  These warrants were exercised to satisfy certain outstanding notes payable.

On August 31, 2006, the Company issued 4,034 shares of stock upon conversion of certain outstanding notes issued in the 2004 private placement.  The amount of principal represented by these shares was $1,000.  The amount of accrued interest represented by these shares was $3,034 due to the conversion of a portion of the note earlier.  These notes converted at $1.00 per share.

On October 25, 2006, the Company issued 122,028 shares of common stock in connection with the exercise of options issued in the merger of the Company with Xbridge at $.01 per share.

On December 13, 2006, the Company issued 17,931 shares of stock upon conversion of certain outstanding notes issued in the 2004 private placement.  The amount of principal represented by these shares was $15,000.  The amount of accrued interest represented by these shares was $2,931.  These notes were converted at $1.00 per share.

NOTE 8 - NOTES PAYABLE

In June 2005, the Company received loans totaling $50,000.  The notes are due May 30, 2006 and carry an interest rate of 8% per annum.  Due to the loan being unpaid at maturity, the interest rate increased to 12%.  At March 31, 2007, the total amount of principal and interest due on this note was $0.

NOTE 9 - LINE OF CREDIT

On September 21, 2006, the Company entered into a factoring agreement with Allied Capital Partners, L.P., whereby Allied Capital provides a revolving line of credit to the Company up to $750,000 that is secured by the Company’s accounts receivable.  At March 31, 2007, the total amount due on the line of credit was $62,094.

On May 18, 2007, the Company secured a line of credit with JPMorgan Chase Bank in the amount of $50,000.  The line of credit carries an interest rate of prime plus one half point.  The line of credit is secured with a deposit guarantee of $50,000.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 10 - RELATED PARTY TRANSACTIONS

On March 5, 2003,  we (1) obtained an exclusive  license to certain XML technology  from XBridge in exchange  for the issuance of 500,000  shares of our common  stock,  and (2)  entered  into an asset  purchase  agreement  to acquire certain of XBridge's assets. On June 20, 2003, we issued an additional 1,500,000 shares of our common  stock to XBridge in  settlement  of certain CNH  Holdings' obligations under the license agreement and asset purchase agreement. Subsequent to the settlement transaction,  the officers and directors of XBridge became our officers and directors.

Subsequent  to  March  2003,  the  Company  had  entered  into a master services  agreement with XBridge  pursuant to which XBridge provided the Company with certain  development  and  maintenance  services.  In connection  with this master  services  agreement,  the  Company had  previously  issued to XBridge an additional  150,000  shares of its common stock and had  incurred  approximately $1,860,000 in past due service fee debt.

Effective  May  27,  2005,  we  acquired   XBridge   through  a  merger transaction  and obtained  ownership of the XBridge  intellectual  property upon which our products are based. Prior to entering into the agreement governing the merger,  (a) Ms. Cynthia Garr, the Company's  Executive Vice President,  interim Chief Financial Officer and a director, was also the President and a director of XBridge,  (b), Mr. Gregory Royal, the Company's Chief  Technology  Officer and a director,  was also a Vice  President  and a director of XBridge,  (c) Mr. Derek Downs the Company's  acting Chief Executive  Officer and a director,  was also a consultant to Xbridge.

On May 31, 2004, the Company received a loan from an officer of $55,755.  The note carries an interest rate of 8% and was due December 31, 2005.  At March 31, 2007, the total amount of principal and interest due on this note was $39,609.

On March 31, 2006, the Company received a loan from an officer of $6,400.  The note carries an interest rate of 8% and is due March 31, 2007.  At March 31, 2007, the total amount of principal and interest due on this note was $0.

On June 30, 2006, the Company received a loan from an officer of $16,434.  Currently, this note is considered short term and has no loan provisions.  At March 31, 2007, the balance of the loan was $0.

In July 2003, XBridge Software, Inc. received loans totaling $33,000 from shareholders.  The loans were due on demand and carried an interest rate of 8% per annum.  The Company acquired these loans as part of the acquisition of XBridge Software in May 2005.  At March 31, 2007, total principal and interest due on these loans was $0.

Pursuant to an employment agreement dated January 1, 2005, the Company agreed to pay $125,000 per year to Derek Downs, an officer and director of the Company.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 10 - RELATED PARTY TRANSACTIONS (continued)

Pursuant to an employment agreement dated October 1, 2004, the Company agreed to pay $130,000 per year to Gregory Royal, an officer and director of the Company.

NOTE 11 - ACQUISITIONS

On May 5, 2003, a License Agreement was entered into principally between Corvero Networks and XBridge Software, although CNH Holdings Company was party to certain provisions.  The License Agreement resulted in XBridge licensing to Corvero all of XBridge's right, title and interest in, and to a software program (and concomitant hardware platforms) which had been developed by XBridge and which were, collectively known as the "XBridge Technology."  This technology principally allows for the development, implementation and commercialization of XML integration solutions in the EBI and IP Telephony markets.  CNH Holdings Company subsequently issued 2,000,000 "restricted" common shares of its stock to XBridge as a licensing fee.

On August 31, 2004, CNH Holdings Company absorbed its wholly-owned subsidiary Corvero Networks, Inc., and began operating as Cistera Networks.  As of that date, all Corvero products adopted the Cistera name.  All of Corvero's rights under the License Agreement dated May 5, 2003 passed to Cistera Networks, Inc.

On May 27, 2005, the Company issued 2,000,000 new shares of common stock to acquire the assets and liabilities of XBridge Software, Inc. The shares were valued at the market price on the effective date of the acquisition, which was $2.65 per share.  The Company acquired net assets valued at $782,245 and intellectual property valued at $2,717,755.  Goodwill of $2,134,821 was also acquired and subsequently expensed.

NOTE 12 - CONVERTIBLE DEBT

Effective December 13, 2004, the Company issued and sold an aggregate of $1,146,000  in principal amount of Senior Unsecured Convertible Promissory Notes (the “notes”), and issued  warrants to purchase 1,146,000 shares of our common stock, par value $0.001 per share (the “warrants”).  Of the $1,146,000 in notes, $1,004,000 in principal amount of notes were issued for cash, and $142,000 in principal amount of notes were issued in connection with the cancellation of an equal amount of the Company’s outstanding obligations.  At December 31, 2005, a number of note holders opted to convert their debt as provided in their note agreements.  The total number of shares issued due to this conversion was 946,392.  The amount of principal represented by these shares was $859,000.  The amount of accrued interest represented by these shares was $87,392.  At March 31, 2006, three note holders opted to convert their debt as provided in their note agreements.  The total number of shares issued due to this conversion was 67,785.  The amount of principal represented by these shares was $57,000.  The amount of accrued interest represented by these shares was $10,785.  These notes converted at $1.00 per share.  The total amount of principal and interest due at December 13, 2006 was $196,088.  At August 31, 2006, one note holder who had previously converted most of his outstanding debt opted to convert the outstanding balance.  The total number of shares issued due to this conversion was 4,034.  The remaining amount of principal represented by these shares was $1,000.  The amount of interest earned on his original note represented by these shares was $3,034.  At December 13, 2006, one note holder opted to convert their outstanding balance.  There were 17,931 shares issued at $1.00 per shares to convert principal of $15,000 and accrued interest of $2,931.  At December 13, 2006, two note holders opted to convert their outstanding balance to the second private placement.  The total amount converted was $56,071.  At March 31, 2007, there was $144,000 of principal and $22,138 of interest due on these notes.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 12 - CONVERTIBLE DEBT (continued)

The notes bear interest at the rate of 8% per annum, compounded quarterly on each March 31, June 30, September 30 and December 31 that the notes are outstanding (each, an interest compounding date).  The outstanding principal on the notes and all accrued interest become due and payable on the earlier of (a) December 9, 2006, or (b) the date on which a change in control of the Company occurs.

The outstanding principal and accrued interest on the notes are convertible into shares of  common stock at a conversion rate equal to the lesser of (a) $1.30 per share, or (b) a 25% discount to the average closing bid price of the Company’s common stock for the five days including and immediately preceding the interest compounding date, provided that in no event shall the conversion price per share be less than $1.00 per share.  The notes may be converted, in whole or in part, at the option of the note holder on any interest compounding date occurring after the effective date of a registration statement covering the resale of shares of common stock to be issued upon conversion of the notes.

In addition, if the Company subsequently issues or sells any new securities convertible, exercisable or exchangeable into shares of our common stock (“convertible securities”) in a private transaction and receives gross proceeds of at least $500,000, the notes may be converted, in whole or in part at the option of the noteholders, into the convertible securities, upon the same terms and conditions governing the issuance of the convertible securities in the private transaction.  The right of the note holders to convert the note into convertible securities does not apply to any convertible securities issued by the Company (a) in connection with a merger, acquisition or consolidation of the Company, (b) in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (c) in connection with bona fide firm underwritten public offerings of its securities, (d) pursuant to the Company’s incentive and stock option plans, (e) as a result of the exercise of options or warrants or conversion of convertible notes or preferred stock which were granted or issued as of December 13, 2004.

The Company may prepay the notes in whole or in part, upon thirty days prior written notice to note holders; provided that partial prepayments may be made only in increments of $10,000 and, provided further, that the note holders may convert the amount of the proposed prepayment into shares of our common stock, regardless of the period of time that the notes have then been outstanding.

The warrants have a term of five years and are exercisable at an exercise price of $1.30 per share.  Subject to an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the Warrants, the Company may, upon thirty days prior written notice, redeem the warrants for $0.10 per share, in whole or in part, if our common stock closes with a bid price of at least $3.50 for any ten (10) out of fifteen (15) consecutive trading days.  Because at that price it would be profitable for the warrant holders to exercise their warrants rather than to allow the redemption to proceed, we assume they would choose to exercise. However, there is no assurance that our stock price will rise to the $3.50 per share redemption trigger price, or that all of the warrants will be exercised.

The Company is currently seeking to issue and sell a second offering of Senior Unsecured Convertible Promissory Notes.  This second offering will mirror the terms of the previous Private Placement Funding as stated above, except for the conversion of stock and interest is set at a fixed rate of $1.00 per share.  The notes and accrued interest are due and payable two years from the date of the note.  As of March  31, 2007, $1,900,606 had been received by the Company from this offering.

In April 2007, the Company received an additional $1,225,000 from this offering.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 13 - STOCK OPTIONS

During the year ended March 31, 2005, the Company issued 1,815,000 stock options to employees, contractors and other service providers to the Company.  At March 31, 2006, no compensation expense had been recorded as the exercise price of the options was equal or greater than the fair market value of the stock.  As of December 31, 2006, 1,015,000 of the total stock options are not exercisable, as they are not yet approved or registered.

The following table sets forth the options outstanding as of March 31, 2006:

		Weighted
	Option /	Average	Weighted
	Warrants	Exercise	Average
	Shares	Price	Fair Value
Options outstanding, March 31, 2005	1,815,000	$1.29	$1.43
Options outstanding from Xbridge merger	529,945	0.23	0.34
Warrants outstanding from Xbridge merger	312,439	0.46	0.46
Warrants outstanding from Private Placement	1,146,000	1.30	1.30
Outstanding warrants from early exercise of
Private Placement Warrants	155,800	1.30	1.30
Granted, Exercise price more than fair value	-	-	-
Granted, Exercise price less than fair value	-	-	-
Expired	-	-
Exercised	(411,600)	1.47	-
Options and warrants outstanding, March 31, 2006	3,547,584	$1.04

The following table sets forth the options outstanding as of March 31, 2007:

		Weighted
	Option /	Average	Weighted
	Warrants	Exercise	Average
	Shares	Price	Fair Value
Options and warrants outstanding, March 31, 2006	3,547,584	$1.29	$1.43
Warrants outstanding from Private Placement	1,842,690	1.00	1.00
Granted, Exercise price more than fair value	-	-	-
Granted, Exercise price less than fair value	-	-	-
Expired	(51,814)	-
Exercised	(192,831)	0.18	-
Options and warrants outstanding, March 31, 2007	5,145,629	$1.04

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 13 - STOCK OPTIONS (continued)

Exercise prices for optioned shares outstanding as of March 31, 2007 ranged from $0.23 to $2.00. A summary of these options by range of exercise prices is shown as follows:

				Weighted-	Weighted-
		Weighted-	Shares/	Average	Average
	Shares /	Average	Warrants	Exercise Price	Contractual
Exercise	Warrants	Exercise	Currently	Currently	Remaining
Price	Outstanding	Price	Exercisable	Exercisable	Life

$ 1.101.10	635,000	$ 1.101.10	613,750	$ 1.101.10	3 years
1.30	380,000	1.30	285,000	1.30	3 years
2.00	700,000	2.00	700,000	2.00	2 years
.23	81,352.23		81,352.23		3 years
.46	326,565.46		326,565.46		3 years
.46	189,822.46		189,822.46		3 years
1.30	990,200	1.30	990,200	1.30	5 years
1.00	1,842,690	1.00	1,842,690	1.00	5 years

In September 2005, although the stock price had not achieved the levels necessary to allow the Company to redeem the warrants, warrant holders were offered an incentive of one-half warrant for each warrant exercised.  This incentive expired on December 31, 2005.  The Company raised an additional $405,080 from the exercise of 311,600 warrants and issued 155,800 incentive warrants.

NOTE 14 - CONTINGENCIES

In 2005, the Company was made a third-party defendant to litigation that was originally filed on June 5, 2001 in Longview, Texas, styled J. David Bolton, Joanna Bolton, Whitney Gaidry, Virginia Ille and Kenneth Ille vs. Larry V. Tate, Gerald Pybas, E. Robert Barbee, H. Paul Estey, and Robert A. Baker; Case No. 2001-1196-A; 188th District Court, Gregg County, Texas.  Plaintiffs sued Defendants and the Company for breach of contract and sought approximately $975,000 in damages.  The Defendants had sued the Company for indemnification of Plaintiffs' claims.

On February 7, 2006, the parties reached an agreement to settle this case at mediation and signed a binding agreement which settles the disputes between them.  As part of that settlement, the Company agreed to deliver 68,000 unrestricted stock certificates of the Company's stock to Plaintiffs.  The Plaintiffs held 60,000 shares of restricted stock prior to the settlement.  Those 60,000 shares were cancelled and reissued as unrestricted shares.  The Plaintiffs received 8,000 newly issued shares.  The settlement should not be taken as an admission of liability and the Company expressly denies any such liability.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 14 – CONTINGENCIES (continued)

The Company, and certain of its current and former officers and directors are defendants in litigation pending in Dallas, Texas, styled KINGDON R. HUGHES VS. GREGORY T. ROYAL, CYNTHIA A. GARR, JAMES T. MILLER, JR., CHARLES STIDHAM, CNH HOLDINGS COMPANY D/B/A CISTERA NETWORKS AND XBRIDGE SOFTWARE, INC.; Cause No. DV05-0600-G; G-134th District Court, Dallas County, Texas.  The plaintiff has alleged a number of complaints against the defendants, including breach of fiduciary duty, misappropriation of corporate opportunities, fraud, fraudulent inducement, breach of contract, tortuous interference with contract, fraudulent transfer, and shareholder oppression arising in connection with the license agreement between the Company and XBridge in May 2003 and the acquisition of XBridge by the Company in May 2005.  The parties held a mediation conference in April 2006 and have come to an understanding with respect to the principle elements of a potential settlement.  We are currently in the process of negotiating definitive settlement agreements.

The Company is a defendant in litigation pending in Dallas, Texas, styled Collaborative Search Partners, Inc. vs. Xbridge Software, Inc., and Cistera Networks, Inc., Cause No. 07-03189;J191st District Court, Dallas County, Texas.  The plaintiff has alleged a number of complaints against the defendants, including breach of contract, promissory estoppel, and quantum meruitt arising in connection with two separate employment search agreements.  In May 2007, the parties came to an understanding with respect to the principle elements of a potential settlement, and a Rule 11 letter agreement has been filed with the Court, however, a definitive settlement agreement is still being negotiated among the parties.  The Rule 11 letter agreement provides for payment by the defendants of $44,000 to the plaintiff over a period of six months, and in the event the defendants fail to make such payments, a default judgment may be rendered against the defendants.

NOTE 15 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

We have restated our balance sheet at March 31, 2007, and statements of operations, stockholders’ equity and cash flows for the year ended March 31, 2007.  The restatement impacts the year ended March 31, 2007, but has no effect on the financial statements issued in prior fiscal years.  The restatement is required because of an errors made in applyingCompany’snew  the new deferred revenue recognition policy adopted in the third quarter of fiscal year 2007.  Under this policy revenues are recognized after installation rather than upon shipment.

The impact of the restatement on the balance sheet was to increase inventory $3,376 from $72,367 to $75,743, which in turn increased current assets from $955,486 to $958,862.  The restatements also increased the current portion of deferred income $113,481 from $351,698 to $465,179, which in turn increased current liabilities from $1,727,064 to $1,840,545.  Retained deficit also increased $110,105 from $9,088,375 to $9,198,480.  The impact of the restatement on the statements of operations was to decrease recognized revenue $113,481 from $2,046,319 to $1,932,838, and decrease cost of goods sold $3,376 from $316,648 to $313,272, which in turn decreased gross profit $110,105 from $1,729,671 to $1,619,566.  The impact of the restatement on net loss was an increase of $110,105 from $1,174,338 to $1,284,443.  Loss per share increased $.02 from $.14 to $.16 per share.

CISTERA NETWORKS, INC. & SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(As Amended)
	December 31,	March 31,
	2007	2007
Current Assets:
Cash	$447,601	$534,871
Accounts Receivable (Net)	425,367	314,178
Other Receivable	16,037	23,927
Inventory	150,367	75,743
Prepaid Expenses	27,553	10,143

Total Current Assets	1,066,925	958,862

Fixed Assets:
Computer Equipment	203,595	123,035
Trade Show Booth & Fixtures	15,637	10,641
Office Equipment	207,174	129,064
Property held under capital leases	10,205	10,205
Less Accumulated Depreciation	(200,383)	(150,899)

Net Fixed Assets	236,228	122,046

Intangible Assets:
Intellectual property	2,717,755	2,717,755
Software development	366,040	366,040
Less Amortization	(992,633)	(788,802)

Net Intangible Assets	2,091,162	2,294,993

Total Assets	$3,394,315	$3,375,901

The accompanying notes are an integral part of these financial statements.

CISTERA NETWORKS, INC. & SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(continued)

	(Unaudited)	(As Amended)
	December 31,	March 31,
	2007	2007

Current Liabilities:
Accounts payable	$264,522	$544,796
Accrued liabilities	593,803	598,023
Related party payables	171,137	24,038
Line of credit	17,534	62,094
Convertible promissory notes	92,140	144,000
Current portion of long-term debt	433,571	2,415
Current portion of deferred income	862,785	465,179

Total Current Liabilities	2,435,492	1,840,545

Long-Term Liabilities
Convertible promissory notes	3,060,206	1,900,606
Accrued interest	505,474	-
Deferred income	184,216	84,968
Total Long-Term Liabilities	3,749,896	1,985,574

Total Liabilities	6,185,388	3,826,119

Stockholders’ Equity:
Common Stock, Par Value $.001
Authorized 50,000,000 shares,
Issued 8,576,538 shares at December 31, 2007 and
8,292,022 shares at March 31, 2007	8,576	8,292
Paid-In Capital	8,721,755	8,739,970
Retained Deficit	(11,521,404)	(9,198,480)

Total Stockholders’ Equity(Deficit)	(2,791,073)	(450,218)

Total Liabilities and Stockholders’ Equity	$3,394,315	$3,375,901

The accompanying notes are an integral part of these financial statements.

CISTERA NETWORKS, INC.& SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the three months ended
	December 31,
	2007	2006
		(restated)

Revenues	$618,761	$601,871
Cost of goods sold	(98,501)	(92,559)

Gross Profit	520,260	509,312

Expenses:
Sales and marketing	349,722	113,631
Research and development	166,550	134,475
Software consulting	523,443	224,412
General and administrative	426,255	216,432

Total Expenses	1,465,970	688,950

Other Income (Expense)
Interest income	3,760	8
Interest expense	(235,844)	(12,431)

Total Other Income (Expense)	(232,084)	(12,423)

Net Loss	$(1,177,794)	$(192,061)

Basic & Diluted loss per share	$(0.14)	$(0.02)

Weighted Average Shares	8,576,538	8,152,648

The accompanying notes are an integral part of these financial statements.

CISTERA NETWORKS, INC.& SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the nine months ended
	December 31,
	2007	2006
		(restated)

Revenues	$2,192,330	$1,496,488
Cost of goods sold	(430,427)	(185,813)

Gross Profit	1,761,903	1,310,675

Expenses:
Sales and marketing	698,424	212,067
Research and development	475,026	383,125
Software consulting	1,201,320	681,164
General and administrative	1,015,188	694,875

Total Expenses	3,389,958	1,971,231

Other Income (Expense)
Interest income	21,883	59
Interest expense	(580,927)	(42269)
Debt conversion expense	(135,825)	-

Total Other Income (Expense)	(694,869)	(42,210)

Net Loss	$(2,322,924)	$(702,766)

Basic & Diluted loss per share	$(0.27)	$(0.09)

Weighted Average Shares	8,576,538	8,126,989

The accompanying notes are an integral part of these financial statements.

CISTERA NETWORKS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	For the nine months ended
	December 31,
	2007	2006
		(restated)
CASH FLOWS FROM OPERATINGACTIVITIES:
Net Loss	$(2,322,924)	$(702,766)
Adjustments used to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	253,317	270,861
Deferred income	499,929	329,486
Stock issued for accrued interest	-	13,060
Debt issued for services and fees	13,078	-
Decrease in other receivable	7,890	-
(Increase) in accounts receivable	(111,189)	(266,399)
(Increase) in inventory	(74,500)	(33,773)
(Increase) Decrease in prepaid expenses	(17,410)	32,208
Increase in accrued liabilities	625,167	71,121
(Decrease) in accounts payable	(238,856)	(151,831)
Net Cash Used in operating activities	(1,365,498)	(438,033)

CASH FLOWS FROM INVESTINGACTIVITIES:
Purchase of equipment	(163,666)	(8,197)
Net cash Used in investing activities	(163,666)	(8,197)

CASH FLOWS FROM FINANCINGACTIVITIES:
Payments on capital lease	(2,415)	(2,621)
Cash received from convertible debt	1,584,885	338,362
Proceeds from loans	-	16,434
Proceeds from line of credit	17,500	251,421
Payments on line of credit	(62,178)	-
Payments on loans	(95,898)	(70,434)
Net Cash Provided by Financing Activities	1,441,894	533,162

Net Increase (Decrease) in cash and cash equivalents	(87,270)	86,932
Cash and Cash Equivalents at beginning of period	534,871	60,990
Cash and Cash Equivalents at end of period	$447,601	$147,922

The accompanying notes are an integral part of these financial statements.

CISTERA NETWORKS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)

	(Unaudited)
	For the nine months ended
	December 31,
	2007	2006
		(restated)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$14,878	$7,376
Franchise and income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt conversion expense	135,825	-

On April 29, 2005, the Company issued 173,511 shares of common stock for accrued liabilities of $482,364.

On May 27, 2005, the Company issued 4,150,000 shares of common stock to the shareholders of XBridge Software, Inc. and cancelled 2,150,000 shares then held by XBridge, in connection with the Company’s merger with XBridge Software, Inc.  In the merger, the Company acquired all of the assets and liabilities of XBridge Software, valued at a net of $782,245, and intellectual property valued at $2,717,755.  Goodwill of $2,134,821 was also acquired and subsequently expensed.

On June 24, 2005, the Company issued 100,000 shares of common stock from the exercise of outstanding stock options at $2 per share.

Effective September 21, 2005, the Company’s authorized shares were increased from 10 million shares to 50 million shares.

On December 31, 2005, the Company issued 311,600 shares of stock in connection with the exercise of warrants issued in the 2004 private placement of notes and warrants at $1.30 per share.

On December 31, 2005, the Company issued 946,392 shares of stock upon conversion of certain outstanding notes issued in the 2004 private placement.  The amount of principal represented by these shares was $859,000.  The amount of accrued interest represented by these shares was $87,392.  These notes converted at $1.00 per share.

The accompanying notes are an integral part of these financial statements.

On March 31, 2006, the Company issued 67,785 shares of stock due to the conversion of note principal and interest from private placement fund holders.  The amount of principal represented by these shares was $57,000.  The amount of accrued interest represented by these shares was $10,785.

On March 31, 2006 the Company issued 2,000 shares of stock to a former contractor for providing project management services valued at $2,000.  As part of the initial agreement with this contractor, these shares were to be issued upon the delivery of services defined by the agreement.

On March 31, 2006, the Company issued 8,000 shares of stock as part of a legal settlement.  The shares had been previously issued and were cancelled as part of a court order, but were never returned to the Company.  As per the settlement, the 8,000 outstanding were cancelled and subsequently reissued as unrestricted shares.

On July 1, 2006, the Company issued 70,893 shares of stock in connection with the exercise of warrants issued in the merger of the Company with XBridge Software, Inc.  The exercise price of the warrants was $.46 per share.  The warrants were exercised for notes payable totaling $32,594.

On August 1, 2006, the Company issued 4,034 shares of common stock upon conversion of the principal and accrued interest on a previously issued convertible note.  The principal amount of the note converted was $1,000 and the amount of accrued interest converted $3,034.  The notes converted at $1.00 per share.

On October 25, 2006, the Company issued 122,028 shares of common stock in connection with the exercise of options issued in the merger of the Company with XBridge Software, Inc.  The exercise price for these options was $.01 per share.

The accompanying notes are an integral part of these financial statements.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate the Company as a going concern.  However, the Company has sustained substantial operating losses in recent years and has used substantial amounts of working capital in its operations.  Realization of a major portion of the assets reflected on the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company's ability to meet its financing requirements and succeed in its future operations.  Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity for the Company to continue as a going concern.

These consolidated financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern”.  While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a “going concern”, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Interim Reporting

The unaudited financial statements as of December 31, 2007, and for the three and nine month periods then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three and nine months.  Operating results for interim periods are not necessarily indicative of the results that can be expected for full years.

Organization and Basis of Presentation

CNH Holdings Company, a Nevada corporation (the Company) was incorporated in Delaware on April 15, 1987, under the name of I.S.B.C. Corp.  The Company subsequently changed its name first to Coral Companies, Inc., and then to CNH Holdings Company.  Domicile was changed to Nevada in 1997.  The Company conducted an initial public and secondary offerings during the 1980's.  On June 15, 1998, the Company acquired Southport Environmental and Development, Inc.  This acquisition however was subsequently rescinded by agreement between the parties and made a formal order of the court effective April 19, 2000.  This order put the Company in the position that it occupied

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN (continued)

at June 14, 1998, as if none of the actions that had occurred from that time to the date of rescission had transpired.

On May 5, 2003, Corvero Networks, Inc., a Florida corporation, was formed by CNH Holdings Company as a wholly owned subsidiary to acquire the use of certain technology known as the XBridge Technology.  This technology has as its principal component the Corvero Convergence Platform.  The acquisition was accomplished by entering into a license agreement with XBridge Software, Inc., a Delaware corporation.

The Company was in the development stage from January 1, 1992 to May 5, 2003.  Since May 5, 2003, the Company has commenced planned principal operations and is no longer in the development stage.

On August 31, 2004, as part of a corporate restructuring aimed at simplifying the Company’s operating structure, Corvero Networks merged into CNH Holdings and began doing business as Cistera Networks.  As a continuation of this restructuring, effective May 27, 2005, the Company acquired XBridge in a merger of XBridge with a newly formed Company subsidiary.  As consideration for the acquisition, we issued an aggregate of 4,150,000 shares of our common stock, net of the cancellation of 2,150,000 shares of our common stock held by XBridge at the time of the acquisition.

On September 27, 2005, we changed our name to Cistera Networks, Inc.

Nature of Operations

We provide IP network-based application appliances and services that add features and enhanced functionality to the telecommunications services used by large enterprises, small and mid-sized organizations, both in the commercial and public sector.  Our software-based and hardware-based solutions are delivered on our open-architecture, component-based platform known as the Cistera ConvergenceServer™, which allows administrators to centrally manage advanced applications for IP telephony environments across large single-site and multi-site private voice/data networks.  Although the origins of the solution started back in 2000, we began operations in May 2003 as a public entity under the name CNH Holdings Company.

Our general business plan is to drive adoption of the Cistera technology--establishing the Cistera ConvergenceServer as the leading platform for advanced IP-based applications, through the strategic technology relationships with the IP Telephony equipment providers—Cisco, Nortel, Sylantro and Avaya, as well as the leading channel resellers—AT&T, Verizon, Bell Canada, Comstor, BT, etc.  The

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN (continued)

Company plans to extend our product and technological leadership in the IP communications industry, and to increase our market penetration by continuing to expand our sales and distribution channels and by capitalizing on new market opportunities like two-way radio interoperability mobile/wireless devices.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

This summary of accounting policies for Cistera Networks, Inc. is presented to assist in understanding the Company's consolidated financial statements.  The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Principles of Consolidation

The consolidated financial statements for the quarter ended December 31, 2007 include the accounts of Cistera Networks, Inc. and its wholly-owned subsidiary XBridge Software, Inc.  XBridge Software, Inc. was acquired by the Company on May 27, 2005.

The results of subsidiaries acquired or sold during the year are consolidated from their effective dates of acquisition through their effective dates of disposition.

All significant inter-company balances and transactions have been eliminated.

Use of Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures.  On an ongoing basis, we evaluate our estimates and assumptions.  Our actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable are comprised of the following at December 31, 2007 and March 31, 2007:

	(Unaudited)
	December 31,	March 31,
	2007	2007
Receivables Assigned to Factor	$259,390	1,023,280
Advances to (from) factor	(220,494)	(997,559)
Fees, expenses, & charges to reserve	(2,270)	(25,641)
Amounts due from factor	36,626	80
Unfactored accounts receivable	399,088	314,098
Allowances for returns and uncollectible accounts	(10,347)	-

	$425,367	$314,178

Pursuant to a factoring agreement with Allied Capital Partners L.P., effective December 2007, the Company is able to factor up to $1,500,000 of receivables at any one time at an 80% advance rate, with recourse against the Company in the event of a loss. The Company’s obligations to Allied are collateralized by all of the Company’s accounts receivable, chattel paper, general intangibles, supporting obligations, inventory and proceeds thereof. The term of the current agreement is for a period of twelve months with automatic twelve month renewals thereafter.

For the nine months ended December 31, 2007 and the twelve months ended March 31, 2007, the factoring charges amounted to 0.875% and 1.59%, respectively, of the receivables purchased.

Concentration of Credit Risk

The Company has no significant off-balance sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Inventory

Inventory consists of equipment that has been purchased but not yet shipped, shipped but not yet installed, and equipment that has been returned to the Company because the customer has cancelled the project or there were problems with the hardware. The inventory assets are recorded at cost.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue Recognition

In an effort to establish an accounting policy that provides shareholders with the most accurate representation of the company's performance, the company has instituted a new policy that only declares revenue from software, hardware and services once fully installed and implemented. This method of revenue reporting will not reflect all orders received and shipped during the reporting period, but only those orders received, shipped and completely installed within the reporting period.  Prior to the adoption of this policy, the Company recognized revenues when orders for our products and solutions were received and shipped.

In future earnings reporting, the Company will continue to provide the "booked" revenue figures, i.e., the amount based upon purchase orders (POs) received from customers and delivered to resellers, during the reporting period in addition to the new recognized revenue reporting policy.

The Company recognizes revenue according to SOP 97-2 (Software Revenue Recognition) as defined by paragraphs 07-14 in SOP 97-2 and as amended by SOP 98-9 (Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions).  This SOP provides guidance on when revenue should be recognized and in what amounts for licensing, selling, leasing or otherwise marketing computer software (including computer hardware and support services).

Technical support services revenue is deferred and recognized ratably over the period during which the services are to be performed, which is typically from one to three years. Advanced services revenue is recognized upon delivery or completion of performance.

We make sales to distributors and retail partners and recognize revenue based on a sell-through method using information provided by them.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Depreciation and Amortization

Fixed assets are recorded at cost and depreciated using straight-line and accelerated methods over the estimated useful lives of the assets that range from three to seven years.  Fixed assets consisted of the following at December 31, 2007 and March 31, 2007:

	(Unaudited)
	December 31,	March 31,
	2007	2007
Computer Equipment	$203,595	$123,035
Trade Show Booth & Fixtures	15,637	10,641
Office Equipment	207,174	129,064
Property held under capital leases	10,205	10,205
Less accumulated depreciation	(200,383)	(150,899)

Total	$236,228	$122,046

Maintenance and repairs are charged to operations; betterments are capitalized.  The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

Total depreciation expense for the nine months ended December 31, 2007 and 2006 was $49,485 and $27,901, respectively.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Intangible Assets

The Company has adopted the Financial Accounting Standards Board SFAS No., 142, “Goodwill and Other Intangible Assets.”  SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually.  In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life.  An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142.

Intangible Assets consisted of the following at December 31, 2007 and March 31, 2007:

	(Unaudited)
	December 31,	March 31,
Intangible Asset	2007	2007	Amortization Period
Intellectual Property	$2,717,755	$2,717,755	10 Years
Software Development	366,040	366,040	4 Years
Less accumulated amortization	(992,633)	(788,802)

Total	$2,091,162	$2,294,993

Software development costs include all development costs incurred after the Company’s software became “technologically feasible”.  Prior to the software reaching that stage, all development costs were expensed as incurred.  Once the software was developed to the point of being ready for sale, the Company began amortizing the costs over the term of the license agreement it entered into which was four years.  The software development costs were acquired in the acquisition of XBridge Software, Inc.

On May 27, 2005, the Company issued 2,000,000 shares of common stock to acquire the assets and liabilities of XBridge Software, Inc.  The shares were valued at the market price on the effective

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

date of the acquisition, which was $2.65 per share.  The Company acquired net assets valued at $782,245 and intellectual property valued at $2,717,755.  The Company has determined that the intellectual property has a useful life of 10 years, and is using straight-line amortization.

Total amortization expense for the nine months ended December 31, 2007 and 2006 was $203,832 and $243,767, respectively.

The estimated amortization for the next five years is as follows:

2008	$271,776
2009	271,776
2010	271,776
2011	271,776
2012	271,776
Total	$1,358,880

Earnings (Loss) per Share

Basic earnings (loss) per share has been computed by dividing the earnings for the period applicable to the common stockholders by the weighted average number of common shares outstanding during the years.

Diluted loss per common share for the nine months ended December 31, 2007 and 2006 is not presented as it would be anti-dilutive.  At December 31, 2007, the total number of potentially dilutive common stock equivalents was 10,399,356.  At December 31, 2006, the total number of potentially dilutive common stock equivalents was 3,557,058.

Reclassification

Certain reclassifications have been made in the 2007 financial statements to conform with the 2008 presentation.

Deferred Income

Deferred income represents contracts for certain revenue to be received in the future and come from support and maintenance contracts as well as product sales and professional services which have been shipped

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and billed but not installed.  Support and maintenance contracts are executed on an annual basis and the revenue from these contracts is recognized on a monthly basis as the support fees are earned.

Research and Development

Research and development expenses consist primarily of salaries and related expenses, and allocated overhead related to increasing the functionality and enhancing the ease of use of the convergence platform and applications.

Stock Options

Effective April 1, 2006, the company adopted the provisions of SFAS No. 123(R). SFAS No. 123(R) requires employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award. Prior to April 1, 2006, the company accounted for awards granted to employees under its equity incentive plans under the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and related interpretations, and provided the required pro forma disclosures prescribed by SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), as amended.  No stock options were granted to employees during the nine months ended December 31, 2007 or 2006 and accordingly, no compensation expense was recognized under APB No. 25 for the nine months ended December 31, 2007 or 2006. In addition, no compensation expense is required to be recognized under provisions of SFAS No. 123(R) with respect to employees.

Under the modified prospective method of adoption for SFAS No. 123(R), the compensation cost recognized by the company beginning on April 1, 2006 includes (a) compensation cost for all equity incentive awards granted prior to, but not yet vested as of April 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all equity incentive awards granted subsequent to April 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). The company uses the straight-line attribution method to recognize share-based compensation costs over the service period of the award. Upon exercise, cancellation, forfeiture, or expiration of stock options, or upon vesting or forfeiture of restricted stock units, deferred tax assets for options and restricted stock units with multiple vesting dates are eliminated for each vesting period on a first-in, first-out basis as if each vesting period was a separate award. To calculate the excess tax benefits available for use in offsetting future tax shortfalls as of the date of implementation, the company followed the alternative transition method discussed in FASB Staff Position No. 123(R)-3.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 3 - CONCENTRATION OF RISK

For the quarter ended December 31, 2007, the Company receives approximately 36% of its gross revenues from its top three re-sellers.  This represents an increase in concentration of business from the 20% reported for the quarter ended December 31, 2006.  The loss of these re-sellers would adversely impact the business of the Company.

NOTE 4 - INCOME TAXES

As of March 31, 2007, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $6,965,000 that may be offset against future taxable income through 2027.  Due to the uncertainty with respect to ultimate realization, the Company has established a valuation allowance for all deferred income tax assets.

	March 31,
	2007	2006
Net Operating Losses	$2,357,900	$1,912,500
Valuation Allowance	(2,357,900)	(1,912,500)
	$-	$-

The provision for income taxes differs from the amount computed using the federal USstatutory income tax rate as follows:

	March 31,
	2007	2006
Provision (Benefit) at US Statutory Rate	$445,400	$868,576
Increase (Decrease) in Valuation Allowance	(445,400)	(868,576)
	$-	$-

The Company evaluates its valuation allowance requirements based on projected future operations.  When circumstances change and cause a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 5 - LEASE COMMITMENT

The Company currently leases approximately 4,264 square feet of office space at 17304 Preston Road, Suite 975, Dallas, Texas from Memshalah Realty, a successor to CMD Realty Fund.  The lease payments are approximately $7,626 per month and the lease expires November 30, 2009.  This office space is used as the Corporate Headquarters.

The minimum future lease payments under this lease for the next five years are:

January 1, 2008 - March 31, 2008	$22,878
April 1, 2008 - March 31, 2009	94,357
April 1, 2009 - March 31, 2010	63,852
April 1, 2010 - March 31, 2011	-
April 1, 2011 - March 31, 2012	-
Total minimum future lease payments	$181,087

NOTE 6 - CAPITAL LEASE

On October 20, 2004, the Company entered into an agreement with Dell Financial Services to lease five laptop computers and a laser printer.  The lease is for a period of thirty-six months with a payment of approximately $369 per month.  The Company has an end of lease purchase option of $1.00.  The Company has capitalized a total of $10,205 under capital leases for the computers and printer in the financial statements.  The assets are depreciated over their related lease terms.  Depreciation of assets under capital leases is included in depreciation expense for the three months ended December 31, 2007.

As of December 31, 2007, there were no further payments due under this capital lease agreement.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 7 - COMMON STOCK

On April 29, 2005, the Company issued 173,511 shares of common stock for accrued liabilities of $482,364.

On May 27, 2005, the Company issued 4,150,000 shares of common stock to the shareholders of XBridge Software, Inc. and cancelled 2,150,000 shares then held by XBridge, in connection with the Company’s merger with XBridge Software, Inc.  In the merger, the Company acquired all of the assets and liabilities of XBridge Software, valued at a net of $782,245, and intellectual property valued at $2,717,755.  Goodwill of $2,134,821 was also acquired and subsequently expensed.

On June 24, 2005, the Company issued 100,000 shares of common stock from the exercise of outstanding stock options at $2 per share.

Effective September 21, 2005, the Company’s authorized shares were increased from 10 million shares to 50 million shares.

On December 31, 2005, the Company issued 311,600 shares of stock in connection with the exercise of warrants issued in the 2004 private placement of notes and warrants at $1.30 per share.

On December 31, 2005, the Company issued 946,392 shares of stock upon conversion of certain outstanding notes issued in the 2004 private placement.  The amount of principal represented by these shares was $859,000.  The amount of accrued interest represented by these shares was $87,392.  These notes converted at $1.00 per share.

On March 31, 2006, the Company issued 67,785 shares of stock upon conversion of certain outstanding notes issued in the 2004 private placement.  The amount of principal represented by these shares was $57,000.  The amount of accrued interest represented by these shares was $10,785.  These notes converted at $1.00 per share.

On March 31, 2006 the Company issued 2,000 shares of stock to a former contractor for providing project management services valued at $2,000.  As part of the initial agreement with this contractor, these shares were to be issued upon the delivery of services defined by the agreement.

       On March 31, 2006, the Company reissued 8,000 shares of stock as part of a legal settlement.  The shares had been previously issued and were cancelled as part of a court order, but were never returned to the Company.  As per the settlement, the 8,000 outstanding were cancelled and subsequently reissued as unrestricted shares.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 7 - COMMON STOCK (continued)

On July 1, 2006, the Company issued 70,803 shares of common stock in connection with the exercise of warrants issued in the merger of the Company with XBridge Software, Inc.  The exercise price of the warrants was $.46 per share.  The warrants were exercised for notes payable totaling $32,594.

On August 1, 2006, the Company issued 4,034 shares of common stock upon conversion of the principal and accrued interest on a previously issued convertible note.  The principal amount of the note converted was $1,000 and the amount of accrued interest converted $3,034.  The notes converted at $1.00 per share.

On October 25, 2006, the Company issued 122,028 shares of common stock in connection with the exercise of options issued in the merger of the Company with XBridge Software, Inc.  The exercise price for these options was $.01 per share.

NOTE 8 – LINE OF CREDIT

On May 18, 2007, the Company secured a line of credit with JPMorgan Chase Bank in the amount of $50,000.  The line of credit carries an interest rate of prime plus one half-point.  The line of credit is secured with a deposit guarantee of $50,000.  At December 31, 2007, the total amount outstanding on this line of credit was $17,534.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 9 - RELATED PARTY TRANSACTIONS

On May 31, 2004, the Company received a loan of $55,755 from one of its executive officers.  The note carries an interest rate of 8% with a due date of December 31, 2005.  At December 31, 2007, the total amount of principal and interest due on this note was $7,691.

Effective May 27, 2005, we acquired XBridge through a merger transaction in exchange for 4,150,000 shares of our common stock (which after the cancellation of the 2,150,000 originally issued to XBridge resulted in the issuance of only 2,000,000 new shares) and the elimination of approximately $1.86 million on inter-company payables owed to XBridge.  Prior to entering into the agreement governing the merger, (a) Ms. Cynthia Garr, the Company's Executive Vice President, acting Chief Financial Officer and a director, was also the President and a director of XBridge, (b), Mr. Gregory Royal, the Company's Chief Technology Officer and a director, was also a Vice President and a director of XBridge, (c) Mr. Derek Downs the Company's acting Chief Executive Officer and a director, was also a consultant to XBridge.

At the time of the merger, Ms. Garr owned 451,000 shares of XBridge common stock and held options to purchase another 15,426 shares, and Mr. Royal owned 375,000 shares of XBridge common stock and held options to purchase another 100,000 shares.  At an exchange ratio of 2.71174 shares of our common stock for each share of XBridge stock outstanding, post merger, (1) Ms. Garr owned 1,222,997 shares of our common stock and held options to purchase another 41,831 shares; (2) Mr. Royal owned 1,016,904 shares of our common stock and held options to purchase an additional 271,174 shares.  Ms. Garr's options expire April 1, 2009, and Mr. Royal’s options expire May 3, 2009. With regard to these stock options and all other outstanding options to purchase XBridge shares at the time, the original provisions for the XBridge stock options were applied in a carry-forward manner to the options to purchase shares of our stock.

On March 31, 2006, the Company received a loan of $6,400 from one of its executive officers.  The note carries an interest rate of 8% and was due March 31, 2007.  At December 31, 2007, the total amount of principal and interest due on this note was $0.

On June 30, 2006, the Company received a short term loan of $16,434 from one of its executive officers.  At December 31, 2007, the balance of the loan was $0.

Pursuant to an employment agreement dated January 1, 2005, the Company agreed to pay $125,000 per year to Derek Downs, an officer and director of the Company.  This agreement was mutually terminated by the parties, effective March 31, 2007.

Pursuant to an employment agreement dated January 1, 2005, the Company agreed to pay $125,000 per year to Cynthia Garr, an officer and director of the Company.  This agreement was mutually terminated by the parties, effective April 1, 2006.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 9 – RELATED PARTY TRANSACTIONS (continued)

Pursuant to an employment agreement dated October 1, 2004, the Company agreed to pay $130,000 per year to Gregory Royal, an officer and director of the Company.  This agreement was mutually terminated by the parties, effective March 31, 2007.

On April 5, 2007, the Company issued a Senior Unsecured Convertible Promissory Note in the principal amount of $30,000, and issued warrants to purchase 30,000 shares of the Company’s common stock to Derek Downs, an officer and director of the Company, in connection with the cancellation of an equal amount of the Company’s outstanding obligations. As of September 30, 2007, interest of $4,863 had been accrued on this Note.

On April 5, 2007, the Company issued a Senior Unsecured Convertible Promissory Note in the principal amount of $70,779, and issued warrants to purchase 70,779 shares of the Company’s common stock to Gregory Royal, an officer and director of the Company, in connection with the cancellation of an equal amount of the Company’s outstanding obligations. As of September 30, 2007, interest of $11,472 had been accrued on this Note.

NOTE 10 - ACQUISITIONS

On May 5, 2003, the Company, Corvero Networks, Inc., a Florida corporation our wholly owned subsidiary (Corvero), and XBridge Software, Inc., a Delaware corporation, entered into a license agreement pursuant to which Corvero agreed to license from XBridge Software, Inc. all rights, title, and interest of XBridge in and to certain technologies and intellectual properties (the “XBridge Technology”).  The exclusive license was worldwide in scope and had a term of twenty years, and included, but was not limited to, the right to make alternations and/or derivative works and to license, sublicense, cross-license or otherwise transfer the XBridge Technology for commercial purposes, and all rights to derivative works would be the Company’s sole and exclusive property.  This license did not, however, give the Company the right to transfer or resell the XBridge Technology without the consent of XBridge.  CNH Holdings Company, through multiple subsequent amendments to the licensing agreement, ultimately issued an aggregate of 2,000,000 shares of its common stock to XBridge.

On August 31, 2004, CNH Holdings Company absorbed its wholly-owned subsidiary Corvero Networks, Inc., and began operating as Cistera Networks.  As of that date, all of Corvero's rights under the License Agreement dated May 5, 2003 passed to Cistera Networks, Inc.

Effective May 27, 2005, we acquired XBridge through a merger transaction in exchange for 4,150,000 shares of our common stock (which after the cancellation of the 2,150,000 originally issued to XBridge resulted in the issuance of only 2,000,000 new shares) and the elimination of approximately $1.86 million on inter-company payables owed to XBridge. Through this acquisition, the Company acquired net assets valued at

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 10 – ACQUISITIONS (continued)

$782,245 and intellectual property valued at $2,717,755.  Of this amount, $2,134,821 was allocated to goodwill and has subsequently been expensed.

NOTE 11 - CONVERTIBLE DEBT

Effective December 13, 2004, the Company issued and sold an aggregate of $1,146,000 in principal amount of Senior Unsecured Convertible Promissory Notes (the “notes”), and issued  warrants to purchase 1,146,000 shares of our common stock, par value $0.001 per share (the “warrants”).  Of the $1,146,000 in notes, $1,004,000 in principal amount of notes were issued for cash, and $142,000 in principal amount of notes were issued in connection with the cancellation of an equal amount of the Company’s outstanding obligations.

The notes bear interest at the rate of 8% per annum, compounded quarterly on each March 31, June 30, September 30 and December 31 that the notes are outstanding (each, an interest compounding date).  The outstanding principal on the notes and all accrued interest become due and payable on the earlier of (a) December 13, 2006, or (b) the date on which a change in control of the Company occurs.

The outstanding principal and accrued interest on the notes are convertible into shares of common stock at a conversion rate equal to the lesser of (a) $1.30 per share, or (b) a 25% discount to the average closing bid price of the Company’s common stock for the five days including and immediately preceding the interest compounding date, provided that in no event shall the conversion price per share be less than $1.00 per share.  The notes may be converted, in whole or in part, at the option of the note holder on any interest compounding date occurring after the effective date of a registration statement covering the resale of shares of common stock to be issued upon conversion of the notes.

In addition, if the Company subsequently issues or sells any new securities convertible, exercisable or exchangeable into shares of our common stock (“convertible securities”) in a private transaction and receives gross proceeds of at least $500,000, the notes may be converted, in whole or in part at the option of the note holders, into the convertible securities, upon the same terms and conditions governing the issuance of the convertible securities in the private transaction.  The right of the note holders to convert the note into convertible securities does not apply to any convertible securities issued by the Company (a) in connection with a merger, acquisition or consolidation of the Company, (b) in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (c) in connection with bona fide firm underwritten public offerings of its securities, (d) pursuant to the Company’s incentive and stock option plans, (e) as a result of the exercise of options or warrants or conversion of convertible notes or preferred stock which were granted or issued as of December 13, 2004.

The Company may prepay the notes in whole or in part, upon thirty days prior written notice to note holders; provided that partial prepayments may be made only in increments of $10,000 and, provided further,

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 11 - CONVERTIBLE DEBT (continued)

that the note holders may convert the amount of the proposed prepayment into shares of our common stock, regardless of the period of time that the notes have then been outstanding.

The warrants have a term of five years and are exercisable at an exercise price of $1.30 per share.  Subject to an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the Warrants, the Company may, upon thirty days prior written notice, redeem the warrants for $0.10 per share, in whole or in part, if our common stock closes with a bid price of at least $3.50 for any ten (10) out of fifteen (15) consecutive trading days.  Because at that price it would be profitable for the warrant holders to exercise their warrants rather than to allow the redemption to proceed, we assume they would choose to exercise. However, there is no assurance that our stock price will rise to the $3.50 per share redemption trigger price, or that all of the warrants will be exercised.

At December 31, 2005, a number of note holders opted to convert their debt as provided in their note agreements.  The total number of shares issued due to this conversion was 946,392.  The amount of principal represented by these shares was $859,000.  The amount of accrued interest represented by these shares was $87,392.  At March 31, 2006, three note holders opted to convert their debt as provided in their note agreements.  The total number of shares issued due to this conversion was 67,785.  The amount of principal represented by these shares was $57,000.  The amount of accrued interest represented by these shares was $10,785.  These notes converted at $1.00 per share.    At August 31, 2006, one note holder who had previously converted most of his outstanding debt opted to convert the outstanding balance.  The total number of shares issued due to this conversion was 4,034.  The remaining amount of principal represented by these shares was $1,000.  The amount of interest earned on his original note represented by these shares was $3,034.  At December 13, 2006, one note holder opted to convert their outstanding balance.  As of December 31, 2007, there were 17,931 shares to be issued at $1.00 per share to convert principal of $15,000 and accrued interest of $2,931.  At December 13, 2006, two note holders opted to convert their outstanding balance to the second private placement.  The total amount converted was $56,071.  During the nine months ended December 31, 2007, the Company paid $66,860 of principal and $9,770 of accrued interest towards these notes.  At December 31, 2007, there was $92,140 of principal and $29,480 of interest due on these notes. During the quarter ended September 30, 2007, the company elected to compensate note holders who had opted to convert debt into shares of common stock which had not completed registration with the SEC as of the date the notes became due and payable on December 13, 2006. The amount offered to, and accepted by, the shareholders was $135,825, payable in the form of additional shares of common stock. In August 2007, the company accrued a liability for the amount of this debt conversion expense, pending the issuance of the additional shares. On January 11, 2008, the Company issued 134,462 shares of common stock at the agreed upon conversion rate of $1.01, and paid $19 in cash for fractional shares in settlement of this liability. The total amount of principal and interest due at December 13, 2006 was $214,019.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 11 - CONVERTIBLE DEBT (continued)

During the nine months ended December 31, 2007, the Company paid $66,860 of principal and accrued interest of $9,770 towards these notes.  At December 31, 2007, there was $92,140 of principal and $29,481 of interest due on these notes.

The Company issued and sold a second offering of Senior Unsecured Convertible Promissory Notes.  This second offering mirrors the terms of the previous Private Placement Funding as stated above, except for the conversion of stock and interest is set at a fixed rate of $0.75 per share, and the warrants are exercisable at an exercise price of $1.00 per share.  The notes and accrued interest are due and payable two years from the date of the note.  Effective April 5, 2007, the Company sold an aggregate of $3,498,776 in principal amount of Senior Unsecured Convertible Promissory Notes, and issued warrants to purchase 3,498,776 shares of the Company’s common stock. Of the $3,498,776 in Notes, $2,815,000 in principal amount of Notes were issued for cash, and $683,776 in principal amount of Notes were issued in connection with the cancellation of an equal amount of the Company’s outstanding obligations. Included in the outstanding obligations that were cancelled were $110,279 of obligations to principal officers and directors in the following amounts: Greg Royal $77,779; Derek Downs $30,000; Jim Miller $9,500.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 12 - STOCK OPTIONS

As of December 31, 2007, 190,000 of the total stock options are not exercisable, as they are not yet formally approved.

The following table sets forth the options outstanding as of March 31, 2007.

		Weighted
	Option /	Average	Weighted
	Warrants	Exercise	Average
	Shares	Price	Fair Value

Options and warrants outstanding, March 31, 2006	2,532,584	$1.29	$1.43
Warrants outstanding from Private Placement	1,842,690	1.00	1.00
Granted, Exercise price more than fair value	-	-	-
Granted, Exercise price less than fair value	-	-	-
Expired	(51,814)	-	-
Exercised	(192,831)	0.18	-
Options and warrants outstanding,
March 31, 2007	4,130,629	$1.04

The following table sets forth the options outstanding as of December 31, 2007.

Weighted
	Option /	Average	Weighted
	Warrants	Exercise	Average
	Shares	Price	Fair Value

Options and warrants outstanding, March 31, 2007	4,130,629	$1.04	$1.43
Warrants outstanding from Private Placement	1,656,088	1.00	1.00
Granted, Exercise price more than fair value	-	-	-
Granted, Exercise price less than fair value	-	-	-
Expired	-	-	-
Exercised	-	-	-
Options and warrants outstanding,
December 31, 2007	5,786,717	$1.03

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 12 - STOCK OPTIONS (continued)

Exercise prices for optioned shares outstanding as of December 31, 2007 ranged from $1.10 to $2.00. A summary of these options by range of exercise prices is shown as follows:

				Weighted-	Weighted-
	Option /	Weighted-	Shares/	Average	Average
	Warrants	Average	Warrants	Exercise Price	Contractual
Exercise	Shares	Exercise	Currently	Currently	Remaining
Price	Outstanding	Price	Exercisable	Exercisable	Life

2.00	700,000	2.00	700,000	2.00	1 years
.23	81,353.23		81,353.23		5 years
.46	325,564.46		325,564.46		2 years
.46	189,822.46		189,822.46		2 years
1.30	990,200	1.30	990,200	1.30	2 years
1.00	1,842,690	1.00	1,842,690	1.00	5 years
1.00	1,656,088	1.00	1,656,088	1.00	5 years

In September 2005, although the stock price had not achieved the levels necessary to allow the Company to redeem the warrants, warrant holders were offered an incentive of one-half warrant for each warrant exercised.  This incentive expired on December 31, 2005.  The Company raised an additional $405,080 from the exercise of 311,600 warrants and issued 155,800 incentive warrants.

NOTE 13 - CONTINGENCIES

The Company, and certain of its current and former officers and directors are defendants in litigation pending in Dallas, Texas, styled KINGDON R. HUGHES VS. GREGORY T. ROYAL, CYNTHIA A. GARR, JAMES T. MILLER, JR., CHARLES STIDHAM, CNH HOLDINGS COMPANY D/B/A CISTERA NETWORKS AND XBRIDGE SOFTWARE, INC.; Cause No. DV05-0600-G; G-134th District Court, Dallas County, Texas.  The plaintiff has alleged a number of complaints against the defendants, including breach of fiduciary duty, misappropriation of corporate opportunities, fraud, fraudulent inducement, breach of contract, tortuous interference with contract, fraudulent transfer, and shareholder oppression arising in connection with the license agreement between the Company and XBridge in May 2003 and the acquisition of XBridge by the Company in May 2005.  The parties held a mediation conference in April 2006 and have come to an understanding with respect to the principle elements of a potential settlement.  We are currently in the process of negotiating definitive settlement agreements.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 14 – UNCERTAIN TAX POSITIONS

Effective April 1, 2007, the company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The adoption of the provisions of FIN 48 did not have a material impact on the company’s condensed consolidated financial position and results of operations. At April 1, 2007, the company had no liability for unrecognized tax benefits and no accrual for the payment of related interest.

Interest costs related to unrecognized tax benefits are classified as “Interest expense, net” in the accompanying consolidated statements of operations. Penalties, if any, would be recognized as a component of “Selling, general and administrative expenses”. The Company recognized $0 of interest expense related to unrecognized tax benefits for the quarter ended December 31, 2007.  In many cases the company’s uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities. With few exceptions, the company is generally no longer subject to U.S. federal, state, local or non-U.S. income tax examinations by tax authorities for years before 2003. The following describes the open tax years, by major tax jurisdiction, as of April 1, 2007:

United States (a)	2003 – Present

(a) Includes federal as well as state or similar local jurisdictions, as applicable.

NOTE 15 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Cistera Networks, Inc. has determined the need to restate its historical financial statements for the quarter ended September 30, 2007. The restatement is required because of an error made in accounting for debt conversion expenses related to a private placement, and an error made in accounting for outstanding shares of common stock from the corporate restructuring in August 2004. The required restatement also includes a balance sheet reclassification of accrued interest on convertible debt that is due in more than one year from current liabilities to long-term liabilities.

The restatement will not affect reported cash balances or liquidity. The effect on the second quarter of fiscal year 2008 will be a $135,825 increase in the reported net loss, and an increase of 284,516 in the number of ending and weighted average common shares outstanding as of September 30, 2007. Basic and diluted loss per share for the three and six month periods ended September 30, 2007 will increase by $0.01, to $0.08 and $0.13 per share, respectively. The restatement of debt conversion expenses will not affect gross profit and gross profit margins.

CISTERA NETWORKS, INC.& SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 15 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

Rigorous new financial and accounting processes and procedures that have been implemented as a result of the internal review by management in the second quarter of fiscal year 2008 are expected to ensure proper accounting for debt conversion expenses and shareholders equity in the future.

The Company intends to file an amended quarterly report containing the restated financial results with the Securities and Exchange Commission. The restated financial results for the second quarter of fiscal year 2008 and the 10-QSB for the second quarter of fiscal year 2008 will be filed no later than January 25, 2008. The restatement of financial results will also require the Company to file a new amendment to the effective registration statement the Company previously filed with the Commission.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT MADE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CISTERA NETWORKS, INC. OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE COMMON STOCK OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CISTERA NETWORKS, INC. SINCE SUCH DATE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

The Company’s Bylaws provide that the Company has the power to indemnify its directors and officers to the fullest extent provided by Nevada law.  Pursuant to Nevada law, a corporation may indemnify its officers and directors, provided that such person's actions:

(a)           did not constitute a breach of his fiduciary duties as a director or officer; and did not involve intentional misconduct, fraud or a knowing violation of law; and

(b)           were conducted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful

The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the company.

Other Expenses of Issuance and Distribution

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:  The amounts set forth are estimates except for the SEC registration fee:

Amount

SEC registration fee	$564
Accountants’ fees and expenses	$50,000
Miscellaneous	$40,000
Total	$90,564

The Registrant will bear all of the expenses shown above.

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of the company’s securities without registration for the past three (3) years from the date of this Registration Statement.  No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

On May 3, 2003, we issued and sold 500,000 shares of our common stock to XBridge, in exchange for an exclusive license to certain XML technology.  The structure of the license and asset purchase agreement with XBridge and the issuance of the shares were determined through arm-length negotiations between us and the other parties involved and no material relationship existed between CHN Holdings Company, Corvero Networks and XBridge Software at that time.

Effective June 20, 2003, we issued and sold 1,500,000 shares of our common stock to XBridge in settlement of all obligations under the XML license and under and asset purchase agreement.  The structure of the settlement agreement with XBridge and the issuance of the shares were determined through arm-length negotiations between us and the other parties involved and, aside from the exclusive license described above, no material relationship existed between us and XBridge at that time.

Effective December 13, 2004, we issued and sold an aggregate of $1,146,000 in principal amount of Senior Unsecured Convertible Promissory Notes, and issued warrants to purchase 1,146,000 shares of our common stock, par value $0.001 per share.  Of the $1,146,000 in Notes, $1,004,000 in principal amount of Notes were issued for cash, and $142,000 in principal amount of Notes were issued in connection with the cancellation of an equal amount of the Company's outstanding obligations.  The warrants have a term of five years and are exercisable at an exercise price of $1.30 per share.  Subject to an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the warrants, the Company may, upon thirty days prior written notice, redeem the warrants for $0.10 per share, in whole or in part, if our common stock closes with a bid price of at least $3.50 for any ten (10) out of fifteen (15) consecutive trading days.  The structure of the note purchase agreement and the issuance of the convertible notes and warrants were determined through arm-length negotiations between us and the other parties involved and no material relationship existed between us and the other parties at that time.

Effective December 17, 2004, we issued and sold 150,000 shares of our common stock to XBridge in exchange for the cancellation of $270,000 of our outstanding debt, which was incurred in connection with certain product development work performed for us by XBridge.  The Company believes that the structure of the services agreement with XBridge and the issuance of shares were comparable to what the Company would have received through arms-length negotiations with an unaffiliated party.  At the time of the services agreement and the issuance of the shares, XBridge owned approximately 51% of our outstanding shares of common stock, and a majority of our officers and directors were also officers and directors of XBridge.

On January 3, 2005, the Company issued 359,580 shares of common stock for accrued liabilities of $380,926.  The shares were issued prices of between $1.00 and $1.30 per share which was equal to the approximate closing price of our common stock on the various dates that the Company and the debt parties agreed to settle payment of these liabilities.

On April 29, 2005, the Company issued 173,511 shares of common stock for accrued liabilities of $482,364.  The shares were issued at $ 2.78 per share which was equal to the average closing price of our common stock over the ten trading days prior to the date of issuance.

Effective May 27, 2005, we issued 4,150,000 shares of our common stock in connection with the merger of XBridge with XBR Acquisition, Inc., a newly formed Company subsidiary.  At the time of the merger, XBridge held 2,150,000 shares of our common stock, which shares were cancelled.  In connection with this merger, options and warrants to purchase 310,643 shares of XBridge common stock were converted into options to purchase an additional 842,383 shares of the Company's common stock, at exercise prices ranging from $0.01 to $0.46 cents per share.  The Company also issued an additional 173,511 shares to certain of the officers and consultants of XBridge in exchange for the cancellation of $482,364.31 of XBridge debt held by these individuals.  The debt represented trade accounts payable and accrued consulting fees, notes payable and accrued interest that were unpaid by XBridge.  Ms. Cynthia A. Garr, then the Company’s Executive Vice President and acting Chief Financial Officer and also the President and a director of XBridge, received 63,363 shares of our common stock in exchange for the cancellation of $72,914.49 of unpaid expenses, $72,725.19 of notes payable and accrued interest, and $30,510 of unpaid accrued consulting fees.  Mr. Gregory T. Royal, then the Company’s Chief Technology Officer and a director and also a Vice President and director of XBridge, received 108,081 shares of our common stock in exchange for the cancellation of $8,563.94 of unpaid expenses and $291,902.18 of unpaid accrued consulting fees.  Mr. Derek P. Downs, then our acting Chief Executive Officer and a director and also a consultant to XBridge, received 2,067 shares of our common stock in exchange for the cancellation of $5,748.51 of unpaid expenses. The shares of our common stock issued to these individuals was valued at $2.65 per share, which was the average closing price of our common stock for the ten trading days prior to the effective date of the merger.  This share value was also the value used to determine the exchange ratio for the shares of our common stock to be received by all other XBridge shareholders.

The Company believes that the structure of the merger agreement with XBridge and the issuance of shares were comparable to what the Company would have received through arms-length negotiations with an unaffiliated party.  At the time of the services agreement and the issuance of the shares, XBridge owned approximately 51% of our outstanding shares of common stock, and a majority of our then officers and directors were also officers and directors of XBridge.  This transaction enabled us to obtain outright ownership of the XBridge intellectual property upon which our products are based and eliminate future product development and maintenance payments to XBridge.  Costs associated with maintenance and support related to the license agreement totaled $1.86 million during the first two years of the twenty-year life of the agreement.  In addition, we believed that the Company’s ownership of the XBridge intellectual property would prove to be invaluable in both securing agreements with tier-one channel reseller partners and in giving the Company flexibility for future growth and product line expansion.  Based upon client driven product acceptance and sales order growth, the Company believed that eliminating potential royalty commitments was in the best interest of the Company's shareholders.

Including the new shares issued in the merger, the elimination of the $1.86 million in inter-company payables and XBridge’s outstanding debt of approximately $200,000 at the time of the merger, the total purchase price for the XBridge acquisition was approximately $5,500,000.

On June 24, 2005, the Company issued 100,000 shares of common stock from the exercise of outstanding stock options.  The exercise price of the options was $2 per share.

In September 2005, although the stock price had not achieved the levels necessary to allow the Company to redeem warrants issued in the December 13, 2004 private placement, warrant holders were offered an incentive of one-half warrant for each warrant exercised.  This incentive expired on December 31, 2005.  The Company raised an additional $405,080 from the exercise of 311,600 warrants and issued 155,800 incentive warrants.  The exercise price of the warrants was $1.30 per share.

On December 31, 2005, the Company issued 311,600 shares of stock in connection with the exercise of warrants issued in the 2004 private placement of notes and warrants.  The exercise price of the warrants was $1.30 per share.

On December 31, 2005, the Company issued 946,392 shares of stock upon conversion of certain outstanding notes issued in the 2004 private placement.  The amount of principal converted was $859,000 and the amount of accrued interest converted was $87,392.  These notes converted at $1.00 per share.

On March 31, 2006, the Company issued 67,785 shares of stock upon conversion of certain outstanding notes issued in the 2004 private placement.  The amount of principal converted was $57,000 and the amount of accrued interest converted was $10,785.  These notes converted at $1.00 per share.

On March 31, 2006 the Company issued 2,000 shares of stock to a former contractor for providing project management services valued at $2,000.  As part of the initial agreement with this contractor, these shares were to be issued upon the delivery of services defined by the agreement.

On March 31, 2006, the Company reissued 8,000 shares of stock as part of a legal settlement.  The shares had been previously issued and were cancelled as part of a court order, but were never returned to the Company.  As per the settlement, the 8,000 outstanding were cancelled and subsequently reissued as unrestricted shares.

On July 1, 2006, the Company issued 70,803 shares of common stock in connection with the exercise of warrants issued in the merger of the Company with XBridge Software, Inc.  The exercise price of the warrants was $.46 per share.  The warrants were exercised for notes payable totaling $32,594.

On August 1, 2006, the Company issued 4,034 shares of common stock upon conversion of the principal and accrued interest on a previously issued convertible note.  The principal amount of the note converted was $1,000 and the amount of accrued interest converted $3,034.  The notes converted at $1.00 per share.

On October 25, 2006, the Company issued 122,028 shares of common stock in connection with the exercise of options issued in the merger of the Company with XBridge Software, Inc.  The exercise price for these options was $.01 per share.

Included in the outstanding obligations that were cancelled was $30,000 in past due compensation to Mr. Derek Downs, our President and Chief Executive Officer and director, and $70,779 to Mr. Greg Royal, our Executive Vice President and director.  As a result of the cancellation of this debt, Mr. Downs was issued 30,000 shares in principle amounts in convertible notes and 30,000 warrants to purchase 70,000 shares, and Mr. Royal was issued       70,779 shares in principle amounts in convertible notes and 70,779 warrants to purchase 165,151 shares, upon the same terms and conditions as provided to the other investors in this private placement.

In January of 2008, the Company issued 3,815 shares of common stock upon conversion of accrued interest on a previously issued convertible note.  The amount of accrued interest converted was $3,815.  The interest converted at $1.00 per share.

In January of 2008, the Company issued 130,647 shares of common stock upon conversion of accrued interest on a previously issued convertible note.  The amount of accrued interest converted was $130,647.  The interest converted at $1.00 per share.

On January 23, 2008, the Company issued 17,931 shares of common stock upon conversion of certain outstanding notes.  The amount of principal of notes converted was $15,000 and the amount of accrued interest converted was $2,391.  These notes were converted at $1.00 per share.

Effective April 5, 2007, we issued and sold an aggregate of $3,498,776 in principal amount of Senior Unsecured Convertible Promissory Notes, and issued warrants to purchase 3,498,776 shares of our common stock, par value $0.001 per share.  Of the $3,498,776 in Notes, $2,815,000 in principal amount of Notes were issued for cash, and $683,776 in principal amount of Notes were issued in connection with the cancellation of an equal amount of the Company's outstanding obligations.  Included in the outstanding obligations that were cancelled were $100,779 of obligations to principal officers and directors in the following amounts:  Greg Royal $70,779 and Derek Downs $30,000.

The warrants have a term of five years and are exercisable at an exercise price of $1.00 per share.  Subject to an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the warrants, the Company may, upon thirty days prior written notice, redeem 1,815,000 warrants for $0.10 per share, in whole or in part, if our common stock closes with a bid price of at least $3.50 for any ten (10) out of fifteen (15) consecutive trading days.  An additional 1,000,000 warrants may be redeemed under the same terms if the above conditions are met plus the daily volume for the 20 consecutive trading days preceding the notice of redemption on the OTCBB or the principal exchange where the common stock is traded is in excess of 100,000 shares.  The structure of the note purchase agreement and the issuance of the convertible notes and warrants were determined through arm-length negotiations between us and the other parties involved and no material relationship existed between us and the other parties at that time.

The foregoing issuance of the shares of our common stock, the convertible promissory notes and the warrants described above were made in private transactions or private placements intending to meet the requirements of one or more exemptions from registration.  In addition to any noted exemption below, we relied upon Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  The investors were not solicited through any form of general solicitation or advertising, the transactions being non-public offerings, and the sales were conducted in private transactions where the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities; the shares were “restricted securities” in that they were both legended with reference to Rule 144 as such and the investors identified they were sophisticated as to the investment decision and in most cases we reasonably believed the investors were “accredited investors” as such term is defined under Regulation D based upon statements and information supplied to us in writing and verbally in connection with the transactions.  We have never utilized an underwriter for an offering of our securities and no sales commissions were paid to any third party in connection with the above-referenced sales.

EXHIBITS

3(i)	Articles of Incorporation**

3(ii)	Bylaws (Incorporated by reference from the Company’s Annual Report on Form 10KSB for the fiscal year ended March 31, 1996)

4.1
Form of Convertible Note Purchase Agreement dated as of December 13, 2004 (Incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 20, 2004)

4.2	Form of Senior Unsecured Convertible Note (Incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 20, 2004)

4.3	Form of Warrant (Incorporated by reference from Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on December 20, 2004)

4.4	Registration Rights Agreement dated as of December 13, 2004 (Incorporated by reference from Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Commission on December 20, 2004)

4.5
Form of Convertible Note Purchase Agreement dated as of April 5, 2007 (Incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 12, 2007)

4.6	Form of Senior Unsecured Convertible Note (Incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 12, 2007)

4.7	Form of Warrant (Incorporated by reference from Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 12, 2007)

4.8	Registration Rights Agreement dated as of April 7, 2005 (Incorporated by reference from Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Commission on April 12, 2007

10.1	Employment Agreement by and between Derek Downs and Cistera Networks, Inc. dated as of January 1, 2005**

10.2	Employment Agreement by and between Cynthia Garr and Cistera Networks, Inc. dated as of January 1, 2005**

10.3	Employment Agreement between Gregory Royal and Cistera Networks Canada, Inc. dated as of October 1, 2004**

10.4
Employment Agreement between Richard McDowell and Cistera Networks, Inc. dated as of March 12, 2008 (Incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 17, 2008)

5.1	Opinion of Colbert Johnston LLP**

6.1	License Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004)

23.1	Consent of Robison, Hill & Co.*

* Filed herewith
** Previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(a)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)          To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is being registered) and any deviation from the high or low end of the estimated maximum range, may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)          To include any additional or changed material information on the plan of distribution.

2.           For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.           File a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

4.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plano, State of Texas on May 23, 2008.

CISTERA NETWORKS, INC.

By:	/s/ Derek P. Downs	Date: June 2 , 2008
Derek P. Downs, Chief Executive Officer and
President

Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.

By:	/s/ Derek P. Downs	Date: June 9, 2008
Derek P. Downs, Chief Executive Officer,
President and Director

By:	/s/ Richard P. McDowell	Date: June 9, 2008
Richard P. McDowell, Executive Vice President and
Chief Financial Officer (principal financial officer)

By:	/s/ Lisa Anderson	Date: June 9, 2008
Lisa Anderson, Controller (principal accounting officer)

By:	/s/ Cynthia A. Garr	Date: June 9, 2008
Cynthia A. Garr, Director

By:	/s/ Gregory T. Royal	Date: June 9 , 2008
Gregory T. Royal, Director